                                                                   Exhibit 99.1

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                          CREDIT AGREEMENT dated as of

                                 July 21, 1999,

                          as amended and restated as of

                                November 20, 2003

                      as further amended and restated as of

                                 March 30, 2004

                                      among

                         ALLIED WASTE INDUSTRIES, INC.,

                        ALLIED WASTE NORTH AMERICA, INC.,

                            The Lenders Party Hereto,

                              JPMORGAN CHASE BANK,

                  as Administrative Agent and Collateral Agent,

                                       and

                          CITICORP NORTH AMERICA, INC.,

                              as Syndication Agent,

                               ------------------

          J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC.

                                       as

                   Joint Lead Arrangers and Joint Bookrunners

================================================================================

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                                                                  EXECUTION COPY

                                    THIRD AMENDMENT AND RESTATEMENT dated as of
                           March 30, 2004 (this "Amendment"), to the CREDIT AGREEMENT dated as of July 21, 1999, as amended and restated as of November 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ALLIED WASTE INDUSTRIES, INC. ("Allied Waste"), ALLIED WASTE NORTH AMERICA, INC. (the "Borrower"), the lenders party thereto (the "Lenders"), and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

                  A. Allied Waste and the Borrower have requested that the Credit Agreement be amended and restated to provide for a new tranche of Term Loans thereunder in an aggregate amount of $150,000,000 or such amount as may be subsequently specified by the Borrower in an aggregate amount not to exceed $175,000,000 (as defined herein, the "Tranche D Term Loans") and that such Tranche D Term Loans be provided by existing Lenders and other banks or financial institutions that become Lenders under the Credit Agreement (each such Person providing Tranche D Term Loans being referred to herein as a "Tranche D Lender"). In addition, Allied Waste and the Borrower intend to designate the RMI Subsidiaries (as defined below) as Unrestricted Subsidiaries pursuant to Section
6.16 of the Credit Agreement.

                  B. Allied Waste and the Borrower have also requested that, in connection with such amendment and restatement, the Lenders agree to modify certain provisions of the Credit Agreement, among other things, to permit certain refinancing transactions, affiliate transactions and intercompany investments.

                  C. The Required Lenders are willing to effect such amendment and restatement and the Tranche D Lenders are willing to grant the extension of credit contemplated hereby, in each case on the terms and subject to the conditions of this Amendment.

                  D. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended and restated hereby.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

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                                                                               2

                  SECTION 1. Amendment and Restatement of the Credit Agreement. The Credit Agreement is hereby amended and restated, effective as of the Amendment Effective Date (as defined below), in the form of the Credit Agreement immediately prior to the Amendment Effective Date with the following changes and revisions:

                  (a) Amendment of Section 1.01. Section 1.01 is hereby revised by:

                  (i) Inserting the following definitions in the appropriate alphabetical order therein:

                           "Assumed RMI Liabilities" means the insurance,
                  capping, closure, post-closure, environmental and related liabilities, including clean-up and remediation liabilities, that were assumed by the RMI Subsidiaries from the Borrower and Restricted Subsidiaries prior to the Third Amendment Effective Date.

                           "RMI Funding Operations" means the loan or advance of
                  funds by the Borrower or other Restricted Subsidiaries to the RMI Subsidiaries (or by the RMI Subsidiaries to the Borrower or other Restricted Subsidiaries) at such times and in such amounts as are necessary to provide for the payment by the RMI Subsidiaries of Assumed RMI Liabilities when and as they become due and payable.

                           "RMI Intercompany Notes" means the promissory notes
                  of the Borrower and/or other Restricted Subsidiaries held by the RMI Subsidiaries on the Third Amendment Effective Date.

                           "RMI Subsidiaries" means collectively, (i) BFI Energy
                  Systems of Boston, Inc., (ii) BFI Services Group, Inc., (iii) BFI Trans River (LP), Inc., (iv) BFI Energy Systems of Plymouth, Inc., (v) Browning-Ferris Industries Europe, Inc.,
                  (vi) Browning-Ferris Industries Asia Pacific, Inc. and (vii) Consolidated Processing, Inc.

                           "Third Amendment" means the Third Amendment and
                  Restatement, dated as of March 30, 2004, to this Agreement.

                           "Third Amendment Effective Date" means the date on
                  which the Third Amendment became effective in accordance with
                  Section 4 thereof.

                           "Tranche D Effective Date" means the date on which
                  the Tranche D Provisions, as such term is defined in the Third Amendment, became effective in accordance with Section 4 thereof.

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                                                                               3

                           "Tranche D Term Loan" means a Loan made on the
                  Tranche D Effective Date pursuant to Section 3 of the Third Amendment. Tranche D Term Loans are not Incremental Term Loans hereunder."

                  (ii) revising the definitions of the terms set forth below to read as follows:

                           "Lenders" means the Persons listed on Schedule 2.01,
                  on Schedule A to the Second Amendment and, effective as of the Tranche D Effective Date, on Schedule A to the Third Amendment (as appended to the Third Amendment on the Tranche D Effective
                  Date) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or otherwise ceases to have any Loans or Commitments hereunder. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders and the Tranche A Lenders.

                           "Loans" means the loans made by the Lenders to the
                  Borrower pursuant to this Agreement, including the Tranche B Term Loans and Tranche C Term Loans made pursuant to the Second Amendment and the Tranche D Term Loans made on the Tranche D Effective Date pursuant to the Third Amendment.

                           "Permitted Public Notes Refinancing Transaction"
                  means the issuance and sale for cash from time to time on or after August 1, 2003, of Qualifying Senior Secured Indebtedness and/or Qualifying Senior Unsecured Indebtedness pursuant to and subject to the limitations set forth in
                  Section 6.01(a)(xxiii), the Net Available Proceeds of which are intended by the Borrower to be applied to the Optional Repurchase of up to an equal principal amount of Refinanceable Public Notes; provided, however, that (i) a Financial Officer provides a written notice to the Administrative Agent, not later than the later of the Third Amendment Effective Date and the date two Business Days following the date on

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                                                                               4

                  which any such Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness, as the case may be, is issued, specifying in reasonable detail the material economic terms on which such Optional Repurchase with the Net Available Proceeds thereof is proposed to be effected and certifying the Borrower's intention to utilize the Net Available Proceeds of such issuance to consummate such Optional Repurchase not more than 150 days after the date on which such Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness, as the case may be, is issued and (ii) the full amount of the Net Available Proceeds from the issuance of such Qualifying Senior Secured Indebtedness and Qualifying Senior Unsecured Indebtedness, as the case may be (other than amounts theretofore applied to the Optional Repurchase of Refinanceable Public Notes) is, not later than the date that is 150 days after the date of the issuance thereof, applied to the prepayment of Term Loans pursuant to Section 2.11.

                           "Term Loan" means a Tranche B Term Loan, a Tranche C
                  Term Loan or a Tranche D Term Loan (or, as the context may require, any term loan made hereunder prior to the Second Amendment Effective Date).

                           "Term Loan Commitment" means, with respect to each
                  Term Lender, the commitment of such Term Lender to make Tranche B Term Loans or Tranche C Term Loans hereunder pursuant to Section 3 of the Second Amendment on the Second Amendment Effective Date or to make Tranche D Term Loans pursuant to Section 3 of the Third Amendment on the Tranche D Effective Date. The amount of each Term Lender's Term Loan Commitment to make Tranche B Term Loans and Tranche C Term Loans is set forth on Schedule A to the Second Amendment and to make Tranche D Term Loans is set forth on Schedule A to the Third Amendment (or, in either case, in the Assignment and Acceptance pursuant to which such Term Lender assumed its Term Loan Commitment). The aggregate amount of the Term Loan Commitments to make Tranche B Term Loans and Tranche C Term Loans on the Second Amendment Effective Date was $1,185,000,000 and $250,000,000, respectively, and the aggregate amount of Term Loan Commitments to make Tranche D Term Loans on the Tranche D Effective Date was $150,000,000 or such amount as will be subsequently specified by the Borrower in an aggregate amount not to exceed $175,000,000."

                  (iii) revising the definitions of the terms set forth below as follows:

                           (A) The first paragraph of "Applicable Margin" is
                  revised to read as follows:

                           "Applicable Margin" means, for any day (a) with
                  respect to any ABR Term Loan (except Tranche D Term Loans) (i) 1.75% per annum at such times when the then current Leverage Ratio is greater

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                                                                               5

                  than or equal to 4.25 to 1.00 and (ii) 1.50% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, (b) with respect to any Tranche D Term Loan that is an Loan, (i) 1.50% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to
                  1.00 and (ii) 1.25% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, (c) with respect to any Eurodollar Term Loan (except Tranche D Term Loans) or Tranche A Participation Fee, (i) 2.75% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 2.50% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, (d) with respect to any Tranche D Term Loan that is a Eurodollar Loan, (i) 2.50% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 2.25% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, and (e) with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, the applicable interest rate margin per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that the ABR Spread relating to Swingline Loans, whenever the Leverage Ratio is in Category 2, 3, 4 or 5, will be .25% lower than the ABR Spread reflected in the table below:"

                           (B) "Consolidated EBITDA" is revised by adding ", the
                  RMI Subsidiaries" after the term "Restricted Subsidiaries",

                           (C) "Consolidated Interest Expense" is revised by
                  adding ", the RMI Subsidiaries" after each instance of the term "Restricted Subsidiaries" and by adding ", any RMI Subsidiary after each instance of the term "any Restricted Subsidiary",

                           (D) "Consolidated Operating Income" is revised by
                  adding ", the RMI Subsidiaries" after the term "Restricted Subsidiaries", and

                           (E) "Excess Cash Flow" is revised by adding ", the
                  RMI Subsidiaries" after the first instance of the term "Restricted Subsidiaries" and in clause (v) replacing the word "and" with a comma after the word "Allied Waste" and by adding the term "and the RMI Subsidiaries" after the term "Restricted Subsidiaries".

                  (b) Amendment of Section 2.01. Section 2.01 is revised by changing clause (a) of the first sentence thereof to read as follows: "(a) each Term Lender has, pursuant to the Second Amendment and/or the Third Amendment,

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                                                                               6

agreed to make Term Loans to the Borrower on the Second Amendment Effective Date and/or the Tranche D Effective Date in an aggregate principal amount not exceeding its Term Loan Commitments with respect to Term Loans to be made on such dates and".

                  (c) Amendment of Section 2.08. Section 2.08(a) is revised by changing clause (i) of the first sentence thereof to read as follows: "(i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, (x) on the Second Amendment Effective Date, in the case of Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments and (y) on the Tranche D Effective Date, in the case of Tranche D Term Loan Commitments, and".

                  (d) Amendment of Section 2.10. Section 2.10(a) is revised by changing the first sentence thereof to read as follows:

         "The Borrower shall repay Term Borrowings in an aggregate principal amount of $20,000,000 on September 30 of each year, beginning on September 30, 2004."

                  (e) Amendment of Section 2.11. Section 2.11 is revised by:

                  (i) by adding the following text at the end of clause (i) in paragraph (c): "provided, further, however, that the Net Available Proceeds arising from sales of Securitization Assets in additional Securitizations effected after the Third Amendment Effective Date involving Third Party Securities not in excess of $125,000,000 may be applied to Optional Repurchases of Refinanceable Public Notes provided that (x) the amount of such Net Available Proceeds so utilized plus the amount of Qualifying Senior Secured Indebtedness issued after the Third Amendment Effective Date pursuant to Section 6.01(a)(xxiii) shall not exceed $500,000,000 less the amount of the Tranche D Term Loans and (y) 100% of such Net Available Proceeds arising from the sale of Securitization Assets which have not been applied to such Optional Repurchases by the 150th day following the date of their receipt shall be applied, not later than such 150th day, to the prepayment of Term Loans";

                  (ii) in clause (ii) of paragraph (c) thereof, replacing the reference to "$825,000,000" with a reference to "$1,425,000,000"; and

                  (iii) by adding a new sentence at the end of paragraph (f) to read as follows:

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                                                                               7

                                    "In the event that 100% of the proceeds of
                           the Tranche D Term Loans, less the amount of out-of-pocket costs and expenses incurred in connection with the Third Amendment and attributable to obtaining the Tranche D Term Loans, have not been used by the 150th day following the Tranche D Effective Date to effect Optional Repurchases of Refinanceable Indebtedness, then any such net proceeds not so applied shall be applied on such 150th day to prepay Term Loans hereunder."

                  (f) Amendment of Section 2.12. Section 2.12(d) is revised by inserting "(including Tranche D Term Loans)" immediately after the first reference to "Term Loans" therein.

                  (g) Amendment of Section 5.04. Section 5.04 is amended by adding the following paragraph at the end thereof:

                                    "Notwithstanding anything to the contrary in
                           paragraphs (a) or (b) of this Section, the Borrower may satisfy its obligations to deliver financial statements thereunder by delivering consolidated financial statements including the results of operations, assets and liabilities of consolidated Unrestricted Subsidiaries that are Insurance Subsidiaries or RMI Subsidiaries."

                  (h) Amendment of Section 5.16. Section 5.16 is revised by replacing all text following the first sentence thereof with the following:

         "The proceeds of the Revolving Loans and Swingline Loans made after the Restatement Effective Date will be used only for Optional Repurchases of the 7.88% Notes, Permitted Acquisitions, Investments permitted by
         Section 6.05, the payment of premiums, accrued interest, and fees and expenses in connection with any Permitted Refinancing Transaction or Permitted Public Notes Refinancing Transaction allowed hereunder or any Optional Repurchase of Refinanceable Indebtedness with the proceeds of Original Tranche C Term Loans or of Tranche D Term Loans permitted hereby, and for general corporate purposes, including working capital. The proceeds of the Original Tranche C Term Loans and of Tranche D Term Loans will be used solely to effect Optional Repurchases of Refinanceable Indebtedness or to prepay Term Loans as required by
         Section 2.11(f). The proceeds of Original Tranche C Term Loans or Tranche D Term Loans or of other issuances of Indebtedness which are required or permitted by this Agreement to be applied to the refinancing or repayment of other Indebtedness may be used to temporarily prepay Revolving Loans pending such application and may be subsequently reborrowed as Revolving Loans (subject to satisfaction of applicable conditions) and applied to such

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                                                                               8

         refinancing or repayment, and any such reborrowing and application will be deemed a use of such original proceeds for purposes hereof. Letters of Credit will be used solely to support payment obligations incurred in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Board."

                  (i) Amendment of Section 6.01. Section 6.01(a) is revised by:

                  (i) in clause (viii), replacing the reference to "$250,000,000" with a reference to "$375,000,000"; and

                  (ii) changing clause (xxiii) to read as follows:

                  "(xxiii) Qualifying Senior Secured Indebtedness (in addition to that permitted pursuant to clauses (xiii) and (xv) above) and Qualifying Senior Unsecured Indebtedness (x) issued after August 1, 2003, and on or prior to March 30, 2004 in Permitted Public Notes Refinancing Transactions or (y) issued after March 30, 2004 in Permitted Public Notes Refinancing Transactions in an aggregate principal amount for this clause (y) not in excess of $1,100,000,000, provided that the aggregate principal amount of Qualifying Senior Secured Indebtedness issued pursuant to this clause (y) shall not exceed $500,000,000 less amount of Tranche D Loans minus the amount of Net Available Proceeds from Securitizations utilized to effect Optional Repurchases in accordance with Section 6.06(g) and Section 2.11(c) and, provided further, that, in the case of any issuance of Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness issued pursuant to this clause (xxiii), the Net Available Proceeds thereof not applied to the repurchase of Refinanceable Public Notes shall be applied to the prepayment of Term Loans as required by Section 2.11."

                  (j) Amendment of Section 6.05. Section 6.05 is revised by:

                  (i) inserting "and (r)" in the parenthetical in the last sentence of clause (a) after the words "clause (h)",

                  (ii) deleting the word "and" at the end of clause (p), replacing the period with "; and" in clause (q), and adding a new clause (r) immediately after clause (q) to read as follows:

                           "(r) investments by the Borrower and Restricted
                  Subsidiaries in the RMI Subsidiaries consisting of the RMI Intercompany Notes, loans and advances pursuant to the RMI Funding Operations and the purchase of existing minority equity interest in the RMI Subsidiaries pursuant to put and call arrangements existing on the Third Amendment Effective Date (which put and call arrangements may be extended as may be determined by the Borrower in connection with settlement negotiations in respect thereof)."

                  (k) Amendment of Section 6.06. Section 6.06(g) is revised by adding at the end of clause (iv) the following: ", except to the extent applied to Optional Repurchases to the extent permitted by Section 2.11(c)".

                  (l) Amendment of Section 6.09. Section 6.09(c) is revised by replacing the word "or" at the end of clause (vii) with a comma, and inserting the following immediately after the reference to "Section 6.08" in clause
(viii): "or (ix) (A) RMI Funding Operations, Assumed RMI Liabilities and RMI Intercompany Notes, (B) management agreements pursuant to which RMI Subsidiaries manage liabilities of the Borrower or other Restricted Subsidiaries, corporate services arrangements for the benefit of the RMI Subsidiaries and other transactions reasonably related or incidental to the foregoing transactions referred to in this clause (ix) in each case in the ordinary course and in a manner consistent with past practices and (C) management agreements entered into after the Third Amendment Effective Date pursuant to which RMI Subsidiaries manage liabilities of the Borrower or other Restricted Subsidiaries on a fee for services basis."

                  (m) Amendment of Section 6.11. Section 6.11(a) is revised by:

                  (i) deleting the proviso in clause (v) thereof; and

                  (ii) adding the following clauses (s) and (t) immediately prior to clause (u):

                           "(s) Optional Repurchases of the Borrower's 7.88%
                  Notes with the proceeds of the Revolving Loans,";

                           "(t) Optional Repurchases of Refinanceable
                  Indebtedness with Net Available Proceeds received from the issuance and sale of common stock of Allied Waste after March 30, 2004, provided that such Optional Repurchases are effected not later than 150 days after receipt of such Net Available Proceeds,";

                  (n) Amendment of Section 6.16. Section 6.16 is revised by adding the following proviso at the end of the last sentence thereof:

                  "; provided, however, that any RMI Subsidiary may be redesignated as a Restricted Subsidiary if such RMI Subsidiary is a wholly owned subsidiary of the Borrower and the Borrower delivers to the Agent written notice of such redesignation and a certificate of a Financial Officer stating that no Event of Default has occurred and is continuing after giving effect to such redesignation."

                  (o) Exhibit A of the Credit Agreement is revised by adding a reference to "Tranche D Term Loans:" on the second page thereof after the existing references to "Tranche B Term Loans:" and "Tranche C Term Loans:".

                  SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower and Allied Waste represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date and the Tranche D Effective Date:

                  (a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement as amended and restated hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (b) The representations and warranties set forth in Article III of the Credit Agreement are, after giving effect to this Amendment (and, in the case of the representations and warranties made as of the Tranche D Effective Date, the making of the Tranche D Term Loans), true and correct in all material respects on and as of the Amendment Effective Date and the Tranche D Effective Date, as applicable, with the same effect as though made on and as of the Amendment Effective Date and the Tranche D Effective Date, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).

                  (c) No Default or Event of Default has occurred and is continuing.

                  SECTION 3. Tranche D Term Loans. (a) Subject to the terms and conditions set forth herein, each Tranche D Term Lender agrees to make Tranche D Term Loans to the Borrower on the Tranche D Effective Date in a principal amount equal to such Lender's Tranche D Term Loan Commitment set forth on Schedule A to this Amendment; provided that such commitments of the Tranche D Term Lenders are several and no Lender shall be responsible for any other Lender's failure to make Tranche D Term Loans.

                  (b) The obligations of each Tranche D Term Lender to make Tranche D Term Loans on the Tranche D Effective Date is subject to the satisfaction of the following conditions:

                  (i) The conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied on and as of the Tranche D Effective Date, and the Tranche D Term Lenders shall have received a certificate of a Financial Officer, dated the Tranche D Effective Date, to such effect;

                  (ii) The Administrative Agent shall have received favorable legal opinions of (A) Latham & Watkins LLP, special counsel to the Loan Parties, and (B) Steven M. Helm, General Counsel of Allied Waste, in each case addressed to the Tranche D Lenders and dated the Tranche D Effective Date, covering such matters relating to the Tranche D Term Loans, this Amendment, the Credit Agreement as amended and restated hereby, and the other Loan Documents and security interests thereunder as the Administrative Agent may reasonably request, which opinions shall be reasonably satisfactory to the Administrative Agent; and

                  (iii) The conditions to effectiveness of this Amendment set forth in Section 4 hereof shall have been satisfied.

                  SECTION 4. Effectiveness. This Amendment and the amendment and restatement of the Credit Agreement effected hereby shall become effective as of the first date (the "Amendment Effective Date") on which the following conditions have been satisfied:

                  (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) Allied Waste, (ii) the Borrower, (iii) the Required Lenders and (iv) the Administrative Agent;

                  (b) The Administrative Agent shall have received for each of Allied Waste, the Borrower and each other Material Loan Party, a certificate of the Secretary or an Assistant Secretary of such Material Loan Party, dated the Amendment Effective Date and certifying that attached thereto is a true and complete copy of resolutions (or consent by members or partners, where applicable, to the extent required) duly adopted by the board of directors (or members or partners, where applicable) of such Material Loan Party authorizing the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby, and the amendment of any other Loan Documents to which it is party required to be amended hereby; and

                  (c) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it confirms that it consents to this Amendment and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended and restated hereby, and the Obligations thereunder.

                  Notwithstanding the foregoing, the revision of the term "Applicable Margin" and the provisions of paragraphs (b), (c), (d), (e)(iii),
(f) and (o) of Section 1 of this Amendment (the "Tranche D Provisions") shall not become effective until the first date (the "Tranche D Effective Date") on which the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of each Tranche D Term Lender and the conditions to the making of the Tranche D Term Loans set forth in Section 3(b) hereof shall have been satisfied.

                  SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Allied Waste to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

                  (b) For ease of reference, the Credit Agreement, in the form amended and restated hereby, is attached as Exhibit A hereto.

                  SECTION 6. Costs and Expenses. The Borrower and Allied Waste, jointly and severally, agree to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

                  SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this

Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                         ALLIED WASTE INDUSTRIES, INC.,

                                             by
                                                ________________________________
                                                Name:
                                                Title:

                                         ALLIED WASTE NORTH AMERICA, INC.,

                                             by
                                                ________________________________
                                                Name:
                                                Title:

                                         JPMORGAN CHASE BANK,
                                         individually and as Administrative
                                         Agent and Collateral Agent,

                                             by
                                                ________________________________
                                                Name:
                                                Title:

                                                               SIGNATURE PAGE TO
                                                 THIRD AMENDMENT AND RESTATEMENT
                                                     DATED AS OF MARCH 30, 2004,
                                            TO THE ALLIED WASTE CREDIT AGREEMENT
                                           DATED AS OF JULY 21, 1999, AS AMENDED
                                            AND RESTATED AS OF NOVEMBER 20, 2003

To approve Third Amendment and
Restatement:

Name of Institution:

        _______________________________

        by_____________________________
            Name:
            Title:

                                                                      Schedule A
                                                               to Third Amendent
                                                                 and Restatement

                        Tranche D Term Loan Commitements

                                                Tranche D
Lender                                     Term Loan Commitment

                                                                       EXHIBIT A
                                             COMPOSITE COPY REFLECTING AMENDMENT
                                            AND RESTATEMENT AS OF MARCH 30, 2004

================================================================================

                          CREDIT AGREEMENT dated as of

                                 July 21, 1999,

                          as amended and restated as of

                                 March 30, 2004

                                      among

                         ALLIED WASTE INDUSTRIES, INC.,

                        ALLIED WASTE NORTH AMERICA, INC.,

                            The Lenders Party Hereto,

                              JPMORGAN CHASE BANK,

                  as Administrative Agent and Collateral Agent,

                          CITICORP NORTH AMERICA, INC.,

                              as Syndication Agent,

                                       and

                         UBS AG, CAYMAN ISLANDS BRANCH,

                           CREDIT SUISSE FIRST BOSTON,
                               ACTING THROUGH ITS
                             CAYMAN ISLANDS BRANCH,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                           as Co-Documentation Agents

                    ----------------------------------------

         J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC.,

                                       as

                   Joint Lead Arrangers and Joint Bookrunners

================================================================================

                                                                                                        Page

                                                  ARTICLE I

                                                 Definitions

SECTION 1.01. Defined Terms ........................................................................      2
SECTION 1.02. Classification of Loans and Borrowings ...............................................     47
SECTION 1.03. Terms Generally ......................................................................     47
SECTION 1.04. Accounting Terms; GAAP ...............................................................     48

                                                 ARTICLE II

                                                 The Credits

SECTION 2.01. Commitments ..........................................................................     48
SECTION 2.02. Loans and Borrowings .................................................................     49
SECTION 2.03. Requests for Borrowings ..............................................................     49
SECTION 2.04. Swingline Loans ......................................................................     50
SECTION 2.05. Letters of Credit ....................................................................     52
SECTION 2.06. Funding of Borrowings ................................................................     59
SECTION 2.07. Interest Elections ...................................................................     60
SECTION 2.08. Termination and Reduction of Commitments; Return of Tranche A Credit-Linked Deposits .     61
SECTION 2.09. Repayment of Loans; Evidence of Debt .................................................     62
SECTION 2.10. Amortization of Term Loans and Tranche A Credit-Linked Deposits ......................     63
SECTION 2.11. Prepayment of Loans ..................................................................     64
SECTION 2.12. Fees .................................................................................     68
SECTION 2.13. Interest .............................................................................     69
SECTION 2.14. Alternate Rate of Interest ...........................................................     70
SECTION 2.15. Increased Costs ......................................................................     71
SECTION 2.16. Break Funding Payments ...............................................................     72
SECTION 2.17. Taxes ................................................................................     73
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs ...........................     76
SECTION 2.19. Mitigation Obligations; Replacement of Lenders .......................................     77
SECTION 2.20. Credit-Linked Deposit Account ........................................................     78
SECTION 2.21. Incremental Term Loans ...............................................................     79
SECTION 2.22. Funded Letter of Credit Facility .....................................................     81

                                                 ARTICLE III

                                       Representations and Warranties

SECTION 3.01. Organization; Powers .................................................................     83
SECTION 3.02. Authorization ........................................................................     83
SECTION 3.03. Enforceability .......................................................................     84
SECTION 3.04. Governmental Approvals ...............................................................     84
SECTION 3.05. Financial Statements .................................................................     84
SECTION 3.06. No Material Adverse Change ...........................................................     85
SECTION 3.07. Title to Properties; Possession Under Leases .........................................     85
SECTION 3.08. Subsidiaries; Other Equity Investments ...............................................     85
SECTION 3.09. Litigation; Compliance with Laws .....................................................     86
SECTION 3.10. Agreements ...........................................................................     86
SECTION 3.11. Federal Reserve Regulations ..........................................................     86

SECTION 3.12. Investment Company Act; Public Utility Holding Company Act ...........................     86
SECTION 3.13. Tax Returns ..........................................................................     87
SECTION 3.14. No Material Misstatements ............................................................     87
SECTION 3.15. Employee Benefit Plans ...............................................................     87
SECTION 3.16. Environmental Matters ................................................................     88
SECTION 3.17. Insurance ............................................................................     89
SECTION 3.18. Labor Matters ........................................................................     89
SECTION 3.19. Solvency .............................................................................     89
SECTION 3.20. Intellectual Property ................................................................     89
SECTION 3.21. Senior Indebtedness ..................................................................     90
SECTION 3.22. Security Interests ...................................................................     90

                                                 ARTICLE IV

                                                 Conditions

SECTION 4.01. Restatement Effective Date ...........................................................     91
SECTION 4.02. Each Credit Event ....................................................................     95
SECTION 4.03. Determinations Under Section 4.01 ....................................................     95

                                                  ARTICLE V

                                            Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties .................................................     96
SECTION 5.02. Insurance ............................................................................     96
SECTION 5.03. Obligations and Taxes ................................................................     97
SECTION 5.04. Financial Statements, Reports, Etc ...................................................     98
SECTION 5.05. Litigation and Other Notices .........................................................    100
SECTION 5.06. Employee Benefits ....................................................................    100
SECTION 5.07. Maintaining Records; Access to Properties and Inspections ............................    101
SECTION 5.08. Environmental Laws ...................................................................    101
SECTION 5.09. Preparation of Environmental Reports .................................................    102
SECTION 5.10. Further Assurances ...................................................................    102
SECTION 5.11. Compliance with Terms of Leaseholds ..................................................    104
SECTION 5.12. Performance of Material Agreements ...................................................    104
SECTION 5.13. Information Regarding Collateral .....................................................    104
SECTION 5.14. Casualty and Condemnation ............................................................    105
SECTION 5.15. Compliance with Laws .................................................................    105
SECTION 5.16. Use of Proceeds and Letters of Credit ................................................    105
SECTION 5.17. Interest Rate Protection .............................................................    105
SECTION 5.18. Delivery of Collateral ...............................................................    106
SECTION 5.19. Termination of Liens .................................................................    106

                                                 ARTICLE VI

                                             Negative Covenants

SECTION 6.01. Indebtedness; Certain Equity Securities ..............................................    107
SECTION 6.02. Liens ................................................................................    110
SECTION 6.03. No Other Negative Pledge .............................................................    113
SECTION 6.04. Sale and Lease-Back Transactions .....................................................    113
SECTION 6.05. Investments, Loans, Guarantees and Acquisitions ......................................    113
SECTION 6.06. Mergers, Consolidations, Sales of Assets and Acquisitions ............................    116

SECTION 6.07.         Hedging Agreements...............................................................   118
SECTION 6.08.         Restricted Payments; Certain Payments of Indebtedness............................   118
SECTION 6.09.         Transactions with Affiliates.....................................................   121
SECTION 6.10.         Business of Allied Waste, Borrower and Subsidiaries..............................   122
SECTION 6.11.         Other Indebtedness and Agreements................................................   123
SECTION 6.12.         Amendment of Material Documents..................................................   124
SECTION 6.13.         Interest Coverage Ratio..........................................................   124
SECTION 6.14.         Leverage Ratio...................................................................   125
SECTION 6.15.         Capital Expenditures.............................................................   125
SECTION 6.16.         Designation of Unrestricted Subsidiaries.........................................   126
SECTION 6.17.         Commingling of Accounts..........................................................   126

                                                 ARTICLE VII

                                       Events of Default; Right To Cure

SECTION 7.01.         Events of Default................................................................   126
SECTION 7.02.         Borrower's Right to Cure.........................................................   130

                                                ARTICLE VIII

                                          The Administrative Agent

                                                 ARTICLE IX

                                                Miscellaneous

SECTION 9.01.         Notices..........................................................................   133
SECTION 9.02.         Waivers; Amendments..............................................................   133
SECTION 9.03.         Expenses; Indemnity; Damage Waiver...............................................   136
SECTION 9.04.         Successors and Assigns...........................................................   138
SECTION 9.05.         Survival.........................................................................   144
SECTION 9.06.         Counterparts; Integration; Effectiveness.........................................   144
SECTION 9.07.         Severability.....................................................................   144
SECTION 9.08.         Right of Setoff..................................................................   145
SECTION 9.09.         Governing Law; Jurisdiction; Consent to Service of Process.......................   145
SECTION 9.10.         WAIVER OF JURY TRIAL.............................................................   146
SECTION 9.11.         Headings.........................................................................   146
SECTION 9.12.         Confidentiality..................................................................   146
SECTION 9.13.         Interest Rate Limitation.........................................................   147
SECTION 9.14.         Securitization Vehicles..........................................................   147

SCHEDULES:

Schedule 2.01            --      Commitments; Tranche A Credit-Linked Deposits

Schedule 2.05            --      Existing Letters of Credit

Schedule 3.07            --      Landfills

Schedule 3.08            --      Subsidiaries; Equity Investments

Schedule 3.09            --      Litigation

Schedule 3.15            --      Employee Benefit Plans

Schedule 3.16            --      Environmental Matters

Schedule 3.17            --      Insurance

Schedule 6.01            --      Existing Indebtedness

Schedule 6.02(a)         --      Existing Liens

Schedule 6.02(b)         --      Existing Liens To Be Released

Schedule 6.05            --      Investments

Schedule 6.08            --      Required Joint Venture Restricted Payments

EXHIBITS:

Exhibit A                --      Form of Assignment and Acceptance

Exhibit B                --      Form of Amended and Restated Collateral
                                 Trust Agreement

Exhibit C                --      Form of Amended and Restated Indemnity,
                                 Subrogation and Contribution Agreement

Exhibit D                --      Form of Amended and Restated Non-Shared
                                 Collateral Pledge Agreement

Exhibit E                --      Form of Amended and Restated Non-Shared
                                 Collateral Security Agreement

Exhibit F                --      Form of Amended and Restated Parent
                                 Guarantee Agreement

Exhibit G-1              --      Form of Non-Shared Collateral Perfection
                                 Certificate

Exhibit G-2              --      Form of Shared Collateral Perfection
                                 Certificate

Exhibit H                --      Form of Amended and Restated Shared
                                 Collateral Pledge Agreement

Exhibit I                --      Form of Amended and Restated Shared
                                 Collateral Security Agreement

Exhibit J                --      Form of Amended and Restated Subsidiary
                                 Guarantee Agreement

Exhibit K-1              --      Form of Legal Opinion of Latham & Watkins LLP

Exhibit K-2              --      Form of Legal Opinion of Steven M. Helm

Exhibit L                --      Form of Portfolio Exemption Certificate

                                    CREDIT AGREEMENT dated as of July 21, 1999,
                           as amended and restated as of August 20, 2003, among ALLIED WASTE INDUSTRIES, INC., ALLIED WASTE NORTH AMERICA, INC., the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent, CITICORP NORTH AMERICA, INC., as Syndication Agent, and UBS AG, CAYMAN ISLANDS BRANCH, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Co-Documentation Agents.

                  On the Effective Date (such term and each other capitalized term used but not otherwise defined in this preamble having the meaning assigned to it in Article I below), the Borrower, Allied Waste, the Administrative Agent and certain of the Lenders entered into this Agreement pursuant to which certain of the Lenders thereunder agreed to extend credit to the Borrower on a revolving credit basis and to make term loans to the Borrower. The parties hereto desire to amend this Agreement and to restate it in its entirety giving effect to such amendment.

                  Between March 1, 2003 and April 15, 2003, Allied Waste and the Borrower consummated a series of transactions pursuant to which (a) Allied Waste issued common stock in an underwritten public offering (the "Common Equity Offering") for aggregate gross cash proceeds of $100,000,000, (b) Allied Waste issued its 6-1/4% Series C Senior Mandatory Convertible Preferred Stock in a public offering (the "Mandatory Convertible Offering", and together with the Common Equity Offering, the "Equity Offerings") for aggregate gross cash proceeds of $345,000,000, (c) the Borrower issued $450,000,000 aggregate principal amount of 7?% Senior Notes due 2013 (the "2003 Senior Notes") in a public offering (the "Senior Note Offering") and (d) a Securitization Vehicle issued Third Party Securities in an aggregate principal amount of $149,000,000 in connection with a Securitization (the "March 2003 Securitization"). On the Restatement Effective Date, (a) this Agreement will be amended and restated in the form hereof and (b) all loans outstanding under the Original Credit Agreement will be repaid and the lending commitments under the Original Credit Agreement will be replaced by the Commitments. The Equity Offerings, the Senior Note Offering, the March 2003 Securitization, the amendment and restatement of this Agreement and the repayment of loans and replacement of commitments under the Original Credit Agreement shall be collectively referred to herein as the "Recapitalization".

                  The Borrower has requested the Lenders to extend credit hereunder in the form of Term Loans to be made on the Restatement Effective Date in an aggregate principal amount of $1,200,000,000, Tranche A Credit-Linked Deposits to be made on the Restatement Effective Date in an aggregate amount of $200,000,000, Revolving Loans, Revolving Letters of Credit and Swingline Loans to be made or issued at any time and from time to time on or after the Restatement Effective Date and prior to the Revolving Maturity Date in an aggregate principal or face amount at any time outstanding not in excess of $1,500,000,000 and Tranche A Letters of Credit to be issued at any time and from time to time on and after the Restatement Effective Date and prior to the Tranche A Maturity Date in an aggregate amount at any time outstanding not in excess of $200,000,000, (subject to the limitations set forth herein).

                  The proceeds of the Term Loans and the Revolving Loans made on the Restatement Effective Date will be used, together with the proceeds of the Equity Offerings, the March 2003 Securitization and the Senior Note Offering,
(i) to repay all amounts due or outstanding under the Original Credit Agreement on the Restatement Effective Date and (ii) to pay fees and expenses incurred in connection with the Transactions. The proceeds of Revolving Loans and Swingline Loans made after the Restatement Effective Date will be used solely for general corporate purposes. Letters of Credit will be used solely to support payment obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business.

                  The Lenders and the Swingline Lenders are willing to extend such credit and the Issuing Banks are willing to issue Letters of Credit on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree that this Agreement shall, upon satisfaction of the conditions set forth in Section 4.01, be amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquired Business" means (a) any Person substantially all of the capital stock or other ownership interests of which is acquired after the date hereof by Allied Waste and/or a Restricted Subsidiary and (b) any assets constituting a discrete business or operating unit acquired on or after the date hereof by Allied Waste or a Restricted Subsidiary, in each case in accordance with the terms of this Agreement.

                  "Acquired Indebtedness" means Indebtedness of an Acquired Business outstanding on the date such Acquired Business was acquired by Allied Waste and/or one of its Restricted Subsidiaries.

                  "Acquisition Consideration" means, with respect to any acquisition, the aggregate amount of consideration paid by the members of the Allied Group in connection therewith, including, without limitation (but without duplication):

                  (1) the aggregate amount of cash paid and the aggregate fair market value of noncash property delivered by members of the Allied Group in connection with such acquisition;

                  (2) the aggregate amount of Indebtedness retained by the Acquired Business; and

                  (3) the aggregate amount of Indebtedness of the Acquired Business or the sellers thereof (other than those referred to in clause
         (2) above) assumed by the members of the Allied Group in connection with such acquisition,

but in any event shall exclude (x) common stock, Preferred Stock (other than Cash-Pay Preferred Stock) and other Non-Cash-Pay Equity Interests issued by Allied Waste in connection with such acquisition, (y) payment obligations of members of the Allied Group based on post-acquisition performance of the Acquired Business and (z) liabilities for which members of the Allied Group have received indemnification or other financial assurances from or on behalf of the transferor (so long as the obligors on such indemnification or other financial assurances are, in the reasonable opinions of the Initial Lenders and the Borrower, creditworthy).

                  "Additional Funded LC Amendment" has the meaning set forth in
Section 2.22.

                  "Additional Funded LC Commitment" has the meaning set forth in
Section 2.22.

                  "Additional Funded LC Facility" has the meaning set forth in
Section 2.22.

                  "Additional Funded LC Facility Notice" has the meaning set forth in Section 2.22.

                  "Additional Funded LC Lender" has the meaning assigned to such term in Section 2.22.

                  "Additional Funded LC Offer Period" has the meaning set forth in Section 2.22.

                  "Additional Term Loan Lender" has the meaning assigned to such term in Section 2.21.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent and collateral agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Allied Group" means, collectively, Allied Waste and Allied Waste's Restricted Subsidiaries (including, without limitation, the Borrower), and a "member" of the Allied Group means Allied Waste and each of Allied Waste's Restricted Subsidiaries.

                  "Allied Guarantee" means the supplemental indenture dated as of July 21, 1999 among Allied Waste, AWNA and JPMorgan Chase Bank (formerly Chase Bank of Texas, N.A.), as Trustee, pursuant to which Allied Waste and AWNA guarantee the BFI Indenture Debt.

                  "Allied Waste" means Allied Waste Industries, Inc., a Delaware corporation.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.

                  "Apollo" means Apollo Management IV, L.P. or its Permitted Transferees (exclusive of the Allied Group).

                  "Applicable Margin" means, for any day (a) with respect to any ABR Term Loan (except Tranche D Term Loans) (i) 1.75% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 1.50% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, (b) with respect to any Tranche D Term Loan that is an ABR Loan, (i) 1.50% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 1.25% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, (c) with respect to any Eurodollar Term Loan (except Tranche D Term Loans) or Tranche A Participation Fee, (i) 2.75% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 2.50% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00,
(d) with respect to any Tranche D Term Loan that is a Eurodollar Loan, (i) 2.50% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 2.25% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, and (e) with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, the applicable interest rate margin per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that the ABR Spread relating to Swingline Loans, whenever the Leverage Ratio is in Category 2, 3, 4 or 5, will be .25% lower than the ABR Spread reflected in the table below:

                                                      ABR                        Eurodollar
             Leverage Ratio:                         Spread                        Spread
-------------------------------------------------------------------------------------------
                Category 1                           2.25%                         3.25%
  Greater than or equal to 5.25 to 1.00
-------------------------------------------------------------------------------------------
                Category 2                           2.00%                         3.00%
Greater than or equal to 4.75 to 1.00 but
          less than 5.25 to 1.00
-------------------------------------------------------------------------------------------
                Category 3                           1.75%                         2.75%
Greater than or equal to 4.25 to 1.00 but
          less than 4.75 to 1.00
-------------------------------------------------------------------------------------------
                Category 4                           1.50%                         2.50%
Greater than or equal to 3.75 to 1.00 but
          less than 4.25 to 1.00
-------------------------------------------------------------------------------------------
                Category 5                           1.25%                         2.25%
          Less than 3.75 to 1.00

                  For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon Allied Waste's Consolidated financial statements delivered pursuant to Section 5.04(a) or (b) and (ii) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such Consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the Consolidated financial statements required to be delivered by it pursuant to Section 5.04(a) or (b), during the period from and including the last date for timely delivery thereof (without regard to any applicable grace period) until the date on which such Consolidated financial statements are delivered.

                  "Applicable Percentage" means, (a) with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment and (b) with respect to any Tranche A Lender, the percentage of the Total Tranche A Credit-Linked Deposit represented by such Lender's Tranche A Credit-Linked Deposit. If the Revolving Commitments have terminated or expired, the Applicable Percentages with respect to any Revolving Lender shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments. If the Tranche A Credit-Linked Deposits shall have been applied in full to reimburse Tranche A LC Disbursements, the Applicable Percentage with respect to any Tranche A Lender shall be determined based upon the Total Tranche A Credit-Linked Deposit most recently in effect, giving effect to any assignments.

                  "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale" means any sale, lease, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired, whether in one transaction or a series of related transactions and whether by way of merger or otherwise) by any member of the Allied Group, including, without limitation, any such sale, assignment, transfer or other disposition of any capital stock or other ownership interests of any of Allied Waste's Subsidiaries and any sale or securitization of accounts receivable (other than assignments of accounts receivable for purposes of collection in the ordinary course of business), but excluding dispositions of obsolete inventory or equipment and sales of inventory and equipment, in each case, in the ordinary course of business.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Assumed RMI Liabilities" means the insurance, capping, closure, post-closure, environmental and related liabilities, including clean-up and remediation liabilities, that were assumed by the RMI Subsidiaries from the Borrower and Restricted Subsidiaries prior to the Third Amendment Effective Date.

                  "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value (computed in accordance with GAAP as if the obligations incurred in connection with such Sale and Leaseback Transaction were Capital Lease Obligations) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination. Any determination of any rate implicit in the terms of the lease included in such Sale and Leaseback Transaction made in accordance with generally accepted financial practices by the Borrower shall be binding and conclusive absent manifest error.

                  "AWNA" means the Borrower.

                  "AWNA-BFI Subsidiaries" means the limited liability companies that are Subsidiaries of AWNA, but not of BFI, and that became parties to the Shared Collateral Security Agreement in connection with the transfer to them in July 2002 of certain assets and businesses owned by BFI and its Subsidiaries.

                  "AWNA Senior Note Indenture" means the Indenture dated as of December 23, 1998, among AWNA, Allied Waste, various Subsidiaries, and U.S. Bank Trust National Association, as Trustee, including all amendments thereto and all supplements thereto (other than any 2001 Indenture), as in effect on the Restatement Effective Date, and as thereafter amended or supplemented in accordance with the provisions of this Agreement.

                  "AWNA Senior Notes" means the senior notes of AWNA issued pursuant to the AWNA Senior Note Indenture.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of this Agreement and the other Loan Documents in respect of the Obligations, as amended from time to time, including principal, premium, (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Benchmark LIBOR Rate" shall have the meaning assigned to such term in Section 2.20(b).

                  "BFI" means Browning-Ferris Industries, Inc., a Delaware corporation.

                  "BFI Indenture" means the Restated Indenture dated as of September 1, 1991, between BFI and JPMorgan Chase Bank (formerly Chase Bank of Texas, N.A.), as successor trustee to First City Texas-Houston, N.A., including all supplements, amendments and modifications thereto, as in effect on the Restatement Effective Date, and as thereafter amended in accordance with the provisions of this Agreement.

                  "BFI Indenture Debt" means the senior notes of BFI issued pursuant to the BFI Indenture and outstanding on the Restatement Effective Date.

                  "Blackstone" means the collective reference to (i) Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership, and Blackstone Family Investment Partnership II L.P., a Cayman Islands limited partnership (each of the foregoing, a "Blackstone Fund") and (ii) each Affiliate of any Blackstone Fund that is not an operating company or Controlled by an operating company and each general partner of any Blackstone Fund or any Blackstone Affiliate who is a partner or employee of The Blackstone Group L.P.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Allied Waste North America, Inc., a Delaware corporation.

                  "Borrower's Portion of Excess Cash Flow" in respect of any Excess Cash Flow Calculation Period means 50% of Excess Cash Flow for such period.

                  "Borrowing" means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Phoenix, Arizona are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by Allied Waste or any of its Restricted Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs unless such repairs are required to be capitalized in accordance with GAAP) during such period computed in accordance with GAAP; provided that Capital Expenditures shall not include
(a) expenditures classified as Permitted Acquisitions, (b) expenditures made by an Acquired Business prior to the time such Acquired Business was acquired by Allied Waste or any of its Restricted Subsidiaries pursuant to a Permitted Acquisition, (c) expenditures made with the proceeds of condemnation awards or insurance for fixed assets, plant and equipment, (d) expenditures made to acquire capital assets made with the proceeds of Asset Sales not required to be applied to the mandatory prepayment of Loans hereunder, (e) interest capitalized during such period, (f) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding Allied Waste or any Restricted Subsidiary) and for which neither Allied Waste nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) and (g) the book value of any asset owned by such Person prior to or during such period to the extent such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" means Permitted Investments.

                  "Cash-Pay Preferred Stock" means (a) for purposes of the definition of Consolidated Interest Expense, Preferred Stock of any member of the Allied Group that by its terms requires the periodic payment of cash dividends or in respect of which the issuer has declared or paid cash dividends and (b) for all other purposes (including the definitions of Indebtedness and Total Indebtedness), Preferred Stock of any member of the Allied Group to the extent that (i) such member of the Allied Group has undertaken to redeem or repurchase for cash or other assets (other than common stock or Preferred Stock of Allied Waste which, in the case of such Preferred Stock, is Non-Cash-Pay at such time) at a fixed or determinable date or dates prior to the date that is six months after the Term Loan Maturity Date, whether by operation of a sinking fund or otherwise or (ii) such Preferred Stock is required by its terms to be repurchased or redeemed for cash or other assets (other than common stock or Preferred Stock of Allied Waste which, in the case of such Preferred Stock, is Non-Cash-Pay at such time) by such member of the Allied Group on any date or dates prior to the date that is six months after the Term Loan Maturity Date at the option of the holder thereof or upon the occurrence of a condition or event not solely within the control of such member of the Allied Group (other than, in each such case, upon the occurrence of a change in control of such member of the Allied Group or any Affiliate thereof).

                  "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its subsidiaries receives insurance proceeds, proceeds of a condemnation award or other compensation to the extent that such proceeds or other compensation exceeds $10,000,000 with respect to any individual event or $25,000,000 with respect to all such events, in each case in any calendar year.

                  "Change in Control" means:

                  (a) any Person or group (other than Apollo or Blackstone) (within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof) shall have acquired, directly or indirectly, beneficial ownership of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Allied Waste;

                  (b) a majority of the seats (other than vacant seats) on the board of directors of Allied Waste shall at any time be occupied by Persons who were neither nominated by the board of directors of Allied Waste nor appointed by directors so nominated;

                  (c) any change in control (or similar event, however denominated) with respect to Allied Waste or the Borrower shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate principal amount in excess of $50,000,000; or

                  (d) Allied Waste shall cease to own and control, directly, beneficially and of record, 100% of the outstanding capital stock of the Borrower, free and clear of all Liens (other than Liens under the Non-Shared Collateral Pledge Agreement).

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment, Swingline Commitment or Tranche A Credit-Linked Deposit.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of a Lender.

                  "CNAI" means Citicorp North America, Inc.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral" as defined in the Non-Shared Collateral Security Agreement or "Collateral" as defined in the Shared Collateral Security Agreement.

                  "Collateral Agent" means JPMorgan Chase Bank, in its capacity as collateral agent for the Lenders under the Loan Documents or in its capacity as the Collateral Trustee.

                  "Collateral Trust Agreement" means the Amended and Restated Collateral Trust Agreement, substantially in the form of Exhibit B, among BFI, Subsidiary Loan Parties that are Subsidiaries of BFI, AWNA-

BFI Subsidiaries and the Collateral Trustee for the benefit of the Shared Collateral Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Collateral Trustee" means JPMorgan Chase Bank, in its capacity as collateral trustee under the Collateral Trust Agreement, the Shared Collateral Pledge Agreement and the Shared Collateral Security Agreement.

                  "Commitment" means the Revolving Commitments, the Term Loan Commitments, the Swingline Commitments and the Tranche A Credit-Linked Deposits, or any combination thereof (as the context requires).

                  "Common Equity Offering" has the meaning assigned to such term in the preamble of this Agreement.

                  "Confidential Information Memorandum" means the Confidential Information Memorandum of Allied Waste and the Borrower dated February 2003, provided to prospective Lenders in connection with the syndication of the Commitments.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated EBITDA" means, for any period, Consolidated Operating Income for such period, plus, without duplication and to the extent deducted in determining such Consolidated Operating Income, the sum of:

                  (a) all amounts attributable to depreciation and amortization for such period; plus

                  (b) all Non-Cash Non-Recurring Charges during such period (including, without limitation, all accruals for closure and post-closure liabilities); plus

                  (c) all non-recurring management fees paid to Apollo and Blackstone during such period; plus

                  (d) all non-recurring cash charges incurred in connection with Permitted Acquisitions, Investments permitted under Section 6.05(a),
         (g) or (h), Indebtedness permitted under Section 6.01 and Securitizations permitted under Sections 6.05 and 6.06 during such period; plus

                  (e) all cash losses associated with asset sales during such period; plus

                  (f) all fees accrued to Issuing Banks in respect of Letters of Credit (whether or not actually paid during such period);

and minus, without duplication and to the extent included in determining Consolidated Operating Income for such period:

                  (i) all Non-Cash Non-Recurring Gains during such period;

                  (ii) all cash disbursements made in such period attributable to Non-Cash Non-Recurring Charges added back in determining Consolidated EBITDA during a prior period, including, without limitation, cash disbursements made in respect of prior accruals for closure and post-closure liabilities (provided that, for purposes of this clause (ii), Allied Waste shall be required to monitor actual cash disbursements only for those non-cash charges that exceed $1,000,000 individually and $10,000,000 in the aggregate in any fiscal year); and

                  (iii) all cash gains associated with asset sales during such period,

all as determined on a Consolidated basis with respect to Allied Waste, the Restricted Subsidiaries, the RMI Subsidiaries and the Securitization Vehicles.

                  For purposes of Section 6.13 and 6.14, if the Borrower or any of its Restricted Subsidiaries or RMI Subsidiaries acquires any Acquired Business during any Rolling Period, Consolidated EBITDA for such Rolling Period will be determined on a pro forma basis as if such Acquired Business were acquired on the first day thereof. In determining the pro forma adjustments to Consolidated EBITDA to be made with respect to any Acquired Business for periods prior to the acquisition date thereof, actions taken by the Borrower and its Restricted Subsidiaries prior to the first anniversary of the related acquisition date that result in cost savings with respect to such Acquired Business will be deemed to have been taken on the first day of the Rolling Period for which Consolidated EBITDA is being determined (with the intent that such cost savings be effectively annualized by extrapolation from the demonstrated cost savings since the related acquisition date). Such pro forma adjustments will be subject to delivery to the Administrative Agent of a certificate of a Financial Officer; such certificates may be delivered with respect to any Acquired Business at any time after the last day of the first fiscal quarter of the Borrower to end after the related acquisition date and may be delivered quarterly (but only once per fiscal quarter with respect to each Acquired Business). Each such certificate shall be accompanied by supporting information and calculations demonstrating the actual cost savings with respect to such Acquired Business and such other information as any Lender, through the Administrative Agent, may reasonably request.

                  "Consolidated Interest Expense" means, for any period, without duplication, consolidated interest expense of Allied Waste, its Restricted Subsidiaries, the RMI Subsidiaries and the Securitization Vehicles for such period, plus the sum, for Allied Waste, its Restricted Subsidiaries, the RMI Subsidiaries and the Securitization Vehicles (determined on a Consolidated basis without duplication), of the following, in each case to the extent not otherwise included in determining consolidated interest expense:

                  (a) capitalized interest expense for such period of Allied Waste, its Restricted Subsidiaries, the RMI Subsidiaries and the Securitization Vehicles; plus

                  (b) cash interest accrued during such period in respect of Indebtedness attributable to any assets held for sale during such period (whether or not actually paid during such period); plus

                  (c) all fees accrued to Issuing Banks during such period in respect of Letters of Credit (whether or not actually paid during such period); plus

                  (d) all cash dividends paid or payable during such period in respect of Cash-Pay Preferred Stock of members of the Allied Group; plus

                  (e) all accrued settlement payments in respect of Hedging Agreements owing by Allied Waste, any Restricted Subsidiary, the RMI Subsidiary or any Securitization Vehicle during such period;

and minus the sum of, for Allied Waste, its Restricted Subsidiaries, the RMI Subsidiaries and the Securitization Vehicles (determined on a Consolidated basis without duplication), in each case to the extent not otherwise deducted in determining consolidated interest expense, (i) any amortization and other non-cash charges or expenses incurred during such period to the extent included in determining consolidated interest expense (other than amounts relating to the unwinding of any Hedging Agreement), including, without limitation, amortization of deferred debt origination and issuance costs and amortization of accumulated other comprehensive income, (ii) all amounts associated with the unwinding of any Hedging Agreement to the extent such unwinding is the direct result of any prepayment of the Term Loans occurring within 60 days of the date on which such amount is incurred, (iii) to the extent included in determining consolidated interest expense, the amount of any premium paid to repurchase, defease or redeem any Indebtedness in any Permitted Refinancing Transaction or Permitted Public Notes Refinancing Transaction and (iv) all accrued settlement payments in respect of Hedging Agreements payable to Allied Waste, any Restricted Subsidiary, RMI Subsidiary, or any Securitization Vehicle during such period.

                  "Consolidated Operating Income" means, for any period, the sum of (a) operating income (or loss) of Allied Waste, the Restricted Subsidiaries, the RMI Subsidiaries and the Securitization Vehicles for such period and (b) to the extent not included as operating income in clause (a) above, operating income (or loss) attributable to assets held for sale during such period.

                  "Consolidated Total Assets" means, as at any date of determination, the aggregate amount of assets reflected on the Consolidated balance sheet of the Allied Group prepared in accordance with GAAP most recently delivered to the Administrative Agent pursuant to Section 5.04 on or prior to such date of determination.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Cure Amount" has the meaning assigned to such term in Section 7.02.

                  "Cure Right" has the meaning assigned to such term in Section 7.02.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Excess Cash Expenditures" means the use of the Borrower's Portion of Excess Cash Flow to (i) make dividend payments pursuant to
Section 6.08(a)(viii); provided that any dividend paid by the Borrower or any Restricted Subsidiary to Allied Waste in such Section shall not be deemed to be the payment of a dividend for purposes of this definition, (ii) repurchase outstanding Allied Waste common stock pursuant to Section 6.08(a)(ix) and (iii) make prepayments, repurchases or redemptions of Refinanceable Indebtedness pursuant to Section 6.11(a)(z).

                  "Designation" shall have the meaning assigned to such term in
Section 6.16.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Domestic Subsidiary" means a Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "Effective Date" means July 30, 1999.

                  "8.875% Notes" means $600,000,000 aggregate principal amount of senior notes of the Borrower due April 1, 2008 issued pursuant to the terms of the 2001 Indenture.

                  "8.50% Notes" means $750,000,000 aggregate principal amount of senior notes of the Borrower due December 1, 2008 issued pursuant to the terms of the 2001 Indenture.

                  "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, any building, structure or fixture, or as otherwise defined in any Environmental Law.

                  "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person, in any such case for or relating to damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, investigation, closure and post-closure care of any landfill, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon
(a) the threat, the existence, or the continuation of the existence, of a Release (including sudden or nonsudden, accidental or nonaccidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, legally binding agreements or published and legally binding guidance documents issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Action of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 5101 et seq., and all amendments or regulations promulgated under any of the foregoing.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Allied Waste, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "Equity Interests" means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests issued by such Person.

                  "Equity Offerings" has the meaning assigned to such term in the preamble of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; provided that no ERISA Event shall be "outstanding" on any date on which such ERISA Event has been corrected.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Cash Flow" means, with respect to Allied Waste, its Restricted Subsidiaries, the RMI Subsidiaries and the Securitization Vehicles, on a Consolidated basis for any Excess Cash Flow Calculation Period, the excess of (a) the sum (without duplication) of:

                  (i) Consolidated EBITDA for such Excess Cash Flow Calculation Period;

                  (ii) all gains resulting in the receipt of cash by the Allied Group during such Excess Cash Flow Calculation Period to the extent not included in Consolidated EBITDA for such Excess Cash Flow Calculation Period; and

                  (iii) any decrease in Net Working Capital during such Excess Cash Flow Calculation Period;

over (b) the sum (without duplication) of

                  (i) taxes paid or payable in cash during such Excess Cash Flow Calculation Period;

                  (ii) Consolidated Interest Expense paid or payable in cash during such Excess Cash Flow Calculation Period;

                  (iii) Capital Expenditures made in cash and in accordance with
         Section 6.15 during such Excess Cash Flow Calculation Period (other than Required Applications);

                  (iv) expenditures made in cash for Permitted Acquisitions and for Investments permitted under Section 6.05(h) and (k) during such Excess Cash Flow Calculation Period other than Required Applications and only to the extent not made with the proceeds of any Indebtedness;

                  (v) scheduled repayments and mandatory prepayments of Indebtedness made in cash by Allied Waste, its Restricted Subsidiaries and the RMI Subsidiaries during such Excess Cash Flow Calculation Period other than Required Applications and only to the extent not made with the proceeds of any Indebtedness;

                  (vi) mandatory prepayments of the principal of Term Loans during such Excess Cash Flow Calculation Period, but only to the extent such prepayments do not occur in connection with a refinancing of all or any portion of such Loans or constitute Required Applications;

                  (vii) any increase in Net Working Capital during such Excess Cash Flow Calculation Period;

                  (viii) dividends or other distributions made by Allied Waste in cash during such Excess Cash Flow Calculation Period that are permitted by Section 6.08, other than any such dividends or distributions constituting Designated Excess Cash Expenditures; and

                  (ix) repayments and prepayments of Third Party Securities made by Allied Waste, its Restricted Subsidiaries and the Securitization Vehicles during such Excess Cash Flow Calculation Period (excluding any repayments made by Securitization Vehicles from the proceeds from the issuance of securities by Securitization Vehicles); provided, however, that all such repayments and prepayments (other than scheduled and mandatory principal repayments) made pursuant to this clause (b)(ix) may be made only (A) with the proceeds of collections of accounts receivable and (B) in connection with the dissolution or winding up of the Securitization Vehicle that issued such Third Party Securities.

                  "Excess Cash Flow Calculation Period" means, (i) initially, the period from January 1, 2003 through March 31, 2004 and (ii) thereafter, the twelve month period beginning on April 1 of any year and ending on March 31 of the following year.

                  "Excess Tranche A Credit-Linked Deposits" means, at any time, the excess, if any, of the Total Tranche A Credit-Linked Deposit over the Tranche A LC Exposure at such time.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or, for purposes of Section 2.17 only, by or on account of any obligation of the Administrative Agent pursuant to Section 2.20(b), (a) any taxes (including franchise taxes and taxes imposed on (or measured by) net income, receipts or capital) imposed as a result of a connection between such recipient and the jurisdiction imposing such tax, including, without limitation, any connection arising from such recipient being or having been a citizen, domiciliary or resident of such jurisdiction, being organized in such jurisdiction, or having or having had a permanent establishment or fixed place of business therein, but excluding any such connection arising solely from the activities of such recipient pursuant to or in respect of this Agreement or under any other Loan Document, including executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any other Loan Document, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any tax that arises other than as a result of a Change in Law subsequent, in the case of each Foreign Lender, to the date such Foreign Lender becomes a party to this Agreement, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower or the Administrative Agent, as applicable, with respect to any withholding tax pursuant to Section 2.17(a) or
(b), and (c) any tax that is attributable to a Lender's failure to comply with
Section 2.17(e).

                  "Existing Letter of Credit" means each letter of credit issued or deemed to have been issued under the Original Credit Agreement that is outstanding on the Restatement Effective Date. The Existing Letters of Credit are listed in Schedule 2.05.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financial Performance Covenants" means the covenants set forth in Sections 6.13 and 6.14.

                  "First Amendment" means the First Amendment and Restatement, dated as of August 20, 2003, to this Agreement.

                  "First Amendment Effective Date" means the date on which the First Amendment became effective in accordance with Section 4 thereof.

                  "Foreign Lender" means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

                  "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreements" means the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; and solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all substances, wastes, pollutants and materials of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any Interest Rate Protection Agreement or commodity price protection agreement or other commodity price hedging arrangement.

                  "Incremental Commitment" has the meaning assigned to such term in Section 2.21.

                  "Incremental Facility Amendment" has the meaning assigned to such term in Section 2.21.

                  "Incremental Facility Notice" has the meaning set forth in
Section 2.21.

                  "Incremental Term Loans" has the meaning assigned to such term in Section 2.21.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued obligations incurred in the ordinary course of business and waste disposal based royalties), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) all net payment obligations of such Person in respect of Hedging Agreements, and
(k) all fixed obligations of such Person to pay a determined amount of cash or other assets (other than common stock or Preferred Stock of Allied Waste which, in the case of such Preferred Stock, is Non-Cash-Pay at such time) with respect to Cash Pay Preferred Stock issued by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

                  "Indemnitee" has the meaning specified in Section 9.03(b).

                  "Indemnity, Subrogation and Contribution Agreement" means the Amended and Restated Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit C, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Initial Lenders" means JPMorgan Chase Bank and CNAI.

                  "Insurance Subsidiaries" means, collectively, (i) Reliant Insurance Company and Indemnity Corporation, an insurance company organized under the laws of the State of Vermont and, on the Restatement Effective Date, a wholly owned Subsidiary of the Borrower; (ii) Global Indemnity Assurance Company, an insurance company organized under the laws of the State of Vermont and, on the Restatement Effective Date, a wholly owned Subsidiary of the Borrower; and (iii) Saguaro National Insurance Company, an insurance company organized under the laws of the State of Vermont and, on the Restatement Effective Date, a wholly owned Subsidiary of the Borrower.

                  "Intellectual Property" means the "Intellectual Property" as defined in the Non-Shared Collateral Security Agreement and the "Intellectual Property" as defined in the Shared Collateral Security Agreement

                  "Intercompany Agreements" means the Management Agreements between Allied Waste and the Borrower dated November 15, 1996.

                  "Interest Coverage Ratio" means, as at any date, the ratio of
(a) Consolidated EBITDA for the Rolling Period most recently ended on or prior to such date to (b) Consolidated Interest Expense for such Rolling Period.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending (i) on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available from each Lender, nine or twelve months) thereafter or (ii) on the date that is 7 or 14 days thereafter (or, if such date is not a Business Day, the next following Business Day), in each case as the Borrower may elect; provided, that (1) no Interest Period referred to in clause
(ii) above may end after the date that is 90 days after the Restatement Effective Date, (2) if any Interest Period referred to in clause (i) above would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (3) any Interest Period referred to in clause (i) above that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Interest Rate Protection Agreement" means any interest rate protection agreement or foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.

                  "Investment" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Equity Interests, bond, note, debenture or other debt or equity security or evidence of Indebtedness, or any other ownership interest (including, any option, warrant or any other right to acquire any of the foregoing), issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guarantee (provided, however, that for purposes of Section 6.05, payments under Guarantees not exceeding the amount of the Investment attributable to the issuance of such Guarantee will not be deemed to result in an increase in the amount of such Investment) or (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

                  "Issuing Banks" means (a) JPMorgan Chase Bank and any other Lender designated as an Issuing Bank in accordance with the provisions of
Section 2.05(b)(vii), in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(b)(vii) and (b) in respect of each Existing Letter of Credit, the issuer thereof. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Banks" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Junior Indebtedness" means (a) Indebtedness of members of the Allied Group in respect of the Senior Subordinated Notes and other Permitted Subordinated Debt, and (b) Indebtedness of members of the Allied Group the payment of which is contractually subordinated to the obligations of such members as Loan Parties hereunder.

                  "LC Disbursement" means a Revolving LC Disbursement or a Tranche A LC Disbursement.

                  "LC Exposure" means, at any time, the Revolving LC Exposure and the Tranche A LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01, on Schedule A to the Second Amendment and, effective as of the Tranche D Effective Date, on Schedule A to the Third Amendment (as appended to the Third Amendment on the Tranche D Effective Date) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or otherwise ceases to have any Loans or Commitments hereunder. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders and the Tranche A Lenders.

                  "Letter of Credit" means any Existing Letter of Credit, any Revolving Letter of Credit or any Tranche A Letter of Credit.

                  "Leverage Ratio" means, as at any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the Rolling Period most recently ended on or prior to such date, all determined on a Consolidated basis in accordance with GAAP.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

                  "Loan Documents" means this Agreement, the Security Agreements and the other Security Documents, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

                  "Loan Parties" means Allied Waste, the Borrower and the Subsidiary Loan Parties.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement, including the Tranche B Term Loans and Tranche C Term Loans made pursuant to the Second Amendment and the Tranche D Term Loans made on the Tranche D Effective Date pursuant to the Third Amendment.

                  "Mandatory Convertible Offering" has the meaning assigned to such term in the preamble of this Agreement.

                  "Mandatory Convertible Securities" means the Series C Senior Mandatory Convertible Preferred Stock of Allied Waste issued in the Mandatory Convertible Offering.

                  "March 2003 Securitization" has the meaning assigned to such term in the preamble to this Agreement.

                  "Margin Stock" means "margin stock", as such term is defined in Regulation U of the Board.

                  "Material Adverse Effect" means (a) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Allied Waste and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of Allied Waste or the Borrower to perform its obligations under the Loan Documents, (c) a material impairment of the ability of the members of the Allied Group, taken as a whole, to perform their collective obligations under the Loan Documents, or (d) a material impairment of the rights of or benefits available to the Administrative Agent and the Lenders under the Loan Documents.

                  "Material Agreement" means an agreement that is material to the conduct of the business of Allied Waste and its Restricted Subsidiaries, taken as a whole.

                  "Material Indebtedness" means Indebtedness (other than the Loans, the Letters of Credit and Indebtedness attributable to any Securitization Vehicle), or obligations in respect of one or more Hedging Agreements, of any one or more of Allied Waste and its Restricted Subsidiaries (other than Indebtedness between Allied Waste and any Restricted Subsidiary or any Restricted Subsidiary and any other Restricted Subsidiary) in an outstanding aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements with the applicable counterparty) that Allied Waste or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Lease" means a lease of Allied Waste or a Restricted Subsidiary with respect to real property (i) having an aggregate book value of more than $50,000,000 or (ii) providing for annual rental payments in excess of $10,000,000.

                  "Material Loan Party" means Allied Waste, the Borrower, BFI and each other Loan Party that has (i) $50,000,000 in gross revenues in any fiscal year or (ii) $50,000,000 in total assets.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Available Proceeds" means:

                  (a) In the case of any Asset Sale, the aggregate amount of all cash payments as and when received by the members of the Allied Group directly or indirectly in connection with such Asset Sale; provided that:

                           (1) such Net Available Proceeds shall be net of (x)
                  the amount of any legal, title and recording tax expenses, commissions and other reasonable fees and expenses (including reasonable expenses of preparing the relevant property for sale) paid by the members of the Allied Group in connection with such Asset Sale, (y) any Federal, state and local income or other taxes reasonably estimated in good faith to be payable by members of the Allied Group with respect to such Asset Sale and (z) the aggregate amount of reserves taken by the members of the Allied Group in accordance with GAAP against indemnification obligations incurred by them in connection with such Asset Sale; provided that if any such reserves are subsequently reversed by or released to members of the Allied Group, an amount equal to the amount of such reversal or release shall be deemed to constitute Net Available Proceeds;

                           (2) such Net Available Proceeds shall be net of any
                  repayments of Indebtedness and related obligations by members of the Allied Group to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Asset Sale and permitted by Section 6.02 and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property;

                           (3) in the case of an Asset Sale consisting of a
                  substantially contemporaneous exchange (including by way of a substantially contemporaneous purchase and sale) of discrete assets of members of the Allied Group for one or more other assets used for similar purposes, Net Available Proceeds shall be net of cash payments made by members of the Allied Group in connection with such exchange; and

                           (4) in the case of a Securitization permitted by
                  Sections 6.05 and 6.06, such Net Available Proceeds shall be net of, without duplication, (x) any amounts incurred in connection with such Securitization by the Borrower or any of its Subsidiaries set forth in clause (1) of this definition and (y) any other fees, costs or expenses paid in cash by the applicable Securitization Vehicle in connection with such Securitization; provided, however, that any Sellers' Retained Interests shall not be deemed to constitute a cost or expense for purposes of calculating such Net Available Proceeds.

                  (b) In the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received in cash by members of the Allied Group in respect of such Casualty Event net of (1) reasonable cash expenses incurred by them in connection therewith, (2) contractually required repayments of Indebtedness and related obligations to the extent secured by a Lien on the property suffering such Casualty Event and permitted by Section
         6.02 and (3) any income, transfer and other taxes reasonably estimated to be actually payable by members of the Allied Group in respect of such Casualty Event; provided, however, that, in the case of any Casualty Event, if the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such Casualty Event setting forth the Borrower's intent to use all or a portion of the proceeds of such Casualty Event to replace or repair the assets that are the subject of such Casualty Event commencing within 180 days of receipt of such proceeds and no Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Available Proceeds except to the extent not so used within 365 days after the commencement of such repair or replacement, at which time such proceeds shall be deemed Net Available Proceeds.

                  (c) In the case of any issuance of Indebtedness or any issuance of Permitted Cure Securities pursuant to Section 7.02, the aggregate amount of all cash received by members of the Allied Group in respect of such issuance, net of underwriting commissions, discounts or placement fees and other customary fees and expenses directly incurred in connection therewith.

                  "Net Working Capital" means, at any date, (a) the Consolidated current assets of Allied Waste and its Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the Consolidated current liabilities of Allied Waste and its Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Non-Cash Non-Recurring Charges" means, for any period, all non-cash non-recurring charges and all other non-cash charges (to the extent such other non-cash charges are not incurred in the ordinary course of business or do not constitute ordinary course operating expenses), incurred during such period, including, without limitation, all non-cash charges in respect of Permitted Acquisitions or Indebtedness permitted under Section 6.01, all non-cash charges in respect of goodwill impairment, all accruals for closure and post-closure liabilities and all non-cash losses in respect of asset sales during such period, but excluding accruals for bad debt and accruals for expenses incurred in the ordinary course of business during such period (it being understood that charges shall be deemed non-cash charges until the period in which cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; provided that, for purposes of this definition, Allied Waste shall be required to monitor actual cash disbursements only for those non-cash charges that exceed $1,000,000 individually and $10,000,000 in the aggregate in any fiscal year).

                  "Non-Cash Non-Recurring Gains" means, for any period, all non-cash non-recurring gains and all other non-cash gains (to the extent such other non-cash gains are not realized in the ordinary course of business or do not constitute ordinary course operating income), realized during such period, including, without limitation, all non-cash gains in respect of Permitted Acquisitions or Indebtedness permitted under Section 6.01 and all non-cash gains in respect of asset sales during such period.

                  "Non-Cash-Pay" means:

                  (a) with respect to any Preferred Stock, that such Preferred Stock is not Cash-Pay Preferred Stock; and

                  (b) with respect to any Indebtedness or Equity Interest (other than Preferred Stock), that such Indebtedness or Equity Interest does not require any cash payments (whether in respect of principal, interest, dividends, redemption or repurchase) to be made thereon or in respect thereof on or prior to the Term Loan Maturity Date (other than upon the occurrence of a change of control of the issuer or any of its affiliates), whether by operation of a sinking fund or otherwise.

                  "Non-Core Asset Sales" means sales of assets in non-core markets made after the Restatement Effective Date and on or prior to December 31, 2004, resulting in aggregate Net Available Proceeds not in excess of $300,000,000.

                  "Non-Shared Collateral Pledge Agreement" means the Amended and Restated Non-Shared Collateral Pledge Agreement, substantially in the form of Exhibit D, among Allied Waste, the Borrower, Subsidiary Loan Parties (other than BFI and its Subsidiaries) and the Collateral Agent for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Non-Shared Collateral Security Agreement" means the Amended and Restated Non-Shared Collateral Security Agreement, substantially in the form of Exhibit E, among the Borrower, Allied Waste, Subsidiary Loan Parties (other than BFI and its Subsidiaries) and the Collateral Agent for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Obligations" means (i) the obligations of the Borrower hereunder to pay the principal of, premium, if any, and interest on the Loans and LC Disbursements and all other monetary obligations, including fees, costs, expenses, indemnities and penalties, whether primary, secondary, direct, contingent, fixed or otherwise, of the

Borrower to the Lenders in their capacities as such under this Agreement or any other Loan Document, (ii) all other "Obligations", as such term is defined in the Non-Shared Collateral Security Agreement and (iii) all obligations of Loan Parties under the Parent Guarantee Agreement, Subsidiary Guarantee Agreement, Security Agreements and Pledge Agreements.

                  "Optional Repurchase" means, with respect to any outstanding Indebtedness, any optional or voluntary repurchase, redemption or prepayment made in cash of such Indebtedness, the related payment in cash of accrued interest to the date of such repurchase, redemption or prepayment on the principal amount of such Indebtedness repurchased, redeemed or prepaid, the payment in cash of associated premiums (whether voluntary or mandatory) on such principal amount and the cash payment of other fees and expenses incurred in connection with such repurchase, redemption or prepayment.

                  "Original Credit Agreement" means this Agreement, including all amendments and waivers hereof effective prior to the Restatement Effective Date, as in effect immediately prior to the Restatement Effective Date.

                  "Original Tranche C Term Loans" means the Tranche C Term Loans (as such term was defined in the First Amendment) made on the First Amendment Effective Date.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales or property or similar taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Parent Guarantee Agreement" means the Amended and Restated Parent Guarantee Agreement, substantially in the form of Exhibit F, made by Allied Waste in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Participant" has the meaning specified in Section 9.04(c)(i).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificates" means certificates in the form of Exhibit G-1 and Exhibit G-2 or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means one or more acquisitions by the Borrower or any other Loan Party of a business unit (with any associated assets) located in the United States or capital stock or other ownership interests (other than Margin Stock) of any other Person organized under the laws of the United States, any state thereof or the District of Columbia; provided that:

                  (1) in the case of an acquisition of assets, such assets are to be used, and in the case of an acquisition of capital stock or other ownership interests, the Person so acquired is predominately engaged in, the same line of business as Allied Waste and its Restricted Subsidiaries or other business activities incidental or related thereto;

                  (2) the business acquired conducts its business exclusively in the United States;

                  (3) in connection with any such acquisition involving a merger of the Borrower or any Subsidiary Loan Party, (x) the Borrower or a wholly owned Subsidiary of the Borrower (provided that such wholly owned Subsidiary is then, or as a result of such acquisition becomes, a Subsidiary Loan Party concurrently with the consummation of any such acquisition) shall be the survivor (and if any such acquisition involves a merger of the Borrower and one of its Subsidiaries, the Borrower shall be the survivor) and (y) after such merger, Allied Waste shall own, directly or indirectly, beneficially and of record, Equity Interests in such Subsidiary Loan Party representing 100% of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in such Subsidiary Loan party and the Borrower shall continue to be a wholly owned Subsidiary of Allied Waste;

                  (4) immediately prior to and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing;

                  (5) in the case of an acquisition of capital stock or other ownership interests of a Person, the Borrower or a Subsidiary Loan Party acquires 100% of the capital stock or other ownership interests of such Person and pledges such capital stock or other ownership interests pursuant to a Pledge Agreement; and

                  (6) with respect to such acquisition, the relevant Loan Parties (including any Specified Subsidiary acquired in connection with such acquisition) shall enter into Guarantee Agreements and Security Documents pursuant to Section 5.10 with respect to the Acquired Business (and any newly acquired Specified Subsidiary) and no agreement, instrument, law, regulation, order or decree applicable to such Specified Subsidiary or Acquired Business shall prohibit, restrain or limit its ability to enter into or perform any such Guarantee Agreement or Security Document or to pledge its assets and properties pursuant to any Security Document;

provided, however, that the prior written consent of the Required Lenders has been obtained with respect to any such acquisition (whether effected in one transaction or a series of related transactions) with respect to which the aggregate Acquisition Consideration exceeds 40% of Consolidated EBITDA for the Rolling Period ending on the last day of the most recent fiscal quarter with respect to which financial statements have been delivered pursuant to Section 5.04.

                  "Permitted Cure Security" means a Non-Cash Pay equity security of Allied Waste issued pursuant to Section 7.02.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.03;

                  (b) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.03;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

                  (e) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

                  (f) judgment liens in respect of judgments or awards in respect of which Allied Waste or its Subsidiaries are in good faith prosecuting an appeal or proceedings for review and in respect of which a stay of execution pending such appeal or proceedings for review shall have been obtained; provided that Allied Waste shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto;

                  (g) easements, ground leases, zoning restrictions, building codes, rights-of-way or defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Allied Waste or any Restricted Subsidiary;

                  (h) statutory and common law landlord liens;

                  (i) leases or subleases to other Persons of properties or assets owned or leased by the Borrower or a Restricted Subsidiary; and

                  (j) Liens arising from the sale of overdue accounts receivable for purposes of collection in the ordinary course of business,

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) Investments in commercial paper maturing within 360 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) Investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) demand deposits made in the ordinary course of business and consistent with the Borrower's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;

                  (e) insured deposits issued by commercial banks of the type described in clause (d) above;

                  (f) collateralized repurchase obligations with a term of not more than 90 days for, and secured by, underlying securities of the types described in clauses (a) through (c) above entered into with a bank meeting the qualifications described in clause (c) above;

                  (g) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of clause (a) through (c) above; and

                  (h) other investment instruments approved in writing by the Administrative Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

                  "Permitted Public Notes Refinancing Transaction" means the issuance and sale for cash from time to time on or after August 1, 2003, of Qualifying Senior Secured Indebtedness and/or Qualifying Senior Unsecured Indebtedness pursuant to and subject to the limitations set forth in Section 6.01(a)(xxiii), the Net Available Proceeds of which are intended by the Borrower to be applied to the Optional Repurchase of up to an equal principal amount of Refinanceable Public Notes; provided, however, that (i) a Financial Officer provides a written notice to the Administrative Agent, not later than the later of the Third Amendment Effective Date and the date two Business Days following the date on which any such Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness, as the case may be, is issued, specifying in reasonable detail the material economic terms on which such Optional Repurchase with the Net Available Proceeds thereof is proposed to be effected and certifying the Borrower's intention to utilize the Net Available Proceeds of such issuance to consummate such Optional Repurchase not more than 150 days after the date on which such Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness, as the case may be, is issued and (ii) the full amount of the Net Available Proceeds from the issuance of such Qualifying Senior Secured Indebtedness and Qualifying Senior Unsecured Indebtedness, as the case may be (other than amounts theretofore applied to the Optional Repurchase of Refinanceable Public Notes) is, not later than the date that is 150 days after the date of the issuance thereof, applied to the prepayment of Term Loans pursuant to Section 2.11.

                  "Permitted Refinancing Transaction" means (i) the incurrence of Refinancing Indebtedness by means of the extension or renewal of Refinanced Debt not involving the issuance and sale of Refinancing Indebtedness or (ii) the issuance and sale for cash of Refinancing Indebtedness the Net Available Proceeds of which are intended by the Borrower to be applied to the repurchase, redemption, repayment or, only with respect to not more than $25,000,000 aggregate principal amount of each class, series or issuance of Refinanced Debt that is Acquired Indebtedness, defeasance of specified Refinanced Debt; provided, however, that in the case of the issuance of Refinancing Indebtedness referred to in clause (ii) of this definition, (x) a Financial Officer provides a written notice to the Administrative Agent, not later than the second Business Day following the date on which such Refinancing Indebtedness is issued, specifying in reasonable detail the material economic terms of such Refinancing Indebtedness and the date of issuance thereof, identifying the Indebtedness intended to be repurchased, redeemed, repaid or defeased with such Net Available Proceeds and the material economic terms on which such refinancing is to be effected, and certifying the Borrower's intention to consummate such repurchase, redemption, repayment or defeasance not more than 90 days after the date on which such Refinancing Indebtedness is issued and (y) the full amount of the Net Available Proceeds from the issuance of such Refinancing Indebtedness (other than amounts therefor applied to the repayment, redemption, repurchase or defeasance of the specified Refinanced Debt) is, not later than the date that is 90 days after the date of issuance of such Refinancing Indebtedness, applied on such date to the prepayment of Term Loans pursuant to Section 2.11.

                  "Permitted Subordinated Debt" means Indebtedness of the Borrower (and Guarantees of such Indebtedness by Restricted Subsidiaries of the Borrower and by Allied Waste), the payment of which is subordinated to the Borrower's, Allied Waste's or such Restricted Subsidiary's obligations in respect of the Obligations, provided that such Permitted Subordinated Debt (a) accrues interest at a rate determined in good faith by the board of directors of the Borrower to be a market rate of interest for such Permitted Subordinated Debt at the time of issuance thereof, (b) is created under agreements or instruments that do not, as determined in good faith by the board of directors of the Borrower, (i) impose covenants on the Borrower and the

Borrower's Subsidiaries, (ii) contain a definition of change of control or (iii) contain events of default and other provisions, in each case materially more restrictive than the covenants imposed in, the change of control definition used in and the events of default and other provisions contained in this Agreement,
(c) provides that no scheduled principal payments are due on such Permitted Subordinated Debt on any date on or prior to April 15, 2010, (d) is unsecured,
(e) is not guaranteed by Allied Waste or any Subsidiary unless (i) in the case of a Subsidiary, such Subsidiary also has Guaranteed the Obligations and (ii) in the case of Allied Waste or any such Restricted Subsidiary, such Guarantee of such Permitted Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the 10% Notes, (f) does not by its terms require the maintenance or achievement of any financial performance standards more restrictive than those contained herein, as determined in good faith by the board of directors of the Borrower, other than as a condition to taking specified action and (g) the terms of subordination of such Permitted Subordinated Debt are no less favorable to the Lenders then the subordination provisions set forth in the 10% Note Documents (as in effect on the Restatement Effective Date).

                  "Permitted Transferee" means, with respect to any Person: (a) any Affiliate of such Person; (b) any investment manager, investment advisor, or constituent general partner of such Person; or (c) any investment fund, investment account, or investment entity that is organized by such Person or its Affiliates and whose investment manager, investment advisor, or constituent general partner is such Person or a Permitted Transferee of such Person.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements" means the Non-Shared Collateral Pledge Agreement and the Shared Collateral Pledge Agreement.

                  "Predecessor Loan Party" has the meaning assigned to such term in Section 3.02.

                  "Predecessor Security Documents" means the "Security Documents", as such term is defined herein immediately prior to the amendment and restatement hereof.

                  "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority, in respect of dividends or distributions upon liquidation, over some other class of capital stock issued by such corporation.

                  "Prepayment Event" means:

                  (a) any Asset Sale (including pursuant to a Sale and Leaseback Transaction) of any property or asset of Allied Waste or any Restricted Subsidiary, other than, (i) Asset Sales effected between Loan Parties permitted by Section 6.06(f), (ii) any Asset Sale made after the date of this Agreement resulting in Net Available Proceeds not exceeding $25,000,000, (iii) Securitizations permitted by Sections 6.05 and 6.06 hereunder and (iv) Non-Core Asset Sales;

                  (b) any Casualty Event with respect to any property or asset of Allied Waste or any Restricted Subsidiary, to the extent that the Net Available Proceeds thereof are not applied to rebuilding, repairing or replacing such property or asset within 365 days of such Casualty Event, as provided in the definition of "Net Available Proceeds";

                  (c) the incurrence by Allied Waste, the Borrower or any Restricted Subsidiary of any Indebtedness for borrowed money (other than Refinancing Indebtedness permitted hereby to the extent the Net Available Proceeds thereof are used to repay, redeem, repurchase or, subject to the limitation set forth in the definition of Refinancing Indebtedness, defease Indebtedness other than the Obligations) pursuant to (A) Section 6.01(a)(xx), except to the extent the Net Available Proceeds thereof are used to make Permitted Acquisitions, Investments (other than Permitted Investments) permitted by Section 6.05 or Capital Expenditures permitted under Section 6.15 or (B) Section 6.01(a)(xiii),
         (xiv), (xv), (xviii) or (xxiii); or

                  (d) any Asset Sale consisting of a Securitization permitted by Sections 6.05 and 6.06 hereunder.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Issuing Bank" means any Issuing Bank at such times as such Issuing Bank has issued and outstanding Letters of Credit under this Agreement exceeding $50,000,000 in the aggregate, or such lesser amount as may be agreed upon by the Administrative Agent, the Borrower and any applicable Issuing Bank.

                  "Properties" shall have the meaning assigned to such term in
Section 3.16(a).

                  "Qualifying Senior Secured Indebtedness" means Senior Secured Indebtedness issued after the Restatement Effective Date which does not mature and has no scheduled amortization of principal prior to April 15, 2010.

                  "Qualifying Senior Unsecured Indebtedness" means senior unsecured Indebtedness of the Borrower, which may be Guaranteed on an unsecured basis by the Subsidiary Loan Parties and by Allied Waste, issued after August 1, 2003, which does not mature and has no scheduled amortization of principal prior to April 15, 2010, provided that such Qualifying Senior Unsecured Indebtedness (a) accrues interest at a rate determined in good faith by the board of directors of the Borrower to be a market rate of interest at the time of issuance thereof, (b) is created under agreements or instruments that do not, as determined in good faith by the board of directors of the Borrower, (i) impose covenants on the Borrower and the Borrower's Subsidiaries, (ii) contain a definition of change of control or (iii) contain events of default or other provisions, in each case materially more restrictive than the covenants imposed in, the change of control definition used in and the events of default and other provisions contained in this Agreement, (c) is not Guaranteed by any Subsidiary unless such Subsidiary has also Guaranteed the Obligations and (d) does not by its terms require the maintenance or achievement of any financial performance standards more restrictive than those contained herein, as determined in good faith by the board of directors of the Borrower, other than as a condition to taking specified action.

                  "Recapitalization" has the meaning assigned to such term in the preamble of this Agreement.

                  "Refinanceable Indebtedness" means any long-term Indebtedness for borrowed money of Allied Waste or any Restricted Subsidiary, including Targeted Senior Secured Indebtedness, outstanding on the Restatement Effective Date and having a scheduled maturity date on or prior to December 31, 2010.

                  "Refinanceable Public Notes" means Refinanceable Indebtedness consisting of debt securities.

                  "Refinanced Debt" has the meaning assigned to such term in the definition of "Refinancing Indebtedness".

                  "Refinancing Facility Amendment" has the meaning assigned to such term in Section 2.21.

                  "Refinancing Facility Notice" has the meaning assigned to such term in Section 2.21.

                  "Refinancing Indebtedness" means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to extend, renew or refinance existing Indebtedness ("Refinanced Debt"); provided that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt plus the amount of any premiums paid thereon and fees and expenses associated therewith, (ii) such Indebtedness (x) does not mature or require scheduled payments of principal prior to April 15, 2010 and (y) has a later maturity and a longer weighted average life than the Refinanced Debt, (iii) such Indebtedness bears a market interest rate (as determined in good faith by the board of directors of the Borrower) as of the time of its issuance or incurrence, (iv) if the Refinanced Debt or any Guarantees thereof are subordinated to the Obligations, subordinated to the Obligations on terms no less favorable in any significant respect to the holders of the Obligations than the subordination terms of such Refinanced Debt or Guarantees thereof (and no Loan Party that has not guaranteed such Refinanced Debt guarantees such Indebtedness), (v) such Indebtedness contains covenants and events of default and is benefited by Guarantees (if any) which, taken as a whole, are determined in good faith by the board of directors of the Borrower to be no less favorable to the Lenders than the covenants and events of default of or Guarantees (if any) in respect of such Refinanced Debt, (vi) if such Refinanced Debt or any Guarantees thereof are secured, such Indebtedness and any Guarantees thereof are either unsecured or secured only by such assets as secured the Refinanced Debt and Guarantees thereof and (vii) if such Refinanced Debt and any Guarantees thereof are unsecured, such Indebtedness and Guarantees thereof are also unsecured.

                  "Refinancing Term Loans" has the meaning assigned to such term in Section 2.21.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person's Affiliates.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

                  "Relevant Percentage" means (a) if the Leverage Ratio is greater than or equal to 4.00 to 1.00, 100%; (b) if the Leverage Ratio is less than 4.00 to 1.00 but greater than or equal to 3.50 to 1.00, 75%; (c) if the Leverage Ratio is less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00, 50%; (d) if the Leverage Ratio is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00, 25%; and (e) if the Leverage Ratio is less than 2.50 to 1.00, 0.0%; provided that, (x) in the case of a Prepayment Event set forth in clause (a) of the definition of "Prepayment Event", the Leverage Ratio shall be determined as of the final day of the fiscal quarter most recently ended immediately prior to the date of consummation of such Asset Sale; (y) in the case of a Prepayment Event set forth in clause (b) of the definition of "Prepayment Event", the Leverage Ratio shall be determined as of the date immediately prior to the date of the receipt or deemed receipt of Net Available Proceeds of such event; and (z) in the case of a Prepayment Event set forth in clause (c) of the definition of "Prepayment Event", the Leverage Ratio shall be determined on a pro forma basis as of the date of the relevant incurrence of Indebtedness, after giving effect to such incurrence.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                  "Required Application" means any application of Net Available Proceeds to (i) the prepayment of Loans, (ii) the repayment, redemption or repurchase of Indebtedness other than Loans permitted by

Section 2.11 which, if not effected, would require a prepayment of Loans under
Section 2.11(c)(iv) or (v) or (iii) the acquisition of real property, equipment or other tangible assets (including pursuant to a Permitted Acquisition), in each case, which is required (or in the case of clause (ii) or (iii) above, specifically permitted) by the provisions of Section 2.11(c).

                  "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans, Tranche A LC Exposure, unused Revolving Commitments and Excess Tranche A Credit-Linked Deposits representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans, Tranche A LC Exposure, unused Revolving Commitments and Excess Tranche A Credit-Linked Deposits at such time.

                  "Responsible Officer" means any executive officer of Allied Waste or the Borrower (including, without limitation, any Financial Officer).

                  "Restatement Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Restatement Term Loans" means term loans made hereunder on the Restatement Effective Date.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Allied Waste, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Allied Waste, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Allied Waste, the Borrower or any Subsidiary.

                  "Restricted Subsidiary" means the Borrower, BFI and each other Subsidiary of Allied Waste that has not been designated by the Borrower as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.16. On the Restatement Effective Date, all Subsidiaries of Allied Waste are Restricted Subsidiaries, other than those Subsidiaries indicated as Unrestricted Subsidiaries on Schedule 3.08.

                  "Revolving Availability Period" means the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Revolving Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender's Revolving Exposure hereunder, as such commitment may be
(a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 9.04. The amount of each Revolving Lender's

Revolving Commitment on the Restatement Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Lenders' Revolving Commitments on the Restatement Effective Date is $1,500,000,000.

                  "Revolving Exposure" means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender's Revolving Loans and its Revolving LC Exposure and Swingline Exposure at such time.

                  "Revolving LC Disbursement" means a payment made by an Issuing Bank pursuant to a Revolving Letter of Credit.

                  "Revolving LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Revolving Letters of Credit at such time plus (b) the aggregate amount of all Revolving LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Revolving LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Revolving LC Exposure at such time.

                  "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

                  "Revolving Letters of Credit" means, at any time, any Letter of Credit issued pursuant to Section 2.05 of this Agreement, other than Tranche A Letters of Credit.

                  "Revolving Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

                  "Revolving Maturity Date" means January 15, 2008.

                  "RMI Funding Operations" means the loan or advance of funds by the Borrower or other Restricted Subsidiaries to the RMI Subsidiaries (or by the RMI Subsidiaries to the Borrower or other Restricted Subsidiaries) at such times and in such amounts as are necessary to provide for the payment by the RMI Subsidiaries of Assumed RMI Liabilities when and as they become due and payable.

                  "RMI Intercompany Notes" means the promissory notes of the Borrower and/or other Restricted Subsidiaries held by the RMI Subsidiaries on the Third Amendment Effective Date.

                  "RMI Subsidiaries" means collectively, (i) BFI Energy Systems of Boston, Inc., (ii) BFI Services Group, Inc., (iii) BFI Trans River (LP), Inc., (iv) BFI Energy Systems of Plymouth, Inc., (v) Browning-Ferris Industries Europe, Inc., (vi) Browning-Ferris Industries Asia Pacific, Inc. and (vii) Consolidated Processing, Inc.

                  "Rolling Period" means any period of four consecutive fiscal quarters of Allied Waste.

                  "Sale and Leaseback Transaction" means any arrangement whereby Allied Waste, the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and in a related transaction rent or lease such property or other property from the buyer or transferee of the sold or transferred property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  "Second Amendment" means the Second Amendment and Restatement, dated as of November 20, 2003, to this Agreement.

                  "Second Amendment Effective Date" means the date on which the Second Amendment became effective in accordance with Section 4 thereof.

                  "Secured Parties" has the meaning assigned to such term in the Non-Shared Collateral Security Agreement.

                  "Securitization" means any transaction or series of transactions entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or such Restricted Subsidiary, as the case may be, sells, conveys or otherwise transfers to a Securitization Vehicle Securitization Assets of the Borrower or such Restricted Subsidiary (or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Vehicle), and which Securitization Vehicle finances the acquisition of such Securitization Assets (i) with proceeds from the issuance of Third Party Securities, (ii) with Sellers' Retained Interests or (iii) with proceeds from the sale or collection of Securitization Assets previously purchased by such Securitization Vehicle.

                  "Securitization Assets" means any accounts receivable owed to the Borrower or any Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed by the Borrower or a Restricted Subsidiary to a Securitization Vehicle in connection with a Securitization permitted by Sections 6.05 and 6.06.

                  "Securitization Vehicle" means a Person that is a direct wholly owned Subsidiary of the Borrower or a Restricted Subsidiary formed for the purpose of effecting one or more Securitizations to which the Borrower or Restricted Subsidiaries transfer Securitization Assets and which, in connection therewith, issues Third Party Securities; provided that (i) such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to Securitizations permitted by Sections 6.05 and 6.06, the issuance of Third Party Securities or other funding of such Securitizations and any activities reasonably related thereto, (ii) such Securitization Vehicle is an Unrestricted Subsidiary under this Agreement and an "Unrestricted Subsidiary" under each of the AWNA Senior
Note Indenture and the 2001 Indenture and (iii) such Securitization Vehicle shall not be a Subsidiary of BFI or any Restricted Subsidiary that is or becomes a party to the Shared Collateral Pledge Agreement or the Shared Collateral Security Agreement.

                  "Security Agreements" means the Non-Shared Collateral Security Agreement and the Shared Collateral Security Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Security Documents" means the Security Agreements, the Pledge Agreements, the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Collateral Trust Agreement and each other security agreement or other instrument or document executed and delivered pursuant to
Section 5.10 to secure any of the Obligations, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Sellers' Retained Interests" means the debt or equity interests held by the Borrower or any Restricted Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization permitted by Sections 6.05 and 6.06, including any such debt or equity received in consideration for the Securitization Assets transferred.

                  "Senior Indebtedness" means the following obligations, whether outstanding on the date of this Agreement or thereafter issued:

                  (i) all obligations consisting of the Bank Indebtedness;

                  (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower regardless of whether post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Borrower for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Borrower is responsible or liable;

                  (iii) all Capitalized Lease Obligations of the Borrower;

                  (iv) all obligations of the Borrower (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and
         (iii) or (C) issued or assumed as the deferred purchase price of property and all conditional sale obligations of the Borrower and all obligations of the Borrower under any title retention agreement;

                  (v) all obligations of other persons of the type referred to in clauses (ii), (iii) or (iv) and all dividends of other persons for the payment of which, in either case, the Borrower is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and

                  (vi) all obligations of the Borrower consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clauses (i), (ii), (iii), (iv) or (v);

provided, however, that, notwithstanding anything to the contrary set forth above, Senior Indebtedness shall not include (1) any obligation of the Borrower to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Borrower, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Junior Indebtedness or any indebtedness, guarantee or obligation of the Borrower that is subordinate or junior to any other indebtedness, guarantee or obligation of the Borrower or
(5) any Indebtedness that is incurred in violation of this Agreement.

                  "Senior Note Offering" has the meaning assigned to such term in the preamble of this Agreement.

                  "Senior Secured Indebtedness" means Indebtedness of Allied Waste or any Subsidiary secured by the Collateral under (and as defined in) the Shared Collateral Security Agreement and the Shared Collateral Pledge Agreement on a pari passu basis with the Obligations.

                  "7.88% Notes" means $875,000,000 aggregate principal amount of senior notes of the Borrower due January 1, 2009 issued pursuant to the terms of the AWNA Senior Note Indenture.

                  "Shared Collateral Pledge Agreement" means the Amended and Restated Shared Collateral Pledge Agreement, substantially in the form of Exhibit H, among BFI, Subsidiaries of BFI that are Subsidiary Loan Parties and the Collateral Trustee for the benefit of the Shared Collateral Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Shared Collateral Secured Parties" means the "Secured Parties" as defined in the Shared Collateral Security Agreement.

                  "Shared Collateral Security Agreement" means the Amended and Restated Shared Collateral Security Agreement, substantially in the form of
Exhibit I, among BFI, Subsidiaries of BFI that are Subsidiary Loan Parties and the Collateral Trustee for the benefit of the Shared Collateral Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "S&P" means Standard & Poor's.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The portion of contingent liabilities of any Person at any time that shall be included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of such Person.

                  "Specified Subsidiary" means a Domestic Subsidiary of Allied Waste or the Borrower (including Domestic Subsidiaries formed or acquired pursuant to Permitted Acquisitions), but in any event excluding Insurance Subsidiaries.

                  "Sponsor Preferred Stock" means shares of Series A Preferred Stock of Allied Waste issued and sold to the Sponsors on the Effective Date and any shares of the same class of such Preferred Stock issued in payment of dividends on outstanding shares of such class of Preferred Stock.

                  "Sponsors" means Blackstone, Apollo and the other holders of the Sponsor Preferred Stock on the Effective Date.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of Allied Waste.

                  "Subsidiary Guarantee Agreement" means the Amended and Restated Subsidiary Guarantee Agreement, substantially in the form of Exhibit J, made by the Subsidiary Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

                  "Subsidiary Loan Party" means each Specified Subsidiary, including BFI.

                  "Swingline Commitment" means, as to any Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans, as set forth on
Schedule 2.01. The aggregate amount of Swingline Commitments on the Restatement Effective Date is $50,000,000.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lenders" means JPMorgan Chase Bank and any other Lender designated as a Swingline Lender in accordance with Section 2.04(d), in each case in its capacity as a lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Targeted Senior Secured Indebtedness" means Senior Secured Indebtedness outstanding on the Restatement Effective Date having a scheduled maturity date prior to January 15, 2010.

                  "10% Note Documents" means the indenture dated as of July 30, 1999 among the Borrower, certain Subsidiaries and U.S. Bank Trust National Association, as trustee, and all other instruments, agreements and other documents evidencing or governing the 10% Notes or providing for any Guarantee or other right in respect thereof.

                  "10% Notes" means $2,000,000,000 aggregate principal amount of senior subordinated notes of the Borrower due August 1, 2009 issued pursuant to the terms of the 10% Note Documents.

                  "Term Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

                  "Term Loan" means a Tranche B Term Loan, a Tranche C Term Loan or a Tranche D Term Loan (or, as the context may require, any term loan made hereunder prior to the Second Amendment Effective Date).

                  "Term Loan Commitment" means, with respect to each Term Lender, the commitment of such Term Lender to make Tranche B Term Loans or Tranche C Term Loans hereunder pursuant to Section 3 of the Second Amendment on the Second Amendment Effective Date or to make Tranche D Term Loans pursuant to
Section 3 of the Third Amendment on the Tranche D Effective Date. The amount of each Term Lender's Term Loan Commitment to make Tranche B Term Loans and Tranche C Term Loans is set forth on Schedule A to the Second Amendment and to make Tranche D Term Loans is set forth on Schedule A to the Third Amendment (or, in either case, in the Assignment and Acceptance pursuant to which such Term Lender assumed its Term Loan Commitment). The aggregate amount of the Term Loan Commitments to make Tranche B Term Loans and Tranche C Term Loans on the Second Amendment Effective Date was $1,185,000,000 and $250,000,000, respectively, and the aggregate amount of Term Loan Commitments to make Tranche D Term Loans on the Tranche D Effective Date was $150,000,000 or such amount as will be subsequently specified by the Borrower in an aggregate amount not to exceed $175,000,000.

                  "Term Loan Maturity Date" means January 15, 2010; provided, however, that the Term Loan Maturity Date will automatically become (i) the date that is six months prior to the stated maturity date of the 7.88% Notes, the 10% Notes or the 8.50% Notes in the event that all the 7.88% Notes, all the 10% Notes or all the 8.50% Notes, as the case may be, are not extended, renewed or refinanced with Refinancing Indebtedness on or prior to the date which is six months prior to the stated maturity date of such series of notes or (ii) January 15, 2008, in the event that all the 8.875% Notes are not extended, renewed or refinanced with Refinancing Indebtedness on or prior to October 1, 2007 (it being understood that the Term Loan Maturity Date will be the earliest date required pursuant to clause (i) or (ii) in connection with any such failure to extend, renew or refinance any notes specified in such clauses with Refinancing Indebtedness prior to the dates specified in respect of such notes therein).

                  "Third Amendment" means the Third Amendment and Restatement, dated as of March 30, 2004, to this Agreement.

                  "Third Amendment Effective Date" means the date on which the Third Amendment became effective in accordance with Section 4 thereof.

                  "Third Party Securities" means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than Allied Waste and the Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a

Securitization. The amount of any Third Party Securities shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Securities which are outstanding at such time.

                  "Total Indebtedness" means, at any date, the sum (without duplication) of:

                  (a) all Indebtedness (other than Indebtedness described in clauses (e), (f) and (j) of the definition of the term "Indebtedness") of members of the Allied Group which on such date would be required to be reflected as liabilities for borrowed money on a Consolidated balance sheet of Allied Waste and its Subsidiaries prepared as of such date in accordance with GAAP;

                  (b) the face amount of Cash-Pay Preferred Stock of members of the Allied Group outstanding on such date; and

                  (c) the aggregate principal, stated or invested amount of any Third Party Securities outstanding at such time;

provided, however, that, notwithstanding anything to the contrary set forth in this Agreement, the face amount of Sponsor Preferred Stock outstanding on such date shall at no time be included in the determination of, and shall not constitute, Total Indebtedness.

                  "Total Tranche A Credit-Linked Deposit" means, at any time, the sum of all Tranche A Credit-Linked Deposits at such time, as the same may be
(i) reduced from time to time pursuant to Section 2.05(b)(iii)(B) or Section
2.08 and (ii) increased from time to time pursuant to Section 2.05(b)(iii).

                  "Tranche A Availability Period" means the period from and including the Restatement Effective Date to but excluding the earlier of the Tranche A Maturity Date and the date on which all of the Tranche A Credit-Linked Deposits are returned to the Tranche A Lenders.

                  "Tranche A Credit-Linked Deposit" means, as to each Tranche A Lender, the cash deposit made by such Lender pursuant to Section 3 of the Second Amendment, as such deposit may be (a) reduced from time to time pursuant to
Section 2.05(b)(iii)(B) or Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and
(c) increased from time to time pursuant to Section 2.05(b)(iii). The amount of each Tranche A Lender's Tranche A Credit-Linked Deposit on the Second Amendment Effective Date is set forth in Schedule A to the Second Amendment or in the Assignment and Acceptance pursuant to which such Tranche A Lender shall have acquired its Tranche A Credit-Linked Deposit, as applicable. The aggregate amount of the Tranche A Credit-Linked Deposits on the Second Amendment Effective Date is $200,000,000.

                  "Tranche A Credit-Linked Deposit Account" means the account established by the Administrative Agent under its sole and exclusive control maintained at the office of JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, designated as the "Tranche A Credit-Linked Deposit Account" that shall be used solely to hold the Tranche A Credit-Linked Deposits.

                  "Tranche A LC Disbursement" means any payment made by an Issuing Bank pursuant to a Tranche A Letter of Credit.

                  "Tranche A LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche A Letters of Credit at such time plus (b) the aggregate amount of all Tranche A LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche A LC Exposure of any Tranche A Lender at any time shall be its Applicable Percentage of the total Tranche A LC Exposure at such time.

                  "Tranche A Lender" means a Lender having a Tranche A Credit-Linked Deposit.

                  "Tranche A Letters of Credit" means, at any time, Letters of Credit in an amount equal to the lesser of (i) the Total Tranche A Credit-Linked Deposit and (ii) the aggregate amount of outstanding Letters of Credit at such time. Letters of Credit will from time to time be deemed to be Tranche A Letters of Credit or Revolving Letters of Credit in accordance with the provisions of
Section 2.05(a).

                  "Tranche A Maturity Date" means the Term Loan Maturity Date.

                  "Tranche A Participation Fee" means the participation fee payable to the Tranche A Lenders pursuant to Section 2.12(c).

                  "Tranche B Term Loan" means a New Tranche B Term Loan (as such term is defined in the Second Amendment) made on the Second Amendment Effective Date pursuant to Section 3 of the Second Amendment. Tranche B Term Loans are not Incremental Term Loans hereunder.

                  "Tranche C Term Loan" means a New Tranche C Term Loan (as such term is defined in the Second Amendment) made on the Second Amendment Effective Date pursuant to Section 3 of the Second Amendment. Tranche C Term Loans are not Incremental Term Loans hereunder.

                  "Tranche D Effective Date" means the date on which the Tranche D Provisions, as such term is defined in the Third Amendment, became effective in accordance with Section 4 thereof.

                  "Tranche D Term Loan" means a Loan made on the Tranche D Effective Date pursuant to Section 3 of the Third Amendment. Tranche D Term Loans are not Incremental Term Loans hereunder."

                  "Transactions" means (i) the Recapitalization and the other transactions described in the preamble to this Agreement, (ii) the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of proceeds thereof and (iii) the execution, delivery and performance by each other Loan Party of each Loan Document to which it is a party.

                  "2001 Indenture" means (i) one or more supplemental indentures, dated on or after January 25, 2001, to the AWNA Senior Note Indenture and (ii) any other indenture governing Senior Indebtedness entered into on or after January 25, 2001.

                  "2001 Senior Notes" means senior secured notes of AWNA or Allied Waste issued on or after January 25, 2001 pursuant to the 2001 Indenture; provided that any 2001 Senior Notes issued on or after the Restatement Effective Date do not have a maturity date or any scheduled amortization until after April 15, 2010.

                  "2003 Senior Notes" has the meaning assigned to such term in the preamble of this Agreement.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Uniform Commercial Code" means the Uniform Commercial Code (and any similar law) in effect in any applicable jurisdiction.

                  "Unrestricted Subsidiary" means any Subsidiary that has been designated by the board of directors of the Borrower as an "Unrestricted Subsidiary" pursuant to and in accordance with the provisions of Section 6.16. Each of the Unrestricted Subsidiaries on the Restatement Effective Date is identified on Schedule 3.08.

                  "Voting Stock" of any Person means capital stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "wholly owned subsidiary" of any Person shall mean a subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing" or "Term Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing"). SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The

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                                                                              48

words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) all references to the "date hereof" or the "date of this Agreement" shall be deemed to refer to July 21, 1999 and (g) all references to "redemption" of Indebtedness shall be construed to include the giving of any redemption notice with respect to such Indebtedness by the issuer thereof and any deposit with the trustee for the holders of such Indebtedness, not earlier than the date of such notice, of funds necessary to effect such redemption, in each case pursuant to the indenture governing such Indebtedness.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Term Lender has, pursuant to the Second Amendment and/or the Third Amendment, agreed to make Term Loans to the Borrower on the Second Amendment Effective Date and/or the Tranche D Effective Date in an aggregate principal amount not exceeding its Term Loan Commitments with respect to Term Loans to be made on such dates and
       (b) each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall comply with Section 2.17 and shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any new Eurodollar Borrowing (but not any renewal or extension of any outstanding Eurodollar Borrowing), such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that a Eurodollar Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the total Revolving Commitments or (ii) the amount required to reimburse any LC Disbursement as contemplated by Section 2.05(e), in each case in the event that such entire unused balance or such required reimbursement amount is less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 35 Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

                  SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a

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                                                                              50

Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of such Swingline Lender's outstanding Swingline Loans exceeding its Swingline Commitment, (ii) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (iii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that such Swingline Lender may, but shall not be required to, make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by

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                                                                              51

telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the location and number of the Borrower's account to which funds are to be disbursed, which account shall comply with the requirements of
Section 2.06. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall make each Swingline Loan available to the Borrower (pro rata, in accordance with the Swingline Commitments of the Swingline Lenders) by means of a credit or wire transfer to the account specified in writing by the Borrower in such notice (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) Each Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by such Swingline Lender. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall promptly notify the Borrower in writing of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by any Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  (d) Addition of a Swingline Lender. A Revolving Lender may become an additional Swingline Lender hereunder upon the delivery of (i) a written agreement among the Borrower, the Administrative Agent, each Swingline Lender and such Revolving Lender and (ii) an Assignment and Acceptance Agreement (or Agreements, if more than one Swingline Lender) pursuant to Section 9.04(b) with respect to an amount of Swingline Commitments and Swingline Loans to be agreed upon between such Revolving Lender and each assigning Swingline Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Swingline Lender.

                  SECTION 2.05. Letters of Credit. (a) General. On the Restatement Effective Date, the Existing Letters of Credit will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions set forth herein (including, with respect to issuances of Tranche A Letters of Credit, Section 2.20), the Borrower may request the issuance of (and the applicable Issuing Bank, as specified by the Borrower, shall issue) (i) Tranche A Letters of Credit, at any time and from time to time during the Tranche A Availability Period, and (ii) Revolving Letters of Credit, at any time and from time to time during the Revolving Availability Period, in each case for the Borrower's own account or for the account of any other member of the Allied Group (provided that the Borrower will be a co-applicant and a co-obligor with respect to each Letter of Credit issued for the account of any other member of the Allied Group), in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank. For purposes hereof, (i) Letters of Credit shall at all times and from time to time be deemed to be Tranche A Letters of Credit in the amount specified in the definition of Tranche A Letters of Credit and be deemed to be Revolving Letters of Credit only to the extent, and in an amount by which, the aggregate amount of outstanding Letters of Credit exceeds such amount specified in the definition of Tranche A Letters of Credit, (ii) drawings under any Letter of Credit shall be deemed to have been made under Revolving Letters of Credit for so long as, and to the extent that, there are any undrawn Revolving Letters of Credit outstanding (and thereafter shall be deemed to have been made under Tranche A Letters of Credit) and
       (iii) any Letter of Credit that expires or terminates will be deemed to be a Revolving Letter of Credit, for so long as, and to the extent that, there are outstanding Revolving Letters of Credit immediately prior to such expiration or termination; provided, however, that, at any time during which an Event of Default shall have occurred and be continuing,
       (A) Letters of Credit shall be deemed to be Revolving Letters of Credit and Tranche A Letters of Credit, (B) drawings under Letters of Credit shall be deemed to have been made under Revolving Letters of Credit and Tranche A Letters of Credit and (C) any Letter of Credit that expires or terminates shall be deemed to be a Revolving Letter of Credit and a Tranche A Letter of Credit, in each case pro rata based upon (1) the total Revolving Commitments at such time and (2) the sum of the Total Tranche A Credit-Linked Deposit and the amount of the Total Tranche A Credit-Linked Deposit that shall have been applied to reimburse outstanding Tranche A LC Disbursements at such time. To the extent necessary to implement the foregoing, the identification of a Letter of Credit as a Revolving Letter of Credit or a Tranche A Letter of

       Credit may change from time to time and a portion of a Letter of Credit may be deemed to be a Tranche A Letter of Credit and the remainder be deemed to be a Revolving Letter of Credit. Notwithstanding the foregoing, the entire face amount of any Letter of Credit with an expiration date after the Revolving Maturity Date shall at all times be deemed to be a Tranche A Letter of Credit, subject to the limitations set forth in clause (i) of the third sentence of this paragraph (a). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with subparagraph
(i) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower (and any other member of the Allied Group for whose account such Letter of Credit is issued) shall also submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (x) the LC Exposure shall not exceed the sum of the total Revolving Commitments and the Total Tranche A Credit-Linked Deposit, (y) the total Revolving Exposures shall not exceed the total Revolving Commitments and (z) the Tranche A LC Exposure shall not exceed the Total Tranche A Credit-Linked Deposit.

                  (i) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (other than any Existing Letter of Credit having a later expiration date), or, in the case of any renewal or extension thereof, one year after such renewal or extension and (ii) (A) with respect to any Revolving Letter of Credit, the date that is five Business Days prior to the Revolving Maturity Date and (B) with respect to any Tranche A Letter of Credit, the date that is five Business Days prior to the Tranche A Maturity Date.

                  (ii) Participations. (A) By the issuance of a Revolving Letter of Credit (or an amendment to a Revolving Letter of Credit increasing the amount thereof) and without any further action on

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                                                                              54

         the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit (including each Existing Letter of Credit) equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each Revolving LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower or any other account party on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower or any other account party for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (B) On the Second Amendment Effective Date, without any further action on the part of any Issuing Bank or the Tranche A Lenders, each Issuing Bank hereby grants to each Tranche A Lender, and each Tranche A Lender hereby acquires from such Issuing Bank, a participation in each Tranche A Letter of Credit equal to such Tranche A Lender's Applicable Percentage of the aggregate amount available to be drawn under such Tranche A Letter of Credit. The aggregate purchase price for the participations of each Tranche A Lender in Tranche A Letters of Credit shall equal the amount of the Tranche A Credit-Linked Deposit of such Tranche A Lender. Each Tranche A Lender shall pay to the Administrative Agent its Tranche A Credit-Linked Deposit in full on the Second Amendment Effective Date. Each Tranche A Lender hereby absolutely and unconditionally agrees that if an Issuing Bank makes a Tranche A LC Disbursement which is not reimbursed by the Borrower on the date due as provided in paragraph (b)(iii) of this Section, or is required to refund any reimbursement payment in respect of a Tranche A LC Disbursement to the Borrower for any reason, the Administrative Agent shall reimburse the applicable Issuing Bank for the amount of such Tranche A LC Disbursement from such Tranche A Lender's Tranche A Credit-Linked Deposit on deposit in the Tranche A Credit-Linked Deposit Account. In the event the Tranche A Credit-Linked Deposit Account is charged by the Administrative Agent to reimburse the applicable Issuing Bank for an unreimbursed Tranche A LC Disbursement, the Borrower shall have the right, at any time prior to the Tranche A Maturity Date, to pay over to the Administrative Agent in reimbursement thereof an amount equal to the amount so charged, and such payment shall be deposited by the Administrative Agent in the Tranche A Credit-Linked Deposit Account. Each Tranche A Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of

         Tranche A Letters of Credit pursuant to this subparagraph (B) is unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Tranche A Letter of Credit or the occurrence and continuance of a Default or the return of the Tranche A Credit Linked Deposits, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each Tranche A Lender irrevocably authorizes the Administrative Agent to apply amounts of its Tranche A Credit-Linked Deposit as provided in this subparagraph (B).

                  (iii) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying (or causing any other account party in respect of such Letter of Credit to pay) to the Administrative Agent an amount equal to such LC Disbursement not later than the Business Day immediately following the day that the Borrower receives notice that an LC Disbursement has been made; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.

                           (A) If the Borrower fails to make (or cause another
                  account party to make) any payment due under paragraph
                  (b)(iii) above with respect to a Revolving Letter of Credit when due, the Administrative Agent shall notify each Revolving Lender of the applicable Revolving LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
                  Section 2.06 with respect to Loans made by such Lender (and
                  Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the appropriate Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any Revolving LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower (or any other account party in respect of the relevant Revolving Letter of Credit) of its obligation to reimburse such LC Disbursement.

                           (B) If the Borrower fails to make (or cause another
                  account party to make) any payment due under paragraph
                  (b)(iii) above with respect to a Tranche A Letter of Credit, the Administrative Agent shall notify each Tranche A Lender of the applicable Tranche A LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof, and the Administrative Agent shall promptly pay to the applicable Issuing Bank each Tranche A Lender's Applicable Percentage of such Tranche A LC Disbursement from such Tranche A Lender's Tranche A Credit-Linked Deposit. Promptly following receipt by the Administrative Agent of any payment by the Borrower in respect of any Tranche A LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent payments have been made from the Tranche A Credit-Linked Deposits, to the Tranche A Credit-Linked Deposit Account to be added to the Tranche A Credit-Linked Deposits of the Tranche A Lenders in accordance with their Applicable Percentages. The Borrower acknowledges that each payment made pursuant to this subparagraph (B) in respect of any Tranche A LC Disbursement is required to be made for the benefit of the distributees indicated in the immediately preceding sentence. Any payment made from the Tranche A Credit-Linked Deposit Account, or from funds of the Administrative Agent, pursuant to this paragraph to reimburse an Issuing Bank for any Tranche A LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (iv) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (b)(iii) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (1) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (2) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (3) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (except as otherwise provided below), or (4) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the

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                                                                              57

         circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (v) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders or Tranche A Lenders with respect to any such LC Disbursement.

                  (vi) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower (or any other account party) reimburses such LC Disbursement, at (1) in the case of a Revolving LC Disbursement, the rate per annum then applicable to ABR Revolving Loans and (2) in the case of a Tranche A LC Disbursement, the rate per annum then applicable to ABR Term Loans; provided that, if the Borrower fails to reimburse (or cause another account party to reimburse) such LC Disbursement when due pursuant to paragraph (b)(iii) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (b)(iii)(A) of this Section or from the Tranche A Credit-Linked Deposit of any Tranche A Lender pursuant to paragraph (b)(iii)(B) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (vii) Addition and Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders and the Tranche A Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (1) the successor Issuing Bank shall have all the rights and obligations of the relevant Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (2) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. A Revolving Lender may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank. Notwithstanding the foregoing, the Borrower shall not designate any Revolving Lender as an Issuing Bank hereunder if, after giving effect thereto, there would be more than fifteen Issuing Banks (other than Issuing Banks with no outstanding Letters of Credit other than Existing Letters of Credit).

                  (viii) Cash Collateralization. If any Event of Default under
         Section 7.01 (i), (ii), (vii)(A), (viii) or (ix) shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Tranche A Lenders and Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (viii) or (ix) of Section 7.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the

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                                                                              59

         Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Tranche A Lenders and Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(b)(iii) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower each agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount

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                                                                              60

is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

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                                                                              61

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

                  SECTION 2.08. Termination and Reduction of Commitments; Return of Tranche A Credit-Linked Deposits. (a) Unless previously terminated,
       (i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, (x) on the Second Amendment Effective Date, in the case of Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments and (y) on the Tranche D Effective Date, in the case of Tranche D Term Loan Commitments, and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date. If any Tranche A Letter of Credit remains outstanding on the Tranche A Maturity Date, the Borrower will deposit with the Administrative Agent an amount in cash equal to 100% of the aggregate undrawn amount of such Letter of Credit to secure the Borrower's reimbursement obligations with respect to any drawings that may occur thereunder. Subject only to the Borrower's compliance with its obligations under the preceding sentence, any amount of the Tranche A Credit-Linked Deposits held in the Tranche A Credit-Linked Deposit Account will be returned to the Tranche A Lenders on the Tranche A Maturity Date pursuant to Section 2.10(d).

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving, Swingline or Term Loan Commitments; provided that
(i) each reduction of the Revolving, Swingline or Term Loan Commitments shall be in an amount that is an integral multiple of

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                                                                              62

$1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments. The Borrower may at any time or from time to time direct the Administrative Agent to reduce the Total Tranche A Credit-Linked Deposits; provided that (i) each reduction of the Tranche A Credit-Linked Deposits shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not direct the Administrative Agent to reduce the Tranche A Credit-Linked Deposits if, after giving effect to such reduction (and to the provisions of Section 2.05(a)), the aggregate Tranche A LC Exposure would exceed the Total Tranche A Credit-Linked Deposit or the Revolving Exposure would exceed the total Revolving Commitments. In the event the Tranche A Credit-Linked Deposits shall be reduced as provided in the preceding sentence, the Administrative Agent will return all amounts in the Tranche A Credit-Linked Deposit Account in excess of the reduced Total Tranche A Credit-Linked Deposit to the Tranche A Lenders, ratably in accordance with their Applicable Percentages of the Total Tranche A Credit-Linked Deposit (as determined immediately prior to such reduction).

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving, Swingline or Term Loan Commitments or the Total Tranche A Credit-Linked Deposit under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Revolving, Swingline or Term Loan Commitments or reduction of the Total Tranche A Credit-Linked Deposit shall be permanent. Each termination of the Revolving, Swingline or Term Loan Commitments or reduction of the Total Tranche A Credit-Linked Deposit shall be made ratably among the applicable Lenders in accordance with their Applicable Percentages.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date, (B) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Term Lender as provided in Section 2.10 and (C) to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least ten Business Days after such Swingline Loan is

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                                                                              63

       made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Amortization of Term Loans and Tranche A Credit-Linked Deposits. (a) The Borrower shall repay Term Borrowings in an aggregate principal amount of $20,000,000 on September 30 if each year, beginning on September 30, 2004.

                  (b) If the initial aggregate amount of the Lenders' Term Loan Commitments exceeds the aggregate principal amount of Term Loans that are made on the Restatement Effective Date, then the scheduled repayments of Term Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably; provided that, at the option of the Borrower, any prepayment made pursuant to Section 2.11(a) may be applied either
(a) first to reduce the next scheduled repayments of the Term Borrowings to be made pursuant to this Section in order of maturity or (b) ratably. All Excess Cash Flow to be applied at any time to prepay Term Borrowings pursuant to
Section 2.11(d) shall be applied, at the Borrower's option,

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                                                                              64

(a) first to reduce the next scheduled repayments of the Term Borrowings to be made pursuant to this Section in order of maturity or (b) ratably.

                  (c) Each payment of Borrowings pursuant to this Section 2.10 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

                  (d) The Administrative Agent shall return Tranche A Credit-Linked Deposits in the aggregate amount of $2,000,000 to the Tranche A Lenders on September 30 of each year, beginning on September 30, 2004. To the extent not previously returned, all Tranche A Credit-Linked Deposits shall be returned to the Tranche A Lenders on the Tranche A Maturity Date. Any optional return of Tranche A Credit-Linked Deposits effected pursuant to Section 2.08 shall be applied to reduce the subsequent scheduled returns of Tranche A Credit-Linked Deposits to be effected pursuant to this Section ratably. Each return of Tranche A Credit-Linked Deposits pursuant to this Section 2.10(d) shall be accompanied by accrued interest on the amount of Tranche A Credit-Linked Deposits paid to but excluding the date of return.

                  SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(b)(viii)) in an aggregate amount equal to such excess.

                  (c) In the event and on each occasion that any Net Available Proceeds are received by or on behalf of Allied Waste, the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Available Proceeds are received, prepay Term Borrowings in an aggregate amount equal to the amount of the Relevant Percentage of such Net Available Proceeds; provided that

                  (i) in the case of Net Available Proceeds arising out of the sale of Securitization Assets, the issuance of Permitted Cure Securities or the issuance or incurrence of Indebtedness pursuant to
         Section 6.01(a)(xv) or Section 6.01(a)(xviii), the Borrower shall prepay Term Borrowings in an aggregate amount equal to 100% of such Net Available Proceeds; provided, however, that the Borrower shall not be required to prepay Term Borrowings with Net Available Proceeds received in connection with the sale of Securitization Assets unless the Net Available Proceeds received in connection with all such sales exceeds $5,000,000 in the aggregate in any fiscal year of the Borrower (in which case the Borrower shall be required to prepay Term Borrowings in an amount equal to 100% of such Net Available Proceeds received) provided, further, however, that the Net Available Proceeds arising from sales of Securitization Assets in additional Securitizations effected after the Third Amendment Effective Date involving Third

         Party Securities not in excess of $125,000,000 may be applied to Optional Repurchases of Refinanceable Public Notes provided that (x) the amount of such Net Available Proceeds so utilized plus the amount of Qualifying Senior Secured Indebtedness issued after the Third Amendment Effective Date pursuant to Section 6.01 (a)(xxiii) shall not exceed $500,000,000 less the amount of the Tranche D Term Loans and (y) 100% of such Net Available Proceeds arising from the sale of Securitization Assets which have not been applied to such Optional Repurchases by the 150th day following the date of the receipt shall be applied, not later than such 150th day, to the prepayment of the Term Loans;

                  (ii) subject to clause (iv) below, in the case of the issuance of Qualifying Senior Secured Indebtedness pursuant to Section 6.01(a)(xiii), (A) the Net Available Proceeds received in connection with the issuance after the Restatement Effective Date of up to $1,425,000,000 of the initial aggregate principal amount of such Qualifying Senior Secured Indebtedness may (to the extent such Net Available Proceeds are not applied to prepay Term Borrowings pursuant to this Section 2.11(c)) be applied to the repayment, redemption or repurchase of Targeted Senior Secured Indebtedness, (B) the Net Available Proceeds of additional issuances of such Qualifying Senior Secured Indebtedness shall be applied (x) if received when the Leverage Ratio is 3.75 to 1.00 or greater, 50% to the repayment of Term Loans and 50% to the repayment, redemption or repurchase of Targeted Senior Secured Indebtedness and (y) if received when the Leverage Ratio is less than 3.75 to 1.00, 100% to the repayment, redemption or repurchase of Targeted Senior Secured Indebtedness;

                  (iii) subject to clause (iv) below, 100% of the Net Available Proceeds from the issuance of Permitted Subordinated Debt pursuant to
         Section 6.01(a)(xiv) may be applied to the repayment, redemption or repurchase of Refinanceable Indebtedness;

                  (iv) notwithstanding the foregoing, 100% of any Net Available Proceeds from the issuance in a Permitted Refinancing Transaction of Qualifying Senior Secured Indebtedness or Permitted Subordinated Debt pursuant to Section 6.01(a)(xiii) or (xiv) which have not been applied to the repayment, repurchase or redemption of the relevant Targeted Senior Secured Indebtedness or Refinanceable Indebtedness by the 90th day following such issuance, shall be applied to the prepayment of Term Loans on such 90th day; and

                  (v) in the case of the issuance of Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness pursuant to
         Section 6.01(a)(xxiii), the Net Available Proceeds thereof may be applied to the Optional Repurchase of Refinanceable Public Notes in a Permitted Public Notes Refinancing Transaction, provided that 100% of such Net Available Proceeds which have not been so applied by the 150th day following such issuance shall be applied, not later than such 150th day, to the prepayment of Term Loans.

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                                                                              66

For purposes of determining the amount of Indebtedness that is permitted or required to be repaid, redeemed or repurchased pursuant to clause (ii), (iii),
(iv) or (v) above in circumstances where the determination of such amount is based on the Net Available Proceeds of a separate issuance of Indebtedness, the Net Available Proceeds of such separate issuance of Indebtedness shall be deemed to equal the Net Available Proceeds thereof without giving effect to any deduction of fees or expenses of such separate issuance of Indebtedness that are paid with the proceeds of Revolving Loans or Swingline Loans in accordance with
Section 5.16. Notwithstanding the foregoing, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower or any Subsidiary intends to apply the Net Available Proceeds from such event, within one year after receipt of such Net Available Proceeds, to acquire real property, equipment or other tangible assets (including pursuant to Permitted Acquisitions) to be used in the business of the Borrower and the Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of Net Available Proceeds so applied by the end of such one-year period. The amount of the Relevant Percentage of such Net Available Proceeds not so applied by the end of such one-year period shall be applied to the prepayment of Term Borrowings at such time. Notwithstanding any other provision of this Agreement, including the provisions of Sections 2.10 and 2.11, any and all proceeds, including any Net Available Proceeds, from the sale or disposition of Collateral subject to Liens under the Security Agreements or the Pledge Agreements at the time of such sale or disposition and made pursuant to the exercise of remedies under such Security Documents shall be applied in accordance with the provisions of the applicable Security Agreement or Pledge Agreement rather than the provisions of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the case of a Prepayment Event referred to in clause (d) of the definition of "Prepayment Event", the Borrower and/or any applicable Restricted Subsidiary will for purposes hereof (i) be deemed to have received a cash payment in respect of such Prepayment Event to the extent that the Borrower or such Restricted Subsidiary, as the case may be, receives a cash payment in respect of the applicable Securitization Assets from the applicable Securitization Vehicle and such cash payment is derived from proceeds from the issuance of Third Party Securities and (ii) will not be deemed to have received a cash payment from such Prepayment Event to the extent that such Prepayment Event occurs in connection with ongoing sales of Securitization Assets to such Securitization Vehicle that are purchased by it with the proceeds from collections of Securitization Assets previously purchased by it pursuant to such Securitization.

                  (d) Following the end of each Excess Cash Flow Calculation Period, commencing with the Excess Cash Flow Calculation Period ending March 31, 2004, the Borrower shall prepay Term Loans in an aggregate amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Calculation Period minus the aggregate amount of any voluntary prepayments of the Term Loans and Revolving Loans (to the extent accompanied by a corresponding permanent reduction of the Revolving Commitment) during such Excess Cash Flow Calculation Period. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to

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                                                                              67

Section 5.04(b) with respect to the most recent fiscal quarter included in the Excess Cash Flow Calculation Period in respect of which Excess Cash Flow is being calculated (and in any event within 60 days after the end of such fiscal quarter).

                  (e) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lenders) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing or a reduction of the Total Tranche A Credit-Linked Deposits, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or reduction, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Loan or a Borrowing of the same Type as provided in
Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Except as otherwise set forth herein, (i) each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and (ii) each reduction of the Total Tranche A Credit-Lined Deposit shall be applied ratably to the Tranche A Credit-Linked Deposits of the Tranche A Lenders. Each optional prepayment of Borrowings made pursuant to Section 2.11(a) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or the entire outstanding principal amount of any Class of Borrowings, if such amount is less than $5,000,000). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  (f) In the event that 100% of the proceeds of the Original Tranche C Term Loans, less the amount of out-of-pocket costs and expenses incurred in connection with the First Amendment and attributable to obtaining the Original Tranche C Term Loans, have not been used by the 120th day following the First Amendment Effective Date to effect Optional Repurchases of Refinanceable Indebtedness, then any such net proceeds not so applied shall be applied on such 120th day to prepay Term Loans hereunder. In the event that 100% of the proceeds of the Tranche D Term Loans, less the amount of out-of-pocket costs and expenses incurred in connection with the Third Amendment and attributable to obtaining the Tranche D Term Loans, have not been used by the 150th day following the Tranche D Effective Date to effect Optional Repurchases of Refinanceable Indebtedness, then any such net proceeds not so applied shall be applied on such 150th day to prepay Term Loans hereunder.
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                                                                              68

                  SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.75% per annum on the daily unused amount of the Revolving Commitment of such Lender, during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Revolving Letters of Credit, which shall accrue at the Applicable Margin from time to time in effect in respect of Eurodollar Revolving Loans on the daily amount of such Lender's Revolving LC Exposure (excluding any portion thereof attributable to unreimbursed Revolving LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the date on which such Lender ceases to have any Revolving LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank, not to exceed 0.25% per annum, on the outstanding amount of each Revolving Letter of Credit issued by such Issuing Bank during the period from and including the date of issuance thereof to but excluding the date of termination, expiration or drawing in full of such Revolving Letter of Credit, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Revolving Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees in respect of Revolving Letters of Credit accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees in respect of Revolving Letters of Credit shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay (i) in addition to the fees payable to the Tranche A Lenders pursuant to Section 2.20(b), to the Administrative Agent for the account of each Tranche A Lender a participation fee with respect to its participations in Tranche A Letters of Credit, which shall accrue at the Applicable Margin from time to time in effect with respect to the Tranche A Participation Fee on the

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                                                                              69

daily amount of such Tranche A Lender's Tranche A Credit-Linked Deposit during the period from and including the Restatement Effective Date to but excluding the date on which the entire amount of such Lender's Tranche A Credit-Linked Deposit is returned to it and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the outstanding amount of each Tranche A Letter of Credit (including each Existing Letter of Credit that is a Tranche A Letter of Credit) issued by such Issuing Bank from and including the date of issuance thereof to but excluding the date of termination, expiration or drawing in full of such Tranche A Letter of Credit, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Tranche A Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees in respect of Tranche A Letters of Credit accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Tranche A Credit-Linked Deposits are returned to the Tranche A Lenders and any such fees accruing after the date on which the Tranche A Credit-Linked Deposits are returned to the Tranche A Lenders shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees in respect of Tranche A Letters of Credit shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (d) All voluntary prepayments of Term Loans (including Tranche D Term Loans) effected on or prior to the first anniversary of the Second Amendment Effective Date with the proceeds of a substantially concurrent issuance or incurrence of Indebtedness in connection with a repricing or refinancing of all or any portion of the Term Loans shall be accompanied by a prepayment fee equal to 1.0% of the aggregate amount of any such prepayment.

                  (e) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

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                                                                              70

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or Tranche A LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of overdue unreimbursed amounts with respect to any Tranche A LC Disbursement, 2% plus the rate otherwise applicable to such Tranche A LC Disbursement as provided in Section 2.05(b) or (iii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14. Alternate Rate of Interest. If prior to (i) the commencement of any Interest Period for a Eurodollar Borrowing or (ii) the determination of the Benchmark LIBOR Rate (as defined in Section 2.20(b)) on any day:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or the Benchmark LIBOR Rate for such day; or

                  (b) the Administrative Agent is advised by the Required
               Lenders that the Adjusted LIBO Rate for such Interest Period or the Benchmark LIBOR Rate for such day will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing or such Tranche A Credit-Linked Deposit, as applicable, for such Interest Period or such day, as the case may be;

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                                                                              71

        then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) the Tranche A Credit-Linked Deposits shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Administrative Agent (except any such reserve requirement reflected in the Adjusted LIBO Rate, where applicable) or any Issuing Bank; or

                  (ii) impose on any Lender or any Issuing Bank or the Administrative Agent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein or any Tranche A Credit-Linked Deposit;

        and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank or the Administrative Agent of participating in, issuing or maintaining any Letter of Credit or any Tranche A Credit-Linked Deposit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or any Issuing Bank or the Administrative Agent determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's or the Administrative Agent's capital or on the capital of such Lender's or Issuing Bank's or the Administrative Agent's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Administrative Agent, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or the Administrative Agent or such Lender's or Issuing Bank's or the Administrative Agent's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's or the Administrative Agent's policies and the policies

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                                                                              72

of such Lender's or Issuing Bank's or the Administrative Agent's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or the Administrative Agent or such Lender's or Issuing Bank's or the Administrative Agent's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or Issuing Bank or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or the Administrative Agent or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank or the Administrative Agent, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or Issuing Bank or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's or the Administrative Agent's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or Issuing Bank or the Administrative Agent, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's or the Administrative Agent's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding the foregoing, Section 2.17, and not this
Section 2.15, is the only section of this Agreement that deals with increased costs with respect to Taxes.

                  SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
         Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to consist solely of an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO

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                                                                              73

         Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
         (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Any and all payments by or on account of any obligation of the Administrative Agent pursuant to Section 2.20(b) hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Administrative Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the Administrative Agent shall so notify the Borrower and advise it of the additional amount required to be paid so that the sum payable by the Administrative Agent pursuant to Section 2.20(b) after making all required deductions (including deductions applicable to additional sums payable under this Section) to the Tranche A Lenders is an amount from the Administrative Agent equal to the sum they would have received from the Administrative Agent had no deductions been made, (ii) the Borrower shall pay such additional amount to the Administrative Agent, (iii) the Administrative Agent shall make all required deductions, (iv) the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (v) the Borrower shall indemnify, within 10 days after written demand therefor, the Administrative Agent for the full amount of any deductions paid by the Administrative Agent with respect to any payments made on account of any obligation of the Administrative Agent pursuant to Section 2.20(b).

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the applicable Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other
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                                                                              74

Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, providing a reasonably detailed explanation and calculation thereof, prepared in good faith and delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) (i) Each Foreign Lender (and, where required by applicable law, such Foreign Lender's beneficial owners) shall deliver to the Borrower (with a copy to the Administrative Agent) two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners) delivers a Form W-8BEN, a certificate in the form of the certificate attached hereto as Exhibit L (the "Portfolio Exemption Certificate") representing, inter alia, that such Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners) is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), and such other forms or statements reasonably requested by the Borrower, in the case of all the foregoing, properly completed and duly executed by such Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners) claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement or any other Loan Document. Such forms shall be delivered by each Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners) on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners) shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners). In the case of a Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners) that delivers a Portfolio Interest Exemption Certificate, such Foreign Lender (and, as applicable, its beneficial owners) shall deliver such certificate and other forms as reasonably requested by the Borrower on a biannual basis. In addition, each Foreign Lender agrees to notify promptly the Borrower and the Administrative Agent if it (or, as applicable, its beneficial

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                                                                              75

owners) is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this
Section 2.17(e). Notwithstanding any other provision of this Section 2.17, a Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners) shall not be required to deliver any form pursuant to this Section 2.17(e) that such Foreign Lender (and, as applicable, such Foreign Lender's beneficial owners) is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Foreign Lender that the Borrower reasonably determines are required by law).

                  (ii) Each Lender that is not a Foreign Lender and the Administrative Agent shall deliver to the Borrower (with a copy to the Administrative Agent) two copies of United States Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, unless such Lender otherwise establishes that such Lender is otherwise eligible for an exemption from backup withholding tax or any other applicable withholding tax. Such forms shall be delivered by such Lender on or before the date it becomes a party to this Agreement or designates a new lending office and such Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender.

                  (iii) Each Lender (and each former Lender) agrees to indemnify and hold harmless the Borrower and the Administrative Agent from and against any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof (including any interest, penalty, addition to tax or additional amount due) and reasonable expenses arising therefrom or with respect thereto ("Losses") incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof from any payments made pursuant to this Agreement which failure resulted from the Borrower's or the Administrative Agent's reliance on any representation, covenant, form, statement, certificate or other information provided to it by such Lender pursuant to this Section 2.17(e) including, for the avoidance of doubt, (x) any Losses arising by virtue of such Lender being a "conduit entity" within the meaning of Treasury Reg. Section 1.881-3 or any successor provision thereto and
(y) in the case of a Lender which sells a participation, any Losses which arise as a result of such participation but, in all cases, excluding Losses resulting solely from any action or failure to act by the Borrower (other than the Borrower's reliance on any such representation, covenant, form, statement or certificate or any such action as required by applicable law or by this Agreement).

                  (f) If the Administrative Agent or a Lender or any Issuing Bank determines, in its reasonable, good faith judgment that it has received a refund of or with respect to any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender or such Issuing Bank and without interest (other than any interest paid

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                                                                              76

by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or such Issuing Bank in the event the Administrative Agent or such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17 shall require the Administrative Agent or any Lender or any Issuing Bank to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York 10017, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to payment of interest and fees then due in respect of Loans, Letters of Credit and Commitments hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, to payment of principal of Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such

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                                                                              77

Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans or participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans or participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
         (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any

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                                                                              78

         Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Tranche A Credit-Linked Deposits hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to
         Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans or Tranche A Credit-Linked Deposits hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.20. Credit-Linked Deposit Account. (a) The Tranche A Credit-Linked Deposits shall be held by the Administrative Agent in the Tranche A Credit-Linked Deposit Account, and no party other than the Administrative Agent shall have a right of withdrawal from the Tranche A Credit-Linked Deposit Account or any other right or power with respect to the Tranche A Credit-Linked Deposits, except as expressly set forth in Section 2.05, 2.08 or 2.11. Notwithstanding any provision in this Agreement to the contrary, the sole funding obligation of each Tranche A Lender in respect of its participation in Tranche A Letters of Credit shall be satisfied in full upon the funding of its Tranche A Credit-Linked Deposit on the Restatement Effective Date.

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                                                                              79

                  (b) Each of the Borrower, the Administrative Agent, each Issuing Bank issuing any Tranche A Letter of Credit and each Tranche A Lender hereby acknowledges and agrees that each Tranche A Lender is funding its Tranche A Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Section 2.05(b) and that the Administrative Agent has agreed to invest the Tranche A Credit-Linked Deposits so as to earn a return (except during periods when, and to the extent to which, such Tranche A Credit-Linked Deposits are used to cover unreimbursed Tranche A LC Disbursements, and subject to Section 2.14) for the Tranche A Lenders equal to a rate per annum, reset daily on each Business Day for the period until the next following Business Day, equal to (i) such day's rate for one month LIBOR deposits (the "Benchmark LIBOR Rate") minus (ii) 0.10%. Such interest will be paid to the Tranche A Lenders by the Administrative Agent quarterly in arrears when Letter of Credit fees are payable pursuant to Section 2.12. In addition to the foregoing payments by the Administrative Agent, the Borrower agrees to make payments to the Tranche A Lenders quarterly in arrears when Letter of Credit fees are payable pursuant to Section 2.12 (and together with the payment of such fees) in an amount equal to 0.10%.

                  (c) The Borrower shall have no right, title or interest in or to the Tranche A Credit-Linked Deposits and no obligations with respect thereto (except for the reimbursement obligations provided in Section 2.05), it being acknowledged and agreed by the parties hereto that the making of the Tranche A Credit-Linked Deposits by the Tranche A Lenders, the provisions of this Section
2.20 and the application of the Tranche A Credit-Linked Deposits in the manner contemplated by Section 2.05(b) constitute agreements among the Administrative Agent, each Issuing Bank issuing any Tranche A Letter of Credit and each Tranche A Lender with respect to the funding obligations of each Tranche A Lender in respect of its participation in Tranche A Letters of Credit and do not constitute any loan or extension of credit to the Borrower.

                  (d) Subject to the Borrower's compliance with the cash-collateralization requirements set forth in Section 2.05(b)(viii) the Administrative Agent shall return any remaining Tranche A Credit-Linked Deposits to the Tranche A Lenders following the occurrence of the Tranche A Maturity Date.

                  SECTION 2.21. Incremental Term Loans. (a) At any time prior to the Term Loan Maturity Date, the Borrower may, by notice to the Administrative Agent, which shall promptly deliver a copy thereof to each of the Lenders (the "Incremental Facility Notice"), request the addition of a new tranche of term loans hereto (the "Incremental Term Loans"); provided, however, that both (x) at the time of any such request and (y) after giving effect to any such Incremental Term Loans, no Default shall exist and the Borrower shall be in compliance with each Financial Performance Covenant (calculated, in the case of clause
         (y), on a pro forma basis to give effect to any borrowing of Incremental Term Loans). The Incremental Term Loans shall (i) be in an aggregate principal amount not in excess of $250,000,000 but in no event less than $50,000,000, (ii) rank pari passu in right of payment and of security with the other Loans (and the Additional Funded LC Facility (if any)), (iii) mature and amortize in a manner reasonably acceptable to the Initial Lenders, but in any event have an average

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                                                                              80

         weighted life equal to or longer than the Term Loans and mature on a date no earlier than the Term Loan Maturity Date, (iv) have such pricing as may be agreed by the Borrower and the Persons providing such Incremental Term Loans; provided, that the yield with respect to the Incremental Term Loans (taking into account upfront fees paid to Incremental Term Loan lenders) may be no more than 0.25% per annum greater than the then-current yield with respect to the Term Loans and the Additional Funded LC Facility (if any) the time the Incremental Facility Amendment (as defined below) becomes effective pursuant to its terms (it being understood that the pricing of the Term Loans and/or the Additional Funded LC Facility (if any) will be increased and/or additional fees will be paid to the Term Lenders or Additional Funded LC Facility lenders (if any) to the extent necessary to satisfy such requirement), and (v) otherwise be treated hereunder substantially the same as (and in any event no more favorably than) the Term Loans (including with respect to the voluntary and mandatory prepayment provisions); provided, that the terms and provisions applicable to the Incremental Term Loans may provide for financial or other covenants different or in addition to those applicable to the Term Loans and the Additional Funded LC Facility (if any) only to the extent that such terms and provisions are applicable only during periods after the Term Loan Maturity Date. The Incremental Facility Notice shall (i) set forth the requested amount of Incremental Term Loans, (ii) offer each Lender the opportunity to offer a commitment (the "Incremental Commitment") to provide Incremental Term Loans by giving written notice of such offered commitment to the Administrative Agent and the Borrower prior to the termination of the general syndication of the Incremental Term Loans and (iii) be provided to each existing Lender not less than five Business Days prior to the commencement of the general syndication of the Incremental Term Loans; provided, however, that no existing Lender will be obligated to subscribe for any portion of such commitments. At any point during or after the expiration of the Incremental Term Loan Offer Period, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Additional Term Loan Lender") to extend commitments to provide Incremental Term Loans; provided that the Additional Term Loan Lenders shall be offered the opportunity to provide the Incremental Term Loans only on terms previously offered to the existing Lenders pursuant to the Incremental Facility Notice. Each Commitment in respect of Incremental Term Loans shall become a Commitment under this Agreement and the facility for the Incremental Term Loans shall be implemented hereunder pursuant to an amendment to this Agreement (an "Incremental Facility Amendment") executed by each of the Borrower, Allied Waste, each other Loan Party, each Lender agreeing to provide an Incremental Commitment, if any, each Additional Term Loan Lender, if any, and the Administrative Agent, which Incremental Facility Amendment will not require the consent of any other Lender. The effectiveness of any Incremental Facility Amendment shall (in addition to any other conditions specified therein) be subject to the satisfaction on the date thereof and, if different, on the date on which the Incremental Term Loans are made, of each of the conditions set forth in Section 4.02.

                  (b) At any time prior to the Term Loan Maturity Date, the Borrower may, by notice to the Administrative Agent, which shall promptly deliver a copy thereof to each of the Lenders (a "Refinancing

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                                                                              81

Facility Notice"), request the addition of a new tranche of term loans under this Agreement ("Refinancing Term Loans"), 100% of the proceeds of which will be applied by the Borrower on the date of receipt to the prepayment of all then outstanding Term Loans pursuant to Section 2.11(a) and (e); provided, however, that both (x) at the time of any such request and (y) after giving effect to any such Refinancing Term Loans, no Default shall exist and the Borrower shall be in compliance with each Financial Performance Covenant. Refinancing Term Loans shall not constitute Incremental Term Loans for purposes of this Section (or reduce the amounts of any Incremental Term Loans that could be effected pursuant to paragraph (a) of this Section), and all proceeds of Refinancing Term Loans shall be applied on their date of Borrowing to the prepayment in full of all then outstanding Term Loans. The aggregate principal amount of Refinancing Term Loans requested in a Refinancing Facility Notice or thereafter borrowed shall equal the outstanding amount of Term Loans at the time of such notice or on the date of such Borrowing, as the case may be. The Refinancing Term Loans shall (i) rank pari passu in right of payment and of security with the other Loans (and the Additional Funded LC Facility (if any)), (ii) mature and amortize in a manner reasonably acceptable to the Administrative Agent, but in any event have an average weighted life equal to or longer than the then outstanding Term Loans and mature on a date no earlier than the Term Loan Maturity Date, (iii) have such pricing as may be agreed by the Borrower and the Persons providing such Refinancing Term Loans and (iv) otherwise be treated hereunder substantially the same as (and in any event no more favorably than) the then outstanding Term Loans (including with respect to the voluntary and mandatory prepayment provisions); provided, that the terms and provisions applicable to the Refinancing Term Loans may provide for financial or other covenants different or in addition to those applicable to the Term Loans and the Additional Funded LC Facility (if any) only to the extent that such terms and provisions are applicable only during periods after the Term Loan Maturity Date. Each commitment in respect of Refinancing Term Loans will become a Commitment under this Agreement and the facility for the Refinancing Term Loans will be implemented hereunder pursuant to an amendment to this Agreement (a "Refinancing Facility Amendment") executed by each of the Borrower, Allied Waste, each other Loan Party, each Lender (including any new Lender) agreeing to provide a Commitment in respect of Refinancing Term Loans and the Administrative Agent, which Refinancing Facility Amendment will not require the consent of any other Lender. The effectiveness of any Refinancing Facility Amendment will (in addition to any other conditions specified therein) be subject to the satisfaction on the date thereof and, if different, on the date on which the Refinancing Term Loans are made, of each of the conditions set forth in Section 4.02.

                  SECTION 2.22. Funded Letter of Credit Facility. At any time prior to the Term Loan Maturity Date, the Borrower may, by notice to the Administrative Agent which shall promptly deliver a copy thereof to each of the Lenders (the "Additional Funded LC Facility Notice"), request the addition of a new pre-funded letter of credit facility (the "Additional Funded LC Facility"); provided, however, that both (x) at the time of any such request and (y) upon effectiveness of the Additional Funded LC Facility Amendment referred to below, no Default shall exist and the Borrower shall be in compliance with each Financial Performance Covenant. The Additional Funded LC Facility shall (i) be in an aggregate principal amount not
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                                                                              82

         in excess of $500,000,000 and in no event less than $50,000,000 and
         (ii) have such pricing as may be agreed by the Borrower and the Persons providing such Additional Funded LC Facility. The obligations in respect of letters of credit issued under the Additional Funded LC Facility shall (i) rank pari passu in right of payment and of security with the other Loans (including the Incremental Term Loans (if any)),
         (ii) have such pricing as may be agreed by the Borrower and the Persons providing the Additional Funded LC Facility; provided, that the yield with respect to the Additional Funded LC Facility (taking into account upfront fees paid to Funded LC Facility lenders) may be no more than 0.25% per annum greater than the then-current yield with respect to the Tranche A Letters of Credit at the time the Additional Funded LC Facility Amendment becomes effective pursuant to its terms (it being understood that the pricing of the Tranche A Letters of Credit will be increased and/or additional fees will be paid to the Tranche A Lenders to the extent necessary to satisfy such requirement) and (iii) otherwise be treated hereunder substantially the same as (and in any event no more favorably than) the Tranche A Letters of Credit. Letters of credit issued under the Additional Funded LC Facility shall be used solely to support payment obligations of the Borrower and the Subsidiaries in the ordinary course of business. The Additional Funded LC Facility Notice shall (i) set forth the requested size of the Additional Funded LC Facility, (ii) offer each Lender the opportunity to offer a commitment (the "Additional Funded LC Commitment") to provide a portion of the Additional Funded LC Facility by giving written notice of such offered commitment to the Administrative Agent and the Borrower prior to the termination of the general syndication of the Additional Funded LC Facility and (iii) be provided to each existing Lender not less than five Business Days prior to the commencement of the general syndication of the Additional Funded LC Facility; provided, however, that no existing Lender will be obligated to subscribe for any portion of such commitments. At any point during or after the Additional Funded LC Offer Period, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Additional Funded LC Lender") to extend commitments to provide a portion of the Additional Funded LC Facility; provided that the Additional Funded LC Lenders shall be offered the opportunity to provide a portion of the Additional Funded LC Facility only on terms previously offered to the existing Lenders pursuant to the Additional Funded LC Facility Notice. Each Commitment in respect of the Additional Funded LC Facility shall become a Commitment under this Agreement and the Additional Funded LC Facility shall be implemented hereunder pursuant to an amendment to this Agreement (an "Additional Funded LC Facility Amendment") executed by each of the Borrower, Allied Waste, each other Loan Party, each Lender agreeing to provide an Additional Funded LC Commitment, if any, each Additional Funded LC Lender, if any, and the Administrative Agent, which Additional Funded LC Facility Amendment will not require the consent of any other Lender. The effectiveness of any Additional Funded LC Facility Amendment shall (in addition to any other conditions specified therein) be subject to the satisfaction on the date thereof and, if different, on the date on which the Additional Funded LC Facility becomes effective, of each of the conditions set forth in Section 4.02.

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                                                                              83

                                  ARTICLE III

                         Representations and Warranties

                  Each of Allied Waste and the Borrower jointly and severally represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of Allied Waste, its Restricted Subsidiaries and the Securitization Vehicles (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party and each Person that was a Loan Party immediately prior to the Restatement Effective Date (each, a "Predecessor Loan Party") of each of the Loan Documents to which such Loan Party is or will be a party and the other Transactions:

                  (a) have been duly authorized by all requisite corporate and, if required, stockholder action;

                  (b) in the case of Allied Waste and the Borrower, will not (i)
               violate (A) any provision of law, statute, rule or regulation, or of its certificate or articles of incorporation or other constitutive documents or by-laws, (B) any material order of any Governmental Authority or (C) any material provision of any indenture, or other Material Agreement or instrument to which Allied Waste or the Borrower is a party or by which either of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other Material Agreement or instrument or (iii) result in the creation or imposition of any material Lien upon or with respect to any property or assets now owned or hereafter acquired by Allied Waste or the Borrower (other than any Lien created hereunder or under the Security Documents); and

                  (c) in the case of members of the Allied Group other than
               Allied Waste and the Borrower, will not (i) violate (A) any provision of law, statute, rule or regulation, or of its certificate or articles of incorporation or other constitutive documents or by-laws, (B) any material order of any Governmental Authority or (C) any material provision of any indenture or other Material Agreement or instrument to which any of them is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or which notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other Material Agreement or instrument or (iii) result in the creation or imposition of any material Lien upon or with respect to any property or assets now owned or hereafter acquired by any of them (other than any Lien created hereunder or under the Security Documents, in each case other than violations, conflicts and breaches referred to in clauses (i) and (ii) above that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in any liability of the Administrative Agent or any Lender.

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each of Allied Waste and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 3.04. Governmental Approvals. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and other similar filings to perfect the interests of the Secured Parties in the Collateral, (b) such as will have been made or obtained and will be in full force and effect as of the Restatement Effective Date, (c) such as may be required in the ordinary course of business in connection with the performance of the obligations of Allied Waste and the Borrower hereunder and (d) such as may be required in connection with sales of capital stock or other ownership interests under the Security Documents.

                  SECTION 3.05. Financial Statements. (a) Allied Waste has, on or prior to the Restatement Effective Date, furnished to the Administrative Agent for distribution to the Lenders the Consolidated balance sheet and statements of income, stockholders' equity and cash flows of Allied Waste and its Restricted Subsidiaries on a Consolidated basis as of and for the fiscal year ended December 31, 2002, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Allied Waste and its Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied.

                  (b) Allied Waste has, on or prior to the Restatement Effective Date, furnished to the Administrative Agent for distribution to the Lenders (i) its unaudited pro forma Consolidated balance sheet as of December 31, 2002 and
(ii) projected Consolidated statements of income, stockholders' equity and cash flows of Allied Waste and its Restricted Subsidiaries (covering the period ending on December 31, 2010), in each case prepared giving effect to the Transactions as if the Transactions had occurred as of December 31, 2002. Such pro forma and projected financial statements have been prepared in good faith by Allied Waste based on the assumptions and estimates used to prepare the pro forma and projected financial information in the Confidential Information Memorandum (which assumptions and estimates are believed by Allied Waste on the date thereof to be reasonable), is based on the best information available to Allied Waste after due inquiry and accurately reflects all material adjustments required to be made to give effect to the Transactions.

                  SECTION 3.06. No Material Adverse Change. Since December 31, 2002, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of Allied Waste and its Subsidiaries, taken as a whole.

                  SECTION 3.07. Title to Properties; Possession Under Leases.
         (a) Each member of the Allied Group has good title to, or valid leasehold interests in, all properties and assets which are material to the conduct of the business of the Allied Group, taken as a whole, except for defects that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by the Loan Documents.

                  (b) Schedule 3.07 sets forth the address of each landfill that is owned or leased by Allied Waste or any of its Restricted Subsidiaries as of the Restatement Effective Date.

                  (c) As of the Restatement Effective Date, neither Allied Waste nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any landfill or any sale or disposition thereof in lieu of condemnation. As of the Restatement Effective Date, except as set forth on Schedule 3.07, neither any landfill nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such landfill or interest therein.

                  (d) Each member of the Allied Group has complied with all obligations under all leases which are material to the Allied Group, taken as a whole, to which it is a party and all such leases are in full force and effect, except where failure to do so or failure of such leases to be in full force and effect could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each member of the Allied Group enjoys peaceful and undisturbed possession under all such material leases, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.08. Subsidiaries; Other Equity Investments. (a) Part
         (a) of Schedule 3.08 sets forth as of the Restatement Effective Date a list of all Subsidiaries. Each such Subsidiary is a wholly owned Subsidiary except as otherwise indicated on Schedule 3.08. The shares of capital stock or other ownership interests issued by the Borrower and the other Subsidiaries and owned

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                                                                              86

         by members of the Allied Group are fully paid and non-assessable and are owned by Allied Waste, directly or indirectly, free and clear of all Liens (other than Liens permitted by the Loan Documents).

                  (b) Part (b) of Schedule 3.08 sets forth as of the Restatement Effective Date a list of all equity Investments (other than equity Investments in Subsidiaries referred to in Part (a) of Schedule 3.08) held by Allied Waste or any of its subsidiaries in any Person, and, for each such Investment (i) the identity of the Person or Persons holding such Investment and (ii) the nature of such Investment.

                  SECTION 3.09. Litigation; Compliance with Laws.

                  (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Allied Waste or the Borrower, threatened against or affecting any member of the Allied Group or any business, property or rights of any such member (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) No member of the Allied Group or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any Environmental Law, or, to the knowledge of Allied Waste or the Borrower any zoning, building ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.10. Agreements. No member of the Allied Group is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other Material Agreement to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.11. Federal Reserve Regulations. (a) No member of the Allied Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used by any member of the Allied Group, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulations U or X of the Board.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. No member of the Allied Group is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as

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         defined in, or subject to regulation under, the Public Utility Holding
         Company Act of 1935.

                  SECTION 3.13. Tax Returns. Each of Allied Waste and its Subsidiaries has timely filed or caused to be filed all Tax returns, extensions or materials required to have been filed by it (other than those not yet delinquent) and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except (a) any Taxes and assessments that are being contested in good faith by appropriate proceedings and for which such member shall have set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, after giving effect to the Transactions, reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.14. No Material Misstatements. To the knowledge of the Loan Parties, on or prior to the Restatement Effective Date, none of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Allied Waste and its Restricted Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, as of the date of such statements and in the light of the circumstances under which they were made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or expressions of opinion, each of Allied Waste and its Subsidiaries represents only that (i) it acted in good faith and utilized assumptions believed to be reasonable at the time and due care in the preparation of such information, report, financial statement, exhibit or schedule and (ii) nothing has come to its attention which would cause them not to so believe.

                  SECTION 3.15. Employee Benefit Plans. Except as set forth on
         Schedule 3.15, each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except for such non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.15, no ERISA Event has occurred and is outstanding or is reasonably expected to occur that, when taken together with all other such outstanding ERISA Events, could, individually or in the aggregate, reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates, except where such liability could not reasonably be expected to have to a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the aggregate present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than

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                                                                              88

         $25,000,000 the aggregate fair market value of the assets of all such underfunded Plans.

                  SECTION 3.16. Environmental Matters. Except as set forth on
         Schedule 3.16:

                  (a) the facilities and properties owned, leased or operated by each member of the Allied Group (the "Properties") do not contain and to the Borrower's best knowledge (actual or constructive) have not previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (b) the Properties and all operations of each member of the
               Allied Group are in compliance, and in the last five years have been in compliance, with all Environmental Laws and Environmental Permits, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any such Environmental Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (c) there have been no Releases or threatened Releases at, from, under or proximate to the Properties or properties formerly owned, leased or operated by any member of the Allied Group (the "Former Properties") or otherwise in connection with the operations of any member of the Allied Group, which Releases or threatened Releases, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (d) no member of the Allied Group has received any notice of an Environmental Claim in connection with the Properties or Former Properties or the operations of any member of the Allied Group or with regard to any Person whose liabilities arising under Environmental Law any member of the Allied Group has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                  (e) Hazardous Materials have not been transported from the
               Properties or Former Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties or Former Properties in violation of any Environmental Law, nor has any member of the Allied Group retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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                  SECTION 3.17. Insurance. Schedule 3.17 sets forth a true,
         complete and correct description of all material insurance maintained by Allied Waste and the Borrower (including insurance maintained by Allied Waste or the Borrower for any Subsidiary) as of the Restatement Effective Date. As of the Restatement Effective Date, such insurance is in full force and effect and all premiums which have become due and payable have been fully paid. The Allied Group maintains insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  SECTION 3.18. Labor Matters. Except as disclosed in the periodic reports of Allied Waste most recently filed under the Securities Exchange Act of 1934 prior to the Restatement Effective Date, as of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against any member of the Allied Group pending or, to the knowledge of Allied Waste or the Borrower, threatened, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Allied Group do not violate the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, in a manner which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. All payments due from members of the Allied Group, or for which any claim may be made against any member of the Allied Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.19. Solvency. Immediately after the consummation of the Transactions to occur on the Restatement Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds thereof, and taking into account all rights of indemnity, subrogation and contribution of the Loan Parties under applicable law and the Indemnity, Contribution and Subrogation Agreement, each Material Loan Party is and will be Solvent.

                  SECTION 3.20. Intellectual Property. Each member of the Allied Group owns, or has valid rights to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except for any failure to so own or license Intellectual Property which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Allied Waste and the Borrower, no claim has been asserted and is pending against any member of the Allied Group challenging or questioning the use of any Intellectual Property by them or the validity or effectiveness of any Intellectual Property used by them, except for any claims, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Allied Waste and the Borrower, the use of Intellectual Property by the members of the Allied Group does not infringe on the rights of any Person in any material respect and in any manner which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
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                                                                              90

                  SECTION 3.21. Senior Indebtedness. The Obligations constitute "Senior Indebtedness" under and as defined in the 10% Note Documents.

                  SECTION 3.22. Security Interests. (a) Each of the Non-Shared Collateral Pledge Agreement and the Shared Collateral Pledge Agreement is effective to create in favor of the Collateral Agent and the Collateral Trustee, respectively, for the ratable benefit of the Secured Parties and the Shared Collateral Secured Parties, respectively, a valid and enforceable security interest in the "Collateral" (as defined in the Non-Shared Collateral Pledge Agreement) and the "Collateral" (as defined in the Shared Collateral Pledge Agreement), respectively, and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent thereunder, such security interest shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

                  (b) Each of the Non-Shared Collateral Security Agreement and the Shared Collateral Security Agreement is effective to create in favor of the Collateral Agent and the Collateral Trustee, respectively, for the ratable benefit of the Secured Parties and the Shared Collateral Secured Parties, respectively, a legal, valid and enforceable security interest in the "Collateral" (as defined in the Non-Shared Collateral Security Agreement) and the "Collateral" (as defined in the Shared Collateral Security Agreement), respectively, and, when financing statements in appropriate form are filed in the offices specified on Schedule D to each of the Perfection Certificates, such security interest shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than the Intellectual Property, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

                  (c) The security interest created under each of the Non-Shared Collateral Security Agreement and the Shared Collateral Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on

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                                                                              91

registered trademarks, trademark applications and copyrights acquired or registered by the Loan Parties after the Restatement Effective Date).

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Restatement Effective Date. Without affecting the rights of Allied Waste or any Restricted Subsidiary hereunder at all times prior to the Restatement Effective Date, the amendment and restatement of the Original Credit Agreement in the form hereof and obligations of the Lenders to make Loans and acquire participations in Letters of Credit, the obligations of Tranche A Lenders to fund their Tranche A Credit-Linked Deposits and the obligations of an Issuing Bank to issue Letters of Credit hereunder shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The following documents, each dated the Restatement Effective Date (unless otherwise specified) are received by the Administrative Agent in form and substance satisfactory to the Initial Lenders:

                  (i) for Allied Waste, the Borrower and each other Material
               Loan Party, a copy of the organizational documents, as amended and in effect, of such Material Loan Party certified (as of a date reasonably close to the Restatement Effective Date) by the Secretary of State of the jurisdiction of organization of such Material Loan Party; a certificate from such Secretary of State dated as of a date reasonably close to the Restatement Effective Date as to the good standing of and organizational documents filed by such Material Loan Party; and evidence from each Material Loan Party that it is qualified to do business in each jurisdiction where such qualification is required and where the failure so to qualify could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (ii) for each of Allied Waste, the Borrower and each other
               Material Loan Party, a certificate of the Secretary or an Assistant Secretary of such Material Loan Party, dated the Restatement Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or operating or partnership agreement, where applicable) of such Material Loan Party as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions (or consent by members or partners, where applicable, to the extent required) duly adopted by the board of directors (or members or partners, where applicable) of such Material Loan Party authorizing the execution, delivery and performance of such of the Loan Documents to which such Material Loan Party is or is intended to be a party and the extensions of credit hereunder, and that such resolutions (or consent by members or partners, where applicable, to the extent required) have not been modified, rescinded or amended and are in full force and effect, (C) that the organizational

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                                                                              92

               documents of such Material Loan Party have not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer (or member or partner, where applicable) of such Material Loan Party executing such of the Loan Documents to which such Material Loan Party is intended to be a party and each other document to be delivered by such Material Loan Party from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice to the contrary in writing from such Material Loan Party); and

                  (iii) for each Material Loan Party, a certificate of another officer (or member or partner, where applicable) of such Material Loan Party, dated the Restatement Effective Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Material Loan Party;

                  (b) The Administrative Agent shall have received the Security Documents duly executed by each of the intended parties thereto, together with:

                  (i) such appropriately completed copies of Uniform
               Commercial Code financing statements as the Administrative Agent or any Lender shall have requested covering the Collateral described therein;

                  (ii) documents for recordation and filing of or with respect to such Security Documents that the Administrative Agent or any Lender may deem reasonably necessary or desirable in order to perfect the Liens created thereby;

                  (iii) the stock certificates, if any, required to be
               delivered pursuant to such Security Documents with respect to each Material Loan Party, each accompanied by undated stock powers executed in blank;

                  (iv) completed Perfection Certificates dated the Restatement
               Effective Date and signed by an executive officer of the Borrower or a Financial Officer, together with all attachments contemplated thereby.

                  (c) The Administrative Agent shall have received a legal opinion of (i) Latham & Watkins LLP, special counsel for the Loan Parties, in substantially the form of Exhibit K-1 and otherwise reasonably satisfactory to the Initial Lenders and (ii) Steven M. Helm, General Counsel of Allied Waste, in substantially the form of Exhibit K-2 and otherwise reasonably satisfactory to the Initial Lenders;

                  (d) The Initial Lenders shall have received a certificate of a Financial Officer to the effect that:

                           (x) the representations and warranties (other than
                  the representation and warranty contained in Section 3.06) are true and correct in all material respects on and as of

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                                                                              93

                  the Restatement Effective Date or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date (except, in the case of representations and warranties relating to the business, operations or condition of Allied Waste and its Subsidiaries, to the extent any such failures to be true and correct, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); and

                           (y) no event has occurred and is continuing that
                  constitutes a Default or an Event of Default.

                  (e) The Administrative Agent shall have received evidence of the existence of all insurance required to be maintained by Allied Waste and its Restricted Subsidiaries hereunder, together with evidence that the Collateral Agent on behalf of the Secured Parties or Shared Collateral Secured Parties is an additional insured or loss payee (in each case, to the extent required under Section 5.02).

                  (f) The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions requested by the Administrative Agent, and such searches shall reveal no Liens on any of the assets of any Loan Party except for Liens permitted by Section 6.02.

                  (g) The Administrative Agent shall have received evidence that the Borrower shall have paid all fees required to be paid, and all reasonable expenses for which invoices have been presented, on or before the Restatement Effective Date (including, without limitation, the reasonable fees and expenses of a single New York counsel and a single local counsel in each applicable jurisdiction to the Administrative Agent and the Initial Lenders).

                  (h) The Administrative Agent shall have received evidence that the Borrower shall have repaid (or is simultaneously repaying) all Loans or other amounts outstanding under the Original Credit Agreement on the Restatement Effective Date (other than Existing Letters of Credit), and that any breakage or indemnity payments in connection with such repayment, to the extent invoiced pursuant to the terms of the Original Credit Agreement, have been (or are simultaneously being) paid.

                  (i) All requisite material governmental authorities shall have approved or consented to the Transactions (except to the extent the failure to obtain any such approvals or consents could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect) and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions (except as previously disclosed to the Initial Lenders) that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Administrative Agent shall have received a certificate of an executive officer of the Borrower confirming that all material governmental consents and approvals required in connection with the Transactions have been received, except such consents and approvals

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                                                                              94

that, if not obtained, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (j) The Senior Note Offering shall have been consummated in accordance with applicable law and the Borrower shall have received therefrom aggregate gross cash proceeds of not less than $250,000,000. The material terms and conditions of the 2003 Senior Notes and the provisions of the indenture and other agreements and documents executed and delivered in connection with the Senior Note Offering shall be reasonably satisfactory to the Initial Lenders, each of whom shall have received copies of all such documents, certified by a Financial Officer as being complete and correct in all material respects.

                  (k) The Equity Offerings shall have been consummated in accordance with applicable law and Allied Waste shall have received therefrom aggregate gross cash proceeds of not less than $350,000,000. The material terms and conditions of each of the Common Equity Offering, the Mandatory Convertible Offering and the securities issued in connection therewith and the provisions of the agreements and documents executed in connection with each of the Common Equity Offering and the Mandatory Convertible Offering shall be reasonably satisfactory to the Initial Lenders, and each of the Initial Lenders shall have received copies of all such agreements and documents, certified by a Financial Officer as being complete and correct in all material respects.

                  (l) The Lenders shall be reasonably satisfied with (i) the material terms and conditions of all agreements and documents executed and delivered in connection with the other Transactions (to the extent consummated on or before the Restatement Effective Date), (ii) the capitalization, structure and equity ownership of Allied Waste and its subsidiaries after giving effect to the Transactions and (iii) all material legal, accounting, tax and other matters relating to the Transactions.

                  (m) Immediately after giving effect to the Transactions and the other transactions contemplated by this Agreement to occur on the Restatement Effective Date, Allied Waste and its Restricted Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the 2003 Senior Notes and (c) Indebtedness and preferred stock set forth on Schedule 6.01.

                  (n) The Lenders shall have received a detailed financial model of Allied Waste and its Restricted Subsidiaries, broken down by quarters, for the years 2003 through 2010 in form and substance reasonably satisfactory to the Initial Lenders.

                  (o) The Lenders shall have received the pro forma consolidated balance sheet of Allied Waste referred to in Section 3.05(b), and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. The Administrative Agent shall have received a certificate of a Financial Officer to the effect that such pro forma consolidated balance sheet fairly presents, in all material respects, the pro forma financial position of Allied Waste and its Subsidiaries in accordance with GAAP.

                  (p) There shall be no material litigation against any member of the Allied Group or defaults under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other Material Agreement to which any member of the Allied Group is a party or by which it or any of its properties or assets are or may be bound, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

The Administrative Agent shall notify Allied Waste, the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on June 30, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). It is understood and agreed that no term of the amendment and restatement contemplated hereby shall be effective until the Restatement Effective Date occurs, and that this Agreement and the Predecessor Security Documents shall continue in full force and effect in the form applicable prior to the amendment and restatement contemplated hereby until the Restatement Effective Date.

                  SECTION 4.02. Each Credit Event. The obligation of each Revolving Lender to make a Revolving Loan on the occasion of any Borrowing after the Restatement Effective Date, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit after the Restatement Effective Date, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions (each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Allied Waste and the Borrower on the date thereof as to the matters specified in paragraphs
         (a) and (b) of this Section):

                  (a) the representations and warranties contained in each
               Loan Document are correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

                  SECTION 4.03. Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by

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                                                                              96

         the Loan Documents shall have received written notice from such Lender prior to the Restatement Effective Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of the Borrowings made on the Restatement Effective Date.

                                   ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable to Lenders and Issuing Banks hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Allied Waste and the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Existence; Businesses and Properties. It will, and will cause each of its Restricted Subsidiaries to:

                  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.06 and except for failures by Restricted Subsidiaries to do so which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Do or cause to be done all things necessary to obtain, preserve, or renew licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of the business of Allied Waste and its Restricted Subsidiaries, taken as a whole; maintain and operate such business in substantially the manner in which it is presently conducted and operated (provided that nothing set forth in this Section 5.01(b) shall in any way limit the ability of -------- Allied Waste and its Restricted Subsidiaries to consummate any acquisition or disposition permitted under this Agreement or otherwise make changes in the conduct of their business not prohibited by Section 6.10); comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except for failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except for failures to maintain and preserve property that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.02. Insurance. It will, and will cause each of its Restricted Subsidiaries to:

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                                                                              97

                  (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, or by way of adequate self-insurance; maintain such other insurance or self-insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance or self-insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance or self-insurance as may be required by law. All insurance policies may provide for reasonable deductible amounts.

                  (b) Cause all such policies to be endorsed or amended to
               include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Restatement Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any member of the Allied Group under such policies directly to the Administrative Agent; and deliver original or certified copies of all such policies to the Administrative Agent.

                  (c) If any separate or additional property, casualty or
               "umbrella" insurance policy is known by a Responsible Officer to have been obtained by any member of the Allied Group, notify the Administrative Agent thereof promptly, and promptly deliver to the Administrative Agent a duplicate original copy of such policy.

                  SECTION 5.03. Obligations and Taxes. It will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that (x) such payment of Indebtedness or claims for labor, material or supplies shall not be required pursuant to this Section 5.03 to the extent failure to so pay could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (y) such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as either (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Allied Waste or the relevant Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien or (ii) such amount not so paid or discharged is less than $50,000,000 in the aggregate.

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                  SECTION 5.04. Financial Statements, Reports, Etc. Allied Waste
         shall furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender):

                  (a) within ten days after the filing with the Securities and
               Exchange Commission of Allied Waste's Annual Report on Form 10-K with respect to each fiscal year (and in any event within 105 days after the end of such fiscal year), (x) its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of Allied Waste and its Restricted Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Restricted Subsidiaries during such year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such Consolidated financial statements fairly present the financial condition and results of operations of Allied Waste and its Restricted Subsidiaries on a Consolidated basis in accordance with GAAP (it being understood that such financial statements and opinion may be delivered, if included therein, in the form of such Annual Report on Form 10-K and any related Annual Report to Stockholders); and (y) a calculation of the Leverage Ratio and Interest Coverage Ratio as at the last day of and for such fiscal year;

                  (b) within seven days after the filing with the Securities and Exchange Commission of Allied Waste's Quarterly Report on Form 10-Q with respect to each of the first three fiscal quarters of each fiscal year (and in any event within 60 days after the end of each such fiscal quarter), (x) its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of Allied Waste and its Restricted Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Restricted Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Allied Waste and its Restricted Subsidiaries on a Consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and lack of footnote disclosures (it being understood that such financial statements may be delivered, if included therein, in the form of such Quarterly Report on Form 10-Q); and (y) a calculation of the Leverage Ratio and the Interest Coverage Ratio as at the last day of such fiscal quarter and for the Rolling Period then ended;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that in making its examination in connection with rendering such opinion or certificate with respect to such statements, such Person has not obtained knowledge that an Event of Default or, if such certificate is of a Financial Officer, a Default has occurred or, if such Financial Officer has obtained knowledge that an Event of Default or, if such

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                                                                              99

               certificate is of a Financial Officer, Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.04, 6.05, 6.06, 6.08, 6.13,
               6.14 and 6.15 and (iii) identifying in reasonable detail, and setting forth the amounts of, all Designated Excess Cash Expenditures and Non-Core Asset Sales made during the periods covered by such financial statements;

                  (d) promptly upon request by the Administrative Agent (on
               its own behalf or at the request of any Lender), but only after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any member of the Allied Group with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (e) at the time required for delivery of financial
               statements pursuant to paragraph (a) or (b) of this Section, (x) a report in form and substance reasonably satisfactory to the Administrative Agent of all Permitted Acquisitions consummated during the most recent fiscal quarter covered by such financial statements, which report shall identify, inter alia, each Permitted Acquisition having total Acquisition Consideration of $25,000,000 or more (a "Large Acquisition") and, for each Large Acquisition, a description of the total Acquisition Consideration therefor; and (y) a list of all entities that became or ceased to be Domestic Subsidiaries of Allied Waste during such fiscal quarter;

                  (f) promptly from time to time, such other information
               regarding the operations, business affairs and financial condition of members of the Allied Group, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request; and

                  (g) within 90 days after the beginning of each fiscal year, a copy of the annual forecasts of Allied Waste, prepared by management of Allied Waste, in each case in form and detail reasonably satisfactory to the Administrative Agent, consisting of Consolidated balance sheets and related statements of operations and cash flows of Allied Waste and its Restricted Subsidiaries for such fiscal year and for each of the following fiscal years occurring in whole or in part during the term of this Agreement.

               Notwithstanding anything to the contrary in paragraphs (a) or (b) of this Section, the Borrower may satisfy its obligations to deliver financial statements thereunder by delivering

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                                                                             100

               consolidated financial statements including the results of operations, assets and liabilities of consolidated Unrestricted Subsidiaries that are Insurance Subsidiaries or RMI Subsidiaries.

                  SECTION 5.05. Litigation and Other Notices. It will, and will cause each of its Restricted Subsidiaries to, furnish to the Administrative Agent, each Issuing Bank and each Lender:

                  (a) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice that a Default or Event of Default has occurred, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice of the filing or commencement of, or of any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any member of the Allied Group that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                (c) prompt written notice of any development known to any Responsible Officer that has had, or could, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect; and

                (d) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice that a Change in Control has occurred or is reasonably likely to occur.

                  SECTION 5.06. Employee Benefits. It will, and will cause each of its Subsidiaries to:

                 (a) comply with the applicable provisions of ERISA and the Code (excluding, however, noncompliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and

                  (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer has knowledge that, any ERISA Event has occurred and is then outstanding that, alone or together with any other ERISA Event could reasonably be expected to result in liability of any member of the Allied Group in an aggregate amount exceeding $5,000,000 or requiring payments by any member of the Allied Group exceeding $2,500,000 in any year, a statement of a Financial Officer, setting forth details as to such ERISA Event and the action, if any, that Allied Waste proposes to take with respect thereto.

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                                                                             101

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. It will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account sufficient to permit the preparation of financial statements in conformity with GAAP. Each of Allied Waste and the Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender that are informed of the confidentiality provisions set forth in Section 9.12 of this Agreement and agree to be bound by such provisions to visit and inspect (at the expense of the Lenders unless an Event of Default has occurred and is continuing, in which case at the expense of the Borrower) the records, books, accounts and the properties of members of the Allied Group at reasonable times, with reasonable notice and without causing material disruption, and as often as reasonably requested and to make extracts from and copies of such records, books and accounts and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of members of the Allied Group with the officers thereof and independent accountants therefor (subject to reasonable requests of confidentiality, including requirements imposed by law or contract).

                  SECTION 5.08. Environmental Laws. It will, and will cause each of its Subsidiaries to:

                  (a) comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying its Properties to comply, in all respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all Environmental Permits necessary for its operations and Properties; maintain appropriate financial assurance mechanisms in connection with its landfill operations as required under Environmental Law; and conduct any remedial action in accordance with Environmental Laws, except where such noncompliance or failure to obtain or renew Environmental Permits, maintain financial assurance mechanisms or to conduct any remedial action could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that no member of the Allied Group shall be required to conduct remedial actions to the extent that any applicable obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances; and

                  (b) with respect to any Permitted Acquisition having
               Acquisition Consideration in excess of $50,000,000, and any acquisition of any other ownership or leasehold interest in, or the entry into any agreement to conduct operations of, any landfill, transfer station or other waste treatment or disposal facility the total value of which is in excess of $50,000,000, prior to consummating any such acquisition or commencement of any operations under any such agreement or lease, obtain and review a written assessment, prepared by an environmental consulting firm recognized within the municipal solid waste industry and among environmental professionals as competent and reputable and which the Borrower has reasonably determined to be suitable, that reasonably addresses compliance with Environmental Law and

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                                                                             102

               material Environmental Liabilities associated with the subject of such acquisition, agreement or lease.

                  SECTION 5.09. Preparation of Environmental Reports. If a Default or Event of Default caused by reason of a breach of Section
         3.16 or 5.08 shall have occurred and be continuing, the Administrative Agent is authorized to engage an environmental consulting firm selected by the Administrative Agent reasonably acceptable to Allied Waste to prepare, on behalf of the Administrative Agent, the Lenders and the Issuing Banks but at the sole cost and expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default, which environmental site assessment report shall estimate the cost of any compliance or remedial action (if such costs are reasonably ascertainable) and evaluate potentially material Environmental Claims and potentially material Environmental Liabilities in connection with such Properties. Each of Allied Waste and the Borrower will, and will cause each of its Subsidiaries to, cooperate fully with the Administrative Agent and such environmental consulting firms in their preparation of such environmental assessment reports, including (without limitation), permitting any representatives designated by the Administrative Agent or such environmental consulting firms that are informed of the confidentiality provisions set forth in
         Section 9.12 and agree to be bound by such provisions to visit and inspect the related Properties at reasonable times and as often as reasonably requested and to make extracts from and copies of environmental records of the members of the Allied Group. If requested by the Borrower, the Borrower shall be entitled to have access to the data relating to such environmental assessment reports.

                  SECTION 5.10. Further Assurances. It will, and will cause each of its Restricted Subsidiaries (other than Inactive Subsidiaries) to:

                  (a) Authorize or execute any and all further documents,
               financing statements, agreements and instruments, and take all further action (including, without limitation, filing Uniform Commercial Code and other financing statements) that the Required Lenders or the Administrative Agent may reasonably request in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents (subject to Liens permitted by the Loan Documents).

                  (b) Take such action from time to time as shall be necessary to ensure that all Specified Subsidiaries (including Specified Subsidiaries formed or acquired pursuant to Permitted Acquisitions) are parties to the Subsidiary Guarantee Agreement hereunder, that all of the capital stock or other ownership interests of Specified Subsidiaries owned by the Borrower or the Specified Subsidiaries is pledged to the Collateral Agent or the Collateral Trustee pursuant to the applicable Security Document and that substantially all of the personal property of the Borrower and the Specified Subsidiaries (including assets acquired pursuant to Permitted Acquisitions) is pledged to the

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                                                                             103

               Collateral Agent or the Collateral Trustee pursuant to the applicable Security Document; provided, however, that the foregoing shall not apply to Subsidiaries with unaffiliated minority holders of Voting Stock which do not provide the required consent to such Subsidiary Guarantee Agreement or such other applicable Security Document; provided, further, that Allied Waste and the Borrower shall use commercially reasonable efforts to obtain any such required consents. Without limiting the generality of the foregoing, in the event that Allied Waste or any of the Specified Subsidiaries shall form or acquire any new Subsidiary after the date hereof that shall constitute a Specified Subsidiary, and in connection with each Permitted Acquisition, Allied Waste and the Specified Subsidiaries will, promptly after such formation or Permitted Acquisition (but subject to the first proviso set forth in the immediately preceding sentence):

                           (i) cause each new Specified Subsidiary to become
                  party to the Subsidiary Guarantee Agreement, a "Grantor" under the Non-Shared Collateral Security Agreement or, if a subsidiary of BFI, the Shared Collateral Security Agreement, and, if applicable, a "Pledgor" under the Non-Shared Collateral Pledge Agreement or the Shared Collateral Pledge Agreement;

                           (ii) take and cause each new Specified Subsidiary to
                  take such action (including, without limitation, delivering such shares of stock or other certificated ownership interests and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the personal property of such new Specified Subsidiary and on substantially all of the personal property acquired pursuant to each Permitted Acquisition, as collateral security for the Obligations hereunder and under the other Loan Documents;

                           (iii) deliver all certificates evidencing capital
                  stock or other ownership interests in such new Specified Subsidiary owned by members of the Allied Group, each accompanied by undated stock powers executed in blank; and

                           (iv) deliver such proof of corporate or other
                  Borrower action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Loan Party pursuant to Section 4.01 on the Restatement Effective Date.

                  (c) At its own cost and expense, promptly secure the
               Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties (other than Securitization Assets sold or purported to be sold in a Securitization permitted under this Agreement) as the Collateral Agent or the Required Lenders shall designate (it being understood that it is the intent of the
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                                                                             104

               parties that the Obligations shall be secured by, among other things, substantially all the assets of the Loan Parties and other properties acquired subsequent to the Restatement Effective Date, except for assets of a type that are not subject to a Lien granted under the Security Documents on the Restatement Effective
               Date). Such security interests and Liens will be created under Security Documents in form and substance satisfactory to the Collateral Agent, and shall be accompanied by all such instruments and documents (including legal opinions and lien searches) as the Collateral Agent or Collateral Trustee shall reasonably request.

Notwithstanding the foregoing provisions of this Section 5.10, no Loan Party shall be required to pledge or create security interests in (i) landfills or vehicles covered by a certificate of title unless the Administrative Agent acting at the direction of the Required Lenders shall specifically request the same (which requests may be given from time to time and may relate to all or only specified landfills owned by members of the Allied Group), (ii) any assets (excluding capital stock of subsidiaries) of such Loan Party with respect to which the creation of such pledge or such security interest is prohibited by a contract or other agreement of such Loan Party (x) existing on the Restatement Effective Date or (y) entered into after the Restatement Effective Date in compliance with the provisions hereof, (iii) capital stock of any Foreign Subsidiary in excess of 65% thereof or (iv) capital stock of any Unrestricted Subsidiary (other than a Securitization Vehicle).

                  SECTION 5.11. Compliance with Terms of Leaseholds. It will make, and will cause each of its Restricted Subsidiaries to make, all payments and otherwise perform all material obligations in respect of all Material Leases to which a member of the Allied Group is a party, keep such Material Leases in full force and effect and not allow such Material Leases to lapse or be terminated or any rights to renew such Material Leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such Material Leases and cooperate with the Administrative Agent in all respects to cure any such default and cause each of Allied Waste's Restricted Subsidiaries to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.12. Performance of Material Agreements. It will, and will cause each of its Restricted Subsidiaries to perform and observe all of the terms and provisions of each Material Agreement, maintain each such Material Agreement in full force and effect, enforce such Material Agreement in accordance with its terms, except, in any case, where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.13. Information Regarding Collateral. (a) Allied Waste and the Borrower will furnish to the Administrative Agent quarterly, within 15 days after the end of each fiscal quarter, a report setting forth any change (i) in any corporate name of a Loan Party, (ii) in the location of any Loan Party's jurisdiction of

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                                                                             105

         incorporation or formation, (iii) in any Loan Party's corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number or other identification number assigned by such Loan Party's jurisdiction of incorporation or formation.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.04, Allied Waste and the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Sections 1, 2, 7, 8, 9 and 10 of the Perfection Certificates or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Restatement Effective Date or the date of the most recent report delivered pursuant to paragraph (a) of this Section.

                  SECTION 5.14. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Available Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Loan Documents.

                  SECTION 5.15. Compliance with Laws. It will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.16. Use of Proceeds and Letters of Credit. The proceeds of the Restatement Term Loans and the Revolving Loans made on the Restatement Effective Date, together with the proceeds of the Equity Offerings, the March 2003 Securitization and the Senior Note Offering, will be used only for the payment of (a) fees and expenses payable in connection with the Transactions and (b) the repayment of amounts outstanding and other obligations under this Agreement. The proceeds of the Revolving Loans and Swingline Loans made after the Restatement Effective Date will be used only for Optional Repurchases of the 7.88% Notes, Permitted Acquisitions, Investments permitted by
         Section 6.05, the payment of premiums, accrued interest, and fees and expenses in connection with any Permitted Refinancing Transaction or Permitted Public Notes Refinancing Transaction allowed hereunder or any Optional Repurchase of Refinanceable Indebtedness with the proceeds of Original Tranche C Term Loans or of Tranche D Term Loans permitted hereby, and for general corporate purposes, including working capital. The proceeds of the Original Tranche C Term Loans and of Tranche D Term Loans will be used solely to effect Optional Repurchases of Refinanceable Indebtedness or to prepay Term Loans as required by
         Section 2.11(f). The proceeds of Original Tranche C Term Loans or Tranche D Term Loans or of other issuances of Indebtedness which are required or permitted by this Agreement to be applied to the refinancing or repayment of other Indebtedness may be used to

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                                                                             106

         temporarily prepay Revolving Loans pending such application and may be subsequently reborrowed as Revolving Loans (subject to satisfaction of applicable conditions) and applied to such refinancing or repayment, and any such reborrowing and application will be deemed a use of such original proceeds for purposes hereof. Letters of Credit will be used solely to support payment obligations incurred in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Board.

                  SECTION 5.17. Interest Rate Protection. As promptly as practicable, and in any event within 90 days after the Restatement Effective Date, the Borrower will enter into, and thereafter for a period of not less than 3 years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Initial Lenders, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 50% of the total Indebtedness for borrowed money of Allied Waste and its Restricted Subsidiaries (including the Loans) at the time outstanding.

                  SECTION 5.18. Delivery of Collateral. As promptly as practicable, and in any event within 30 days after the Restatement Effective Date, the Borrower shall have delivered, or caused the applicable Subsidiary to deliver, to the Administrative Agent the stock certificates, if any, required to be delivered pursuant to the Security Documents with respect to each Loan Party that is not a Material Loan Party.

                  SECTION 5.19. Termination of Liens. The Borrower will deliver to the Administrative Agent, as soon as practicable and in no event later than 60 days after the date on which the Administrative Agent has provided notice to the Borrower that it will be required to release the applicable Liens as provided below (provided that such 60 day period may be extended by the Administrative Agent in its discretion by an additional 60 days if the Administrative Agent is satisfied with the progress thereof), Form UCC-3 financing statements in form and substance reasonably satisfactory to the Administrative Agent terminating each of the existing liens listed on Schedule 6.02(b) (collectively, the "Existing Liens") and any other Liens requested by the Administrative Agent that are set forth in lien search results received on or after the Restatement Effective Date (the "Additional Scheduled Liens") and any other documents reasonably requested by the Administrative Agent for the purpose of the terminating such Existing Liens and Additional Scheduled Liens; provided that the Administrative Agent may waive such termination requirement for any such Existing Lien or Additional Scheduled Lien if, in its sole judgment, such Lien is insignificant or is otherwise permitted pursuant to Section 6.02 (and all such Liens shall be deemed to be part of Schedule 6.02(a)) or the UCC-1 financing statement filing to be terminated relates to obligations that have been repaid or extinguished.

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                                                                             107

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable to Lenders and Issuing Banks hereunder have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Allied Waste and the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Allied Waste and the Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness or any Attributable Debt in respect of Sale and Leaseback Transactions, except:

                    (i) Indebtedness created under the Loan Documents;

                    (ii) Indebtedness (including Guarantees) existing on the
                  Effective Date and set forth on Schedule 6.01 and Indebtedness issued pursuant to any 2001 Indenture after July 31, 1999 and prior to the Restatement Effective Date;

                    (iii) Hedging Agreements permitted pursuant to Section 6.07;

                    (iv) Acquired Indebtedness of a Restricted Subsidiary
                  acquired after the Restatement Effective Date and Acquired Indebtedness of a corporation merged or consolidated with or into the Borrower or a Restricted Subsidiary after the Restatement Effective Date, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Restricted Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement; provided that the Borrower and the Restricted Subsidiaries comply with the provisions of Section 5.10 with respect to any such acquired or newly formed Restricted Subsidiary;

                    (v) unsecured Indebtedness of Allied Waste, the Borrower or any Restricted Subsidiary that is issued to a seller of an Acquired Business and incurred in connection with a Permitted Acquisition;

                    (vi) unsecured Guarantees in respect of Indebtedness
                  permitted pursuant to subparagraphs (iv), (v), (xii), (xiii),
                  (xiv), (xv) and (xvii) of this Section 6.01(a); provided that any Guarantees in respect of Indebtedness that is subordinated to any of the Obligations or to Guarantees of the Obligations shall also be subordinated to the Obligations or to the Guarantees in favor of the Lenders under the Loan Documents, as the case may be, to the same extent as such Indebtedness is subordinated to any of the Obligations;
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                                                                             108

                           (vii)    Indebtedness of the Borrower or any
                  Subsidiary Loan Party to any other Subsidiary or the Borrower, so long as such Indebtedness is subordinated to all Obligations pursuant to terms substantially the same as those set forth on Annex A hereto;

                           (viii) (A) Indebtedness (i) of Allied Waste to the Borrower or any wholly owned Subsidiary, so long as the proceeds of such Indebtedness are used by Allied Waste solely for purposes permitted under Section 6.10, or (ii) of the Borrower or any wholly owned Restricted Subsidiary to Allied Waste; provided that all Indebtedness issued pursuant to this clause (viii)(A) shall be subordinated to the Obligations pursuant to terms substantially the same as those set forth on Annex A hereto, and (B) Indebtedness of Allied Waste, the Borrower or any Restricted Subsidiary to any Insurance Subsidiary; provided that the aggregate amount of Indebtedness incurred pursuant to this clause (viii)(B) at any time outstanding shall not exceed $375,000,000;

                           (ix) Indebtedness of the Borrower and Allied Waste under the Allied Guarantee;

                           (x)      Indebtedness (including tax exempt
                  financings and Capital Lease Obligations) and Attributable Debt of the Borrower or the Restricted Subsidiaries incurred after the Effective Date to finance Capital Expenditures permitted under Section 6.15 or in connection with Sale and Leaseback Transactions permitted by Section 6.04; provided that (A) such Indebtedness or Attributable Debt is incurred prior to or within 120 days after the acquisition, completion of construction, refurbishment or improvement of the fixed or capital assets being financed and does not exceed 100% of the cost thereof (including related financing fees and costs) and
                  (B) the aggregate principal amount of Indebtedness and Attributable Debt incurred pursuant to this paragraph (x) outstanding at any time shall not exceed the greater of (I) $700,000,000 and (II) an amount equal to 5% of Consolidated Total Assets;

                           (xi)     Indebtedness of Allied Waste or any
                  Restricted Subsidiary that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments, earn-outs and similar obligations in connection with acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement;

                           (xii) Refinancing Indebtedness (other than Qualifying Senior Secured Indebtedness or other Senior Secured Indebtedness) in respect of Indebtedness permitted under subparagraph (ii) or (iv) of this Section 6.01(a);

                           (xiii) Qualifying Senior Secured Indebtedness; provided that the Net Available Proceeds thereof are (x) to the

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                                                                             109

                  extent required by Section 2.11, applied to the prepayment of Term Loans and (y) to the extent not required to be applied to the prepayment of Term Loans, obtained in a transaction constituting a Permitted Refinancing Transaction in respect of Tergeted Senior Secured Indebtedness and used to repay, redeem or repurchase such Targeted Senior Secured Indebtedness;

                           (xiv) Permitted Subordinated Debt constituting Refinancing Indebtedness in respect of Refinanceable Indebtedness and issued in a Permitted Refinancing Transaction; provided that any Net Available Proceeds not applied to the repurchase, redemption, repayment or, subject to the limitation set forth in the definition of Refinancing Indebtedness, defeasance of such Refinanceable Indebtedness shall be applied to the prepayment of Term Loans to the extent required by Section 2.11;

                           (xv) Qualifying Senior Secured Indebtedness or Permitted Subordinated Debt (in addition to Qualifying Senior Secured Indebtedness and Permitted Subordinated Debt that is incurred pursuant to clause (xiii) or (xiv) of this Section 6.01(a)) issued for cash consideration; provided that 100% of the Net Available Proceeds from the issuance thereof are applied to the prepayment of Term Loans in accordance with
                  Section 2.11;

                           (xvi) Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof, in each case securing obligations not constituting Indebtedness for borrowed money and obtained in the ordinary course of business;

                           (xvii) Indebtedness of Foreign Subsidiaries, Insurance Subsidiaries, and other Restricted Subsidiaries that are not Subsidiary Loan Parties incurred after the Effective Date in an aggregate principal amount outstanding at any time not exceeding the greater of (1) $280,000,000 and (2) 2% of Consolidated Total Assets;

                           (xviii)  unsecured Indebtedness of the Borrower or
                  Allied Waste in addition to Indebtedness permitted by paragraphs (i) through (xvii) above; provided that (x) such Indebtedness is issued for cash consideration, has a longer weighted average life than the Term Loans hereunder, is not Guaranteed by any Restricted Subsidiary of the Borrower and is permitted pursuant to Section 6.14 and (y) 100% of the Net Available Proceeds of such Indebtedness are utilized to prepay Term Loans in accordance with Section 2.11;

                           (xix) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

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                                                                             110

                           (xx) other Indebtedness of Allied Waste, the Borrower and the Restricted Subsidiaries in an aggregate principal amount outstanding at any time not exceeding the greater of (1) $420,000,000 and (2) 3% of Consolidated Total Assets;

                           (xxi) all premiums (if any), interest (including post-petition interest and other than capitalized interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (i) through (xx) above;

                           (xxii) Indebtedness consisting of representations, warranties, covenants and indemnities made by, and repurchase and other obligations of, the Borrower or any Restricted Subsidiary in connection with Securitizations permitted by Sections 6.05 and 6.06; provided that such representations, warranties, covenants, indemnities and repurchase and other obligations are of the type customarily included in securitizations of accounts receivable intended to constitute true sales of such accounts receivable to a securitization vehicle; and

                           (xxiii)  Qualifying Senior Secured Indebtedness (in
                  addition to that permitted pursuant to clauses (xiii) and (xv) above) and Qualifying Senior Unsecured Indebtedness (x) issued after August 1, 2003, and on or prior to March 30, 2004 in Permitted Public Notes Refinancing Transactions or (y) issued after March 30, 2004 in Permitted Public Notes Refinancing Transactions in an aggregate principal amount for this clause
                  (y) not in excess of $1,100,000,000, provided that the aggregate principal amount of Qualifying Senior Secured Indebtedness issued pursuant to this clause (y) shall not exceed $500,000,000 less amount of Tranche D Loans minus the amount of Net Available Proceeds from Securitizations utilized to effect Optional Repurchases in accordance with Section 6.06(g) and Section 2.11(c) and, provided further, that, in the case of any issuance of Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness issued pursuant to this clause (xxiii), the Net Available Proceeds thereof not applied to the repurchase of Refinanceable Public Notes shall be applied to the prepayment of Term Loans as required by Section 2.11.

                  (b) Neither Allied Waste nor the Borrower will, nor will they permit any Restricted Subsidiary to, issue any Preferred Stock or other preferred Equity Interests, other than the Sponsor Preferred Stock, the Mandatory Convertible Securities and Non-Cash Pay Preferred Stock of Allied Waste or the Borrower.

                  SECTION 6.02. Liens. Neither Allied Waste nor the Borrower will, nor will it cause or permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary of Allied Waste) now owned or

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                                                                             111

hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on properties or assets of members of the Allied Group existing on the Restatement Effective Date and set forth in
         Schedule 6.02; provided that such Liens shall secure only those obligations (and extensions, renewals and refinancings thereof permitted hereby) which they secure on the Restatement Effective Date;

                  (b) Liens created under the Loan Documents;

                  (c) Permitted Encumbrances;

                  (d) purchase money security interests in, and security interests arising in connection with a Sale and Leaseback Transaction involving, real property, improvements thereto, equipment or other fixed assets hereafter acquired (or, in the case of improvements, equipment or other fixed assets, constructed or refurbished) by the Borrower or any Subsidiary (including such security interests arising out of Capital Lease Obligations); provided that (i) such security interests secure Indebtedness or Attributable Debt permitted by Section 6.01(a)(x), (ii) such security interests are incurred, and the Indebtedness or Attributable Debt secured thereby is created, within 120 days after such acquisition (or completion of such construction) or refurbishment, (iii) the Indebtedness or Attributable Debt secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction or refurbishment) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than the proceeds of the real property, improvements, equipment or other fixed assets subject to the Lien);

                  (e) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 6.02, provided that such Lien does not apply to any additional property or assets of Allied Waste, the Borrower or any Subsidiary (other than (i) property or assets acquired after the issuance or incurrence of such Refinancing Indebtedness that would have been subject to the Lien securing the Indebtedness that such Refinancing Indebtedness refinanced if such Indebtedness had not been refinanced, (ii) additions to the property or assets subject to the Lien and (iii) the proceeds of the property or assets subject to the
         Lien);

                  (f) any Lien on the property or assets of an Acquired Business (other than on the stock or Equity Interests of a Subsidiary) securing Indebtedness permitted by Section 6.01(a)(iv); provided that such Lien existed at the time of and was not created in contemplation of the acquisition of such Acquired Business;

                  (g) Liens arising from Uniform Commercial Code financing statements and similar documents filed on a precautionary basis

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                                                                             112

         in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of this Agreement);

                  (h) any Lien on the property or assets of any Foreign Subsidiary, Insurance Subsidiary or other Restricted Subsidiary that is not a Subsidiary Loan Party securing Indebtedness permitted by Section 6.01(a)(xvii);

                  (i) additional Liens on property (but not on the capital stock or other ownership interests of any Subsidiary owned by the Borrower, Allied Waste or any Subsidiary Loan Party) to secure Indebtedness (including, without limitation, Capital Lease Obligations in addition to those permitted by paragraph (d) of this Section 6.02) so long as neither the outstanding aggregate principal amount of such Indebtedness nor the aggregate book value of assets subject to such Liens at any time exceeds the greater of (1) $350,000,000 and (2) 2.5% of Consolidated Total Assets;

                  (j) any Lien pursuant to Environmental Law for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in section 5.08(a), or on property that the Borrower or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property; provided that the liability of the Borrower and the Subsidiaries with respect to the matters giving rise to all such Liens shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed the greater of (i) $280,000,000 and (ii) 2% of the Consolidated Total Assets;

                  (k) all Liens created under the Shared Collateral Security Agreement and the Shared Collateral Pledge Agreement securing obligations in respect of the Qualifying Senior Secured Indebtedness permitted to be issued pursuant to Section 6.01(a); provided that such obligations are initially secured under such agreements at or about the time of the issuance thereof;

                  (l) Liens in favor of any Securitization Vehicle or any collateral agent on Securitization Assets transferred or purported to be transferred to such Securitization Vehicle in connection with Securitizations permitted by Sections 6.05 and 6.06; and

                  (m) Liens on any assets securing any premium, interest expense, fee, indemnity, charge or other expense permitted by Section 6.01(a)(xxi), but only to the extent that the underlying Indebtedness is also secured by such assets.

Neither Allied Waste, the Borrower, nor any Restricted Subsidiary will issue or assume any Indebtedness (other than Indebtedness issued pursuant to any 2001 Indenture secured only by the Shared Collateral) under the AWNA Senior Note Indenture (other than the AWNA Senior Notes outstanding on the date hereof), the BFI Indenture (other than the BFI

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                                                                             113

Indenture Debt outstanding on the date hereof) or any supplement or amendment thereto if such Indebtedness would be entitled to be secured on a pari passu basis with the Obligations or otherwise by any Lien on any Collateral securing the Obligations.

                  SECTION 6.03. No Other Negative Pledge. Allied Waste will not, nor will it cause or permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting or conditioning (including pursuant to any pari passu security requirement) the creation or perfection of any Lien upon any of its property or assets, other than:

                           (i) in favor of the Lenders, the Issuing Banks or the Secured Parties;

                           (ii) in favor of the holders of Permitted Subordinated Debt; provided that such agreement does not so restrict Liens securing the Obligations;

                           (iii) in connection with Indebtedness that may be secured by a Lien or in connection with obligations secured by Permitted Encumbrances in compliance with Section 6.02(a),
                  (d), (e), (f), (g), (h), (i), (k) or (l); provided that such prohibition or condition does not apply to any property or assets now or hereafter in existence not subject to such Lien;

                           (iv)     in connection with any lease permitted under
                  Section 6.04 solely to the extent that such lease prohibits a Lien on the lease or the property subject to such lease;

                           (v) pursuant to any agreement entered into by any member of the Allied Group in connection with an Asset Sale for the period beginning with the date such agreement is entered into through the date such Asset Sale is consummated; provided that (x) such negative pledge shall only relate to the property being sold pursuant to such Asset Sale and (y) such Asset Sale is permitted hereunder; or

                           (vi)     pursuant to Section 9.14 of this Agreement.

                  SECTION 6.04. Sale and Lease-Back Transactions. Allied Waste will not, nor will it cause or permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Borrower or any Restricted Subsidiary may enter into any such transaction that (i) does not result in Capital Lease Obligations or Attributable Debt not permitted by
Section 6.01(a)(x) and (ii) does not result in any Liens other than Liens permitted by Section 6.02(d).

                  SECTION 6.05. Investments, Loans, Guarantees and Acquisitions. Allied Waste will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Investment in any

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                                                                             114

other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Investments by Allied Waste and the Borrower (i) existing on the Effective Date and (ii) made after the Effective Date in the capital stock or other ownership interests of the Borrower and entities that, prior to and after such investments, are Loan Parties; loans or advances by the Borrower or any Loan Party to the Borrower or any Loan Party; and loans or advances by the Borrower or any Loan Party to Allied Waste or by Allied Waste to the Borrower or any Loan Party; provided that in any event no Loan Party shall make any Investments in, or loans or advances to, any Insurance Subsidiary, any Foreign Subsidiary, any Restricted Subsidiary that is not a Loan Party or any Unrestricted Subsidiary after the date hereof (other than in accordance with clause (h) and (r) below);

                  (b) Permitted Investments;

                  (c) Investments by the members of the Allied Group existing on the Restatement Effective Date and set forth in Schedule 6.05;

                  (d) loans and advances to employees of members of the Allied Group (including for travel, entertainment and relocation expenses) in the ordinary course of their business;

                  (e) loans by members of the Allied Group to their employees in connection with management incentive plans not to exceed $25,000,000 at any time outstanding; provided that such limitation shall not apply to loans the proceeds of which are used to purchase common stock of Allied Waste;

                  (f) guarantees not constituting Indebtedness by Allied Waste or any Restricted Subsidiary of any contractual obligation (other than Indebtedness) of the Borrower or any Loan Party;

                  (g) Investments in the capital stock or other ownership interests of any Subsidiary Loan Party; provided that (i) such capital stock or interest is pledged to the Collateral Agent or the Collateral Trustee pursuant to the Non-Shared Collateral Pledge Agreement or the Shared Collateral Pledge Agreement and (ii) Allied Waste, the Borrower and such Subsidiary comply with the applicable provisions of Section
         5.10 with respect to such newly formed Subsidiary;

                  (h) other Investments made after the Effective Date in an aggregate amount at any time outstanding not to exceed the greater of
         (x) $420,000,000 and (y) 3% of Consolidated Total Assets;

                  (i) loans or advances (which shall not be deemed to include accounts receivable) made to customers in an aggregate amount outstanding not at any time exceeding $50,000,000;

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                                                                             115

                  (j) receivables owing to members of the Allied Group that arise in the ordinary course of business and are payable or dischargeable in accordance with customary trade terms;

                  (k) Permitted Acquisitions and other transactions permitted by 6.06;

                  (l) investments in or acquisitions of landfills, collection centers or other producing assets located in the United States pursuant to contemporaneous exchanges of similar assets with any other Person; provided that any portion of assets acquired for consideration other than any such exchange shall be deemed a Capital Expenditure and be subjected to the limitations of Section 6.15;

                  (m) any Investment consisting of a Hedging Agreement permitted by Section 6.07;

                  (n) any Investment acquired by any of the Loan Parties (A) in exchange for any other Investment or accounts receivable held by such Loan Party as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; (B) as a result of a foreclosure by such Loan Party or other transfer of title with respect to any secured Investment in default; or (C) in connection with the acquisition of an Acquired Business permitted hereunder which was an Investment of such Acquired Business existing prior to the date of such acquisition and not made in contemplation thereof;

                  (o) the Guarantees issued by Allied Waste and/or its Subsidiaries in respect of the 2001 Senior Notes and any other Guarantee expressly permitted pursuant to Section 6.01(a)(ii), (vi),
         (ix) or (xx);

                  (p) investments consisting of Sellers' Retained Interests in Securitizations permitted by Section 6.06;

                  (q) investments consisting of any non-cash consideration received in connection with an Asset Sale permitted hereunder; and

                  (r) investments by the Borrower and Restricted Subsidiaries in the RMI Subsidiaries consisting of the RMI Intercompany Notes, loans and advances pursuant to the RMI Funding Operations and the purchase of existing minority equity interest in the RMI Subsidiaries pursuant to put and call arrangements existing on the Third Amendment Effective Date (which put and call arrangements may be extended as may be determined by the Borrower in connection with settlement negotiations in respect thereof).

Notwithstanding any other provision of this Agreement but subject to the proviso below, Allied Waste and the Borrower will not, and will not permit any Restricted Subsidiary to, (i) effect any acquisition (including any Permitted Acquisition) of a business concern or purchase or acquire any Equity Interests of any business concern other than such

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                                                                             116

an acquisition or purchase made by (or pursuant to a merger or consolidation of) the Borrower or a Restricted Subsidiary other than BFI or its Subsidiaries, (ii) effect any transfer of material assets or properties, or of Equity Interests in any Restricted Subsidiary, to, or make any material investment (other than intercompany loans and advances permitted by Section 6.01) in, BFI or its Restricted Subsidiaries (other than any such transfer or investment made by BFI or its Restricted Subsidiaries) or (iii) effect any merger or consolidation with BFI or its Subsidiaries (other than any such merger or consolidation involving only BFI or its then existing Subsidiaries); provided, however, that any transaction referred to in clauses (i), (ii) or (iii) above may be effected if
(x) such transaction can reasonably be expected to result in material tax, operational or corporate governance savings or efficiencies or benefits of the Allied Group or avoid material tax, operational or corporate governance costs, inefficiencies or detriments to the Allied Group that would result from effecting the relevant acquisition, transfer, investment or merger in a manner otherwise permitted by this paragraph and (y) Allied Waste and the Borrower, in the exercise of their commercially reasonable efforts, are not able to achieve comparable tax savings, efficiencies or benefits or substantially avoid such material tax, operational or corporate governance costs, inefficiencies or detriments, by restructuring the relevant transaction or otherwise, in a manner permitted by this paragraph without regard to this proviso.

                  SECTION 6.06. Mergers, Consolidations, Sales of Assets and Acquisitions. Neither Allied Waste nor the Borrower will, nor will it cause or permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or conduct any Asset Sale of (in one transaction or in a series of transactions) all or any substantial part of Allied Waste's, the Borrower's and the other Restricted Subsidiaries' assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person consisting of a business or operating unit, except that:

                  (a) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Restricted Subsidiary of Allied Waste (other than an Insurance Subsidiary, BFI or any subsidiary of BFI) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (ii) any Restricted Subsidiary of Allied Waste (other than an Insurance Subsidiary) may merge into or consolidate with any other Restricted Subsidiary of Allied Waste (other than an Insurance Subsidiary) in a transaction in which the surviving entity is a wholly owned Restricted Subsidiary of Allied Waste and no Person other than the Borrower or a wholly owned Subsidiary of Allied Waste receives any consideration (provided that BFI and its Restricted Subsidiaries shall not merge into or consolidate with the Borrower or any Subsidiary other than BFI and its Restricted Subsidiaries). In connection with one or more Permitted Acquisitions, subject to Section
         6.05 in the case of BFI and its subsidiaries, the Borrower or any of its Restricted Subsidiaries (including BFI and any Restricted Subsidiary of BFI) may merge with or into another Person and BFI or any Restricted Subsidiary

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                                                                             117

         of BFI may also engage in any transaction referred to in clauses (i) and (ii) above, if (x) such transaction can reasonably be expected to result in material tax, operational or corporate governance savings, efficiencies or benefits of the Allied Group or avoid material tax, operational or corporate governance costs, inefficiencies or detriments to the Allied Group that would result from effecting the merger of the Borrower, such Restricted Subsidiary of the Borrower, BFI or such Restricted Subsidiary of BFI, as the case may be, into the Borrower or such other Restricted Subsidiary, as the case may be, and (y) Allied Waste and the Borrower, in the exercise of their commercially reasonable efforts, are not able to achieve comparable tax, operational or corporate governance savings, efficiencies or benefits or substantially avoid such material tax costs, inefficiencies or detriments by restructuring the relevant transaction or otherwise, in a manner permitted by this paragraph (a) without regard to this proviso;

                  (b) any Restricted Subsidiary of Allied Waste (other than the Borrower) may change the jurisdiction in which it is incorporated or organized so long as (i) the new jurisdiction of incorporation or organization of any Domestic Subsidiary is in the United States, (ii) notice is given to the Administrative Agent pursuant to Section 5.13 and (iii) any Uniform Commercial Code financing statements or amendments or any other documents reasonably requested by the Administrative Agent to evidence such change have been filed by the Administrative Agent within ten (10) days of such change;

                  (c) the Borrower or any of the Loan Parties (other than (i) Insurance Subsidiaries and (ii) BFI and its subsidiaries, unless permitted pursuant to the last paragraph of Section 6.05) may make Permitted Acquisitions and Investments permitted by Section 6.05;

                  (d) the Borrower or any of its Restricted Subsidiaries may conduct Asset Sales; provided that the Net Available Proceeds of each such Asset Sale shall be applied in the manner set forth in Section 2.11; and provided further that any sale, transfer or other disposition of assets or stock with a fair market value in excess of 2% of Consolidated Total Assets and not otherwise prohibited by this Section
         6.06 shall not be permitted unless (A) such sale, transfer or other disposition is for consideration at least 75% of which is cash and (B) such consideration is at least equal to the fair market value of the assets, transferred or disposed of (as determined in good faith by the Board of Directors or officers of the Borrower);

                  (e) the Borrower and its Restricted Subsidiaries may effect asset swaps permitted by Section 6.05(l);

                  (f) Allied Waste may make Asset Sales to any of the Loan Parties and any Loan Party may make Assets Sales to Allied Waste or to another Loan Party; and

                  (g) the Borrower or any Restricted Subsidiary may sell Securitization Assets to one or more Securitization Vehicles in Securitizations; provided that (i) each such Securitization is effected on market terms, (ii) the aggregate amount of Third Party Securities in respect of all such Securitizations does not exceed $400,000,000 at any time outstanding, (iii) the aggregate amount of the Sellers' Retained Interests in such Securitizations does not exceed an amount at any time outstanding that is customary for similar transactions, (iv) the proceeds to each such Securitization Vehicle from the issuance of Third Party Securities are applied substantially simultaneously with receipt thereof to the purchase from the Borrower or Restricted Subsidiaries of Securitization Assets and an amount equal to 100% of the Net Available Proceeds from each such Securitization (other than the March 2003 Securitization) is applied to the mandatory repayment of Term Loans in accordance with Section 2.11(c), except to the extent applied to Optional Repurchases to the extent permitted by Section 2.11(c) and (v) the Equity Interests and Sellers' Retained Interests in respect of each such Securitization Vehicle shall be pledged to the Shared Collateral Secured Parties pursuant to the Shared Collateral Pledge Agreement or Shared Collateral Security Agreement or the Secured Parties pursuant to the Non-Shared Collateral Pledge Agreement or Non-Shared Collateral Security Agreement, as the case may be (it being understood that Section 9.14 shall apply to the Collateral Agent and any Secured Parties benefiting from any such pledge).

                  SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.17, (b) Hedging Agreements with respect to AWNA Senior Notes, 2001 Senior Notes and BFI Indenture Debt, (c) Hedging Agreements with respect to any Refinancing Indebtedness, Qualifying Senior Secured Indebtedness or Permitted Subordinated Debt, (d) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Allied Waste or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, (e) Hedging Agreements existing on the Restatement Effective Date and (f) Hedging Agreements in connection with any Securitizations permitted by Sections 6.05 and 6.06.

                  SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Allied Waste will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

                  (i) Allied Waste may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock;

                  (ii) Restricted Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their capital stock;

                  (iii) Allied Waste may make Restricted Payments, not exceeding an aggregate amount of $25,000,000 during any fiscal year, pursuant to and in accordance with the stock option plans or other benefit plans or in connection with incentive or compensation arrangements for current or former management or employees of the Borrower and its Restricted Subsidiaries;

                  (iv) the Borrower or any Restricted Subsidiary may declare and make dividend payments to Allied Waste solely to the extent necessary for Allied Waste to pay for taxes and to pay administrative expenses to conduct its business in accordance with Sections 5.01(b) and 6.10;

                  (v) Allied Waste may declare and pay dividends in respect of the Sponsor Preferred Stock payable solely in additional shares of Sponsor Preferred Stock (or other capital stock, as provided therein) and at any time after June 30, 2004, the Borrower or any Restricted Subsidiary may pay cash dividends to Allied Waste in an aggregate cumulative amount of not more than $75,000,000 in order to permit Allied Waste to pay cash dividends on the Sponsor Preferred Stock (including on shares theretofore paid as dividends thereon in accordance with this clause (v)) and Allied Waste may use such dividends to pay cash dividends not exceeding an aggregate amount of $75,000,000 on such Sponsor Preferred Stock; provided in each case that no Default or Event of Default has occurred and is then continuing;

                  (vi) the Borrower or any Restricted Subsidiary may pay cash dividends to Allied Waste in order to permit Allied Waste to pay cash dividends on the Sponsor Preferred Stock (including on shares theretofore paid as dividends thereon in accordance with clause (v) hereof) and Allied Waste may use such dividends to pay cash dividends on the Sponsor Preferred Stock; provided, however, that all cash dividend payments in accordance with this clause (vi) are subject to the satisfaction of the following additional conditions on the date of such dividend payment and after giving effect thereto:

                  (x) no Default or Event of Default shall have occurred and be continuing;

                  (y) the Leverage Ratio as of the last day of the previous fiscal quarter is less than or equal to 4.00 to 1.00; and

                  (z) the Interest Coverage Ratio for the Rolling Period most recently ended prior to the date of such dividend payment, taking into account that such dividend is payable in cash, is not less than that required by Section 6.13;

                  (vii) Allied Waste and its Restricted Subsidiaries may make Restricted Payments to the extent required by the terms of its joint venture or similar agreements in effect on the Restatement Effective Date and listed on
Schedule 6.08; provided that immediately prior, and after giving effect to, such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

                  (viii) the Borrower or any Restricted Subsidiary may pay cash dividends to Allied Waste in an amount sufficient to permit Allied Waste to pay cash dividends in respect of its capital stock and Allied Waste may pay cash dividends in respect of its capital stock; provided that all cash dividend payments in accordance with this clause (viii) are subject to the satisfaction of the following additional conditions on the date of such dividend payment and after giving effect thereto:

                  (w) no Default or Event of Default shall have occurred and be continuing;

                  (x) the Leverage Ratio as of the last day of the previous fiscal quarter is less than 4.00 to 1.00;

                  (y) the Interest Coverage Ratio for the Rolling Period most recently ended prior to the date of such dividend payment, taking into account that such dividend payment is payable in cash, is not less than that required by Section 6.13; and

                  (z) the aggregate amount of Restricted Payments made pursuant to this clause (viii) in any Excess Cash Flow Calculation Period does not exceed an amount equal to the Borrower's Portion of Excess Cash Flow for the immediately preceding Excess Cash Flow Calculation Period less the aggregate amount of all other Designated Excess Cash Expenditures made in such current Excess Cash Flow Calculation Period;

                  (ix) Allied Waste may repurchase its outstanding common stock; provided, however, that all Restricted Payments in accordance with this clause (ix) are subject to the satisfaction of the following additional conditions on the date of such Restricted Payment and after giving effect thereto:

                  (x) no Default or Event of Default shall have occurred and be continuing;

                  (y) the Leverage Ratio as of the last day of the previous fiscal quarter is less than or equal to 3.25 to 1.00; and

                  (z) the aggregate amount of Restricted Payments made pursuant to this clause (ix) in any Excess Cash Flow Calculation Period does not exceed an amount equal to the Borrower's Portion of Excess Cash Flow for the immediately preceding Excess Cash Flow Calculation Period less the aggregate amount of all other Designated Excess Cash Expenditures made in such current Excess Cash Flow Calculation Period;

                  (x) Allied Waste may redeem Permitted Cure Securities, if any, in accordance with the terms thereof with the proceeds of an issuance of its common stock or preferred stock; provided that (1) no Event of Default shall have occurred and be continuing and (2) such stock so issued is (x) Non-Cash Pay and (y) subordinate to the Obligations at least to the same extent that such Permitted Cure Securities are subordinate to the Obligations;

                  (xi) Allied Waste may declare and pay dividends in respect of the Mandatory Convertible Securities;

                  (xii) the Borrower or any Restricted Subsidiary may pay cash dividends to Allied Waste in an amount sufficient to permit Allied

Waste to pay cash dividends on the Mandatory Convertible Securities (including shares theretofore paid as dividends thereon in accordance with clause (xi) hereof); provided, however, that no Default or Event of Default shall have occurred and be continuing upon declaration of such cash dividend, after giving effect thereto; and

                  (xiii) Allied Waste may repurchase or redeem any or all shares of Sponsor Preferred Stock for consideration consisting solely of shares of common stock of Allied Waste.

                  (b) Allied Waste will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than restrictions on payments, repayments or dividends made or paid by the Borrower to Allied Waste) on the ability of any such Subsidiary to (1) pay any dividends or make any other distributions on its capital stock or any other ownership interest or (2) make or repay any loans or advances to the Borrower or the parent of such Subsidiary, except for:

                  (w) restrictions imposed by law or by any Loan Document;

                  (x) existing restrictions under the Indebtedness set forth in
         Schedule 6.01;

                  (y) existing restrictions under the AWNA Senior Note Indenture, any 2001 Indenture outstanding on the Restatement Effective Date and the 10% Note Documents and restrictions in other Indebtedness permitted by Section 6.01(a) issued after the Restatement Effective Date that are no more restrictive than such existing restrictions; and

                  (z) restrictions pursuant to (1) customary provisions in agreements entered into by any member of the Allied Group in connection with a joint venture permitted hereunder; provided that such restrictions only relate to such joint venture, the Equity Interests in such joint venture and the assets owned or otherwise held by such joint venture and (2) any agreement entered into by any member of the Allied Group in connection with an Asset Sale for the period beginning with the date such agreement is entered into through the date that such Asset Sale is consummated; provided that (A) such restrictions only restrict dividends to be paid by any Subsidiary of Allied Waste in respect of the capital stock or assets that are being sold pursuant to such Asset Sale and (B) such Asset Sale is permitted hereunder.

                  SECTION 6.09. Transactions with Affiliates. (a) Allied Waste will not, nor will it cause or permit any of its Restricted Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than as provided in (b) below), except:

                  (i) subject to the provisions of Section 6.08, between or among Allied Waste, the Borrower or any Subsidiary Loan Parties; and

                  (ii) that any member of the Allied Group may engage in any of the foregoing transactions, including the payment of financial advisory, financing, underwriting or placement fees or other investment banking fees, in the ordinary course of business at prices and on terms and conditions not less favorable to the members of the Allied Group than could be obtained on an arm's-length basis from unrelated third parties.

                  (b) Allied Waste will not, nor will it cause or permit any of its Subsidiaries to, make any payment of or on account of monitoring or management fees payable to the Sponsors or their Affiliates unless on the date of such payment no Default or Event of Default has occurred and is continuing or would result therefrom.

                  (c) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities of Allied Waste, or other payments, awards or grants in cash, securities of Allied Waste or other property pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Allied Waste, (ii) loans or advances to employees of Allied Waste, the Borrower or any Subsidiary in accordance with Sections 6.05(d) and (e),
(iii) the payment of fees and indemnitees to directors, officers and employees of Allied Waste, the Borrower and the Subsidiaries in the ordinary course of business, (iv) transactions pursuant to Hedging Agreements permitted by Section 6.07, (v) any employment agreements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business, (vi) any purchase by the Sponsors of capital stock of Allied Waste or any purchase by Allied Waste of capital stock or other equity securities of any Restricted Subsidiaries or any contribution by Allied Waste to the equity capital of the Borrower, (vii) Securitizations permitted by Sections 6.05 and 6.06, (viii) any Restricted Payment permitted by Section 6.08 or (ix) (A) RMI Funding Operations, Assumed RMI Liabilities and RMI Intercompany Notes, (B) management agreements pursuant to which RMI Subsidiaries manage liabilities of the Borrower or other Restricted Subsidiaries, corporate services arrangements for the benefit of the RMI Subsidiaries and other transactions reasonably related or incidental to the foregoing transactions referred to in this clause (ix) in each case in the ordinary course and in a manner consistent with past practices and (C) management agreements entered into after the Third Amendment Effective Date pursuant to which RMI Subsidiaries manage liabilities of the Borrower or other Restricted Subsidiaries on a fee for services basis.

                  SECTION 6.10. Business of Allied Waste, Borrower and Subsidiaries. Allied Waste will not, nor will it cause or permit any of its Restricted Subsidiaries to:

                  (a) engage at any time, (i) in the case of the Borrower and each of the Restricted Subsidiaries (other than the Insurance Subsidiaries), in any business or business activity other than the business currently conducted by them and business activities reasonably related or incidental thereto and (ii) in the case of Allied Waste, in any business or business activity other than the direct ownership of all the outstanding stock of the Borrower or of any Unrestricted Subsidiary and all activities reasonably related or incidental thereto; or

                  (b) enter into any general partnership arrangement or become a general partner of a limited partnership arrangement other than through a special purpose wholly owned Subsidiary; provided that any Investments associated with such general partnership shall be permitted hereunder.

                  In addition, none of the Loan Parties will permit the Insurance Subsidiaries to engage to any substantial extent in any line or lines of business or business activity other than the business currently conducted by such Insurance Subsidiaries and business activities reasonably related or incidental thereto.

                  SECTION 6.11. Other Indebtedness and Agreements. The Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to:

                  (a) make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled payments and mandatory prepayments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, (i) any Junior Indebtedness or (ii) any other Indebtedness for borrowed money (except for the Obligations and intercompany Indebtedness permitted hereby) other than, without duplication, (s) Optional Repurchases of the Borrower's 7.88% Notes with the proceeds of the Revolving Loans,
         (t) Optional Repurchases of Refinanceable Indebtedness with Net Available Proceeds received from the issuance and sale of common stock of Allied Waste after March 30, 2004, provided that such Optional Repurchases are effected not later than 150 days after receipt of such Net Available Proceeds, (u) the prepayment of not more than $225,000,000 in principal amount of Targeted Senior Secured Indebtedness maturing in January 2004, (v) Optional Repurchases of Refinanceable Indebtedness with Net Available Proceeds of Non-Core Asset Sales in excess of the initial $225,000,000 of such Net Available Proceeds(w) prepayments of Indebtedness permitted or required pursuant to Section 2.11(c) and Section 6.01(a) or pursuant to Section 2.11(f),
         (x) payments of Indebtedness incurred pursuant to Section 6.01(a)(xxii), (y) prepayments of Indebtedness incurred under Section 6.01(a)(xvii) or (xx) with the proceeds of other Indebtedness incurred under Section 6.01(a)(xvii) or (xx), respectively, and (z) prepayments of Refinanceable Indebtedness in a cumulative amount per Excess Cash Flow Calculation Period not greater than an amount equal to the Borrower's Portion of Excess Cash Flow for the immediately preceding Excess Cash Flow Calculation Period less the amount of other Designated Excess Cash Expenditures made in such current Excess Cash Flow Calculation Period, commencing with the Excess Cash Flow Calculation Period ended March 31, 2004; provided however that, in the event that the Borrower issues Refinancing Indebtedness with respect to the Indebtedness prepaid, repurchased or redeemed pursuant to this clause (z) no later than 30 days after making any such prepayment, repurchase or redemption, then the Borrower's Portion of Excess Cash Flow available in such Excess Cash Flow Calculation Period shall be increased in an amount equal to the Net Available Proceeds received in connection with such issuance, provided that such amount of the Borrower's Portion of Excess Cash Flow shall not be increased by an amount greater than the amount expended in connection with the applicable prepayment, repurchase or redemption by the Borrower; provided, further, however, that for purposes of determining the amount of Indebtedness that may be prepaid, repurchased or redeemed pursuant to this paragraph (a) in circumstances where the determination of such amount is based on the Net Available Proceeds of a separate issuance of Indebtedness, the Net Available Proceeds of such separate issuance of Indebtedness shall be deemed to equal the Net Available Proceeds thereof without giving effect to any deduction of fees or expenses of such separate issuance of Indebtedness that are paid with the proceeds of Revolving Loans or Swingline Loans in accordance with Section 5.16; or

                  (b) make any payment or prepayment of any Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness.

                  SECTION 6.12. Amendment of Material Documents. Without the consent of the Required Lenders, neither Allied Waste nor the Borrower will, nor will they permit any Restricted Subsidiary to, permit any waiver, supplement, modification, amendment, termination or release of (a) any Material Agreement (other than any Material Agreement in respect of any Securitization), any Subordinated Debt Document, the AWNA Senior Debt Indenture, the 2001 Indenture, the BFI Indenture or any other indenture, instrument or agreement pursuant to which any Indebtedness or Preferred Stock of any member of the Allied Group is outstanding in an aggregate outstanding principal or face amount in excess of $50,000,000 or (b) its certificate of incorporation, by-laws or other organizational documents in any such case, in a manner which could, individually or in the aggregate, reasonably be expected to (i) materially impair the Loan Parties' ability to perform their obligations hereunder or under the Loan Documents or (ii) be adverse to the Lenders in any material respect.

                  SECTION 6.13. Interest Coverage Ratio. Allied Waste and the Borrower will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period:

                   Period                                                Minimum Ratio
                   ------                                                -------------
March 31, 2003 through September 30, 2003                                1.90 to 1.00
October 1, 2003 through June 30, 2004                                    1.85 to 1.00
July 1, 2004 through September 30, 2004                                  1.90 to 1.00

October 1, 2004 through March 31, 2005                                   1.95 to 1.00
April 1, 2005 through September 30, 2005                                 2.00 to 1.00
October 1, 2005 through December 31, 2005                                2.10 to 1.00
January 1, 2006 through June 30, 2006                                    2.15 to 1.00
July 1, 2006 through September 30, 2006                                  2.20 to 1.00
October 1, 2006 through December 31, 2006                                2.30 to 1.00
January 1, 2007 through March 31, 2007                                   2.40 to 1.00
April 1, 2007 through June 30, 2007                                      2.45 to 1.00
July 1, 2007 through March 31, 2008                                      2.50 to 1.00
April 1, 2008 through June 30, 2008                                      2.60 to 1.00
July 1, 2008 through September 30, 2008                                  2.70 to 1.00
October 1, 2008 and thereafter                                           2.75 to 1.00

                  SECTION 6.14. Leverage Ratio. Allied Waste and the Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be more than the ratio set forth opposite such period:

                 Period                                                  Maximum Ratio
                 ------                                                  -------------
March 31, 2003 through June 30, 2005                                     5.75 to 1.00
July 1, 2005 through December 31, 2005                                   5.50 to 1.00
January 1, 2006 through June 30, 2006                                    5.25 to 1.00
July 1, 2006 through September 30, 2006                                  5.00 to 1.00
October 1, 2006 through December 31, 2006                                4.75 to 1.00
January 1, 2007 through December 31, 2007                                4.50 to 1.00
January 1, 2008 through June 30, 2008                                    4.25 to 1.00
July 1, 2008 and thereafter                                              4.00 to 1.00

                  SECTION 6.15. Capital Expenditures. (a) Subject to paragraph
(b) below, Allied Waste and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Capital Expenditures that would cause the aggregate amount of such Capital Expenditures made by Allied Waste, the Borrower and the Restricted Subsidiaries in any fiscal year to exceed $750,000,000.

                  (b) Notwithstanding the foregoing, the Borrower may in any fiscal year, upon written notice to the Administrative Agent, increase the amount of Capital Expenditures permitted to be made during such fiscal year pursuant to this Section 6.15 by an amount equal to the total unused amount of Capital Expenditures permitted to be made pursuant to this Section 6.15 for the immediately preceding fiscal year (but not including the amount of any unused Capital Expenditures permitted to be made during such immediately preceding fiscal year pursuant to this Section 6.15 that were carried forward to such preceding fiscal year pursuant to this paragraph (b)).

                  SECTION 6.16. Designation of Unrestricted Subsidiaries. The Borrower will not designate any Subsidiary (other than a newly created Subsidiary in which no investment has previously been made) as an "Unrestricted Subsidiary" under this agreement (a "Designation") unless:

         (i) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

         (ii) the Borrower has delivered to the Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of an Executive Officer stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with Section 6.13 and Section 6.14 in accordance with paragraph (i) above; and

         (iii) such Subsidiary has not Guaranteed (after giving effect to such Designation) any Indebtedness of Allied Waste or any other Restricted Subsidiary.

Neither the Borrower nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or
(y) to the extent permitted under Section 6.01 and Section 6.05 hereof. Each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into the Company or a Restricted Subsidiary or liquidate into or transfer substantially all its assets to the Company or a Restricted Subsidiary; provided, however, that any RMI Subsidiary may be redesignated as a Restricted Subsidiary if such RMI Subsidiary is a wholly owned subsidiary of the Borrower and the Borrower delivers to the Agent written notice of such redesignation and a certificate of a Financial Officer stating that no Event of Default has occurred and is continuing after giving effect to such redesignation.

                  SECTION 6.17. Commingling of Accounts. The Borrower will not, nor will it cause or permit any Restricted Subsidiary to, commingle amounts relating to Securitization Assets sold pursuant to a Securitization with cash or any other amounts of the Borrower and its Subsidiaries other than the temporary commingling of collections on and proceeds of any accounts receivable or related assets of the Borrower and its Subsidiaries, in each case as may be necessary to identify and sort such collections and proceeds.

                                  ARTICLE VII

                        Events of Default; Right To Cure

                  SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (i) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (ii) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (i) of this paragraph (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (iii) any representation or warranty made or deemed made by or on behalf of Allied Waste, the Borrower or any Restricted Subsidiary in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (iv) Allied Waste or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01 (with respect to the existence of Allied Waste or the Borrower), 5.05,
         5.10 or 5.18 or in Article VI;

                  (v) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (i), (ii) or (iv) of this paragraph (a) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given promptly at the request of any Lender);

                  (vi) Allied Waste, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the applicable period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

                  (vii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or
         (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (vii) shall not apply to Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets of the Borrower or any Restricted Subsidiary;

                  (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of Allied Waste, the Borrower or any Material Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official

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                                                                             128

         for Allied Waste, the Borrower or any Material Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (ix) Allied Waste, the Borrower or any Material Loan Party shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (viii) of this Article, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Allied Waste, the Borrower or any Material Loan Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

                  (x) Allied Waste, the Borrower or any Material Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (xi) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (subtracting therefrom any amount covered by insurance as to which the insurer has acknowledged in writing its obligation to cover) shall be rendered against Allied Waste, the Borrower, any Material Loan Party or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Allied Waste, the Borrower or any Material Loan Party to enforce any such judgment;

                  (xii) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred and are then outstanding, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $50,000,000 for all periods;

                  (xiii) (A) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (I) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (II) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) the Obligations of the Borrower, or the obligations of Allied Waste

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                                                                             129

         or any Subsidiary pursuant to a Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any subordinated Indebtedness existing on the Restatement Effective Date or any Permitted Subordinated Debt or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

                  (xiv) a Change in Control shall occur;

                  (xv) an Environmental Claim shall have been asserted against any member of the Allied Group or any of their respective Affiliates that is reasonably likely to be determined adversely to any member of the Allied Group, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

                  (xvi) (A)(1) any Subsidiary that is the issuer of any Third Party Securities shall fail to pay any principal or any reimbursement obligation with respect thereto when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, (2) any Subsidiary that is the issuer of any Third Party Securities shall fail to pay any interest or any fee or other amount with respect thereto, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days or (3) any event or condition occurs that results in any Third Party Securities becoming due prior to their scheduled maturity date or (B) any event described in clause (viii),
         (ix) or (x) shall occur with respect to any Subsidiary that is the issuer of any Third Party Securities;

then, and in every such event (other than an event with respect to the Borrower described in clause (viii) or (ix) of this paragraph (a) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to Allied Waste or the Borrower described in clause (viii) or (ix) of this paragraph (a) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without

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                                                                             130

presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  SECTION 7.02. Borrower's Right to Cure. (a) Leverage Ratio. Notwithstanding anything to the contrary contained in Section 7.01, in the event that Allied Waste and the Borrower fail to comply with the requirements of
Section 6.14 in respect of or as determined with reference to any Rolling Period, until the expiration of the 10th Business Day subsequent to the date the certificate calculating the Leverage Ratio is required to be delivered pursuant to Section 5.04(c), Allied Waste shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Allied Waste, and, in each case, to apply such cash in accordance with Section 2.11(c) (collectively, the "Cure Right"), and upon such application by the Borrower of such cash (the "Cure Amount") pursuant to the exercise by Allied Waste of such Cure Right the Leverage Ratio shall be recalculated giving effect to the following pro forma adjustments;

                  (i) Total Indebtedness shall be decreased in respect of the last fiscal quarter of such Rolling Period, solely for the purpose of measuring the Leverage Ratio and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

                  (ii) if, after giving effect to the foregoing recalculation, Allied Waste and Borrower shall then be in compliance with the requirements of Section 6.14, Allied Waste and the Borrower shall be deemed to have satisfied the requirements of Section 6.14 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.14 which had occurred shall be deemed cured for all purposes of the Agreement.

                  (b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (a) in no event shall Allied Waste be entitled to exercise the Cure Right in more than three consecutive fiscal quarters, (b) in any eight fiscal quarter period, there must be a period of at least four consecutive fiscal quarters during which Allied Waste has not exercised its Cure Right and (c) each Cure Amount shall be as close as is commercially feasible to the amount required to cure the applicable failure to comply with Section 6.14.

                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. For purposes of this Article VIII, all references to the Administrative Agent are deemed to include the Collateral Agent and the Collateral Trustee.

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                                                                             131

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Allied Waste, the Borrower or any Subsidiary or any Affiliate of any of the foregoing as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Allied Waste, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Allied Waste, the Borrower or a Lender, as applicable, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any

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                                                                             132

action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

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                                                                             133

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to Allied Waste or the Borrower, to it at 15880 N. Greenway--Hayden Loop, Suite 100, Scottsdale, Arizona, 85260, Office of the Treasurer, Attention of Treasurer (Telecopy No. (602) 627-2703), with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention of Greg Ezring, Esq. (Telecopy No.
         (212) 751-4864);

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, Floor 10, Houston, TX 77002, Attention of Leah E. Hughes (Telecopy No. (713) 750-2932), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Robert Sacks (Telecopy No. (212) 270-6637);

                  (c) if to the Issuing Bank, to it at JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, Floor 10, Houston, TX 77002, Attention of Leah E. Hughes (Telecopy No. (713) 750-2932), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Robert Sacks (Telecopy No. (212) 270-6637;

                  (d) if to the Swingline Lender, to it at JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, Floor 10, Houston, TX 77002, Attention of Leah E. Hughes (Telecopy No. (713) 750-2932), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Robert Sacks (Telecopy No. (212) 270-6637); and

                  (e) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any

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                                                                             134

other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the funding of a Tranche A Credit-Linked Deposit or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Allied Waste, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall:

                  (i) increase the Commitment of any Lender without the written consent of such Lender;

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;

                  (iii) extend the final maturity of any Loan or LC Disbursement or extend the date on which the Tranche A Credit-Linked Deposits are required to be returned in full to the Tranche A Lenders, without the prior written consent of each Lender directly affected thereby;

                  (iv) extend the scheduled amortization (other than final maturity) of any Loan or the scheduled date for payment of interest and fees without the prior written consent of Lenders holding Loans representing at least 80% of the aggregate principal amount of the then outstanding Loans directly affected thereby;

                  (v) accelerate any scheduled amortization (including final maturity) of any Loan without the prior written consent of Lenders holding Loans representing at least 80% of the aggregate principal amount of the then outstanding Loans directly affected thereby;

                  (vi) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments among Lenders required thereby, without the written consent of each Lender;

                  (vii) change any of the provisions of this Section that affect the Lenders or the definition of "Required Lenders" or any other

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                                                                             135

provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class or Tranche A Lenders) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

                  (viii) release Allied Waste or any Material Loan Party from its Guarantee under the applicable Guarantee Agreement (except as expressly provided in such Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender; or

                  (ix) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided further that:

                  (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lenders without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lenders, as the case may be; and

                  (B) no such agreement shall effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Class of Loans or Tranche A Letters of Credit differently from those of Lenders participating in other Classes of Loans or Tranche A Letters of Credit, without the consent of a majority in interest of the Lenders participating in the adversely affected Class, or change the relative rights in respect of payments or collateral of the Lenders participating in different Classes of Loans or Tranche A Letters of Credit without the consent of a majority in interest of Lenders participating in each affected Class of Loans or Tranche A Letters of Credit;

and provided further, that the Administrative Agent, on the one hand, and, in the case of this Agreement, Allied Waste and the Borrower or, in the case of any other Loan Document, the Loan Parties thereto, on the other hand, may, without the consent of any Lender amend or modify this Agreement or any other Loan Document, as the case may be:

                  (A) to cure any typographical error, so long as such amendment or modification does not adversely affect the rights of any Lender, any Issuing Bank or the Administrative Agent;

                  (B) to effect the assumption by a successor Person of all obligations of the Borrower or any other Loan Party under this Agreement and the other Loan Documents in connection with any transaction complying with Section 6.06(a);

                  (C) to correct and amplify the description of any property subject or intended to be subject to the Lien of the applicable Security Document; and

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                                                                             136

                  (D) to add property to the Collateral as permitted or required by the applicable Security Document.

Notwithstanding the foregoing, (i) each of the Incremental Facility Amendment, the Funded LC Facility Amendment and the Refinancing Facility Amendment shall become effective in the manner set forth in Sections 2.21 and 2.22, respectively, and (ii) each of the Administrative Agent, the Collateral Agent and the Collateral Trustee, as applicable, shall be permitted to amend (and, at the request of the Borrower, shall so amend) the Shared Collateral Security Agreement or the Shared Collateral Pledge Agreement in a manner reasonably satisfactory to the Administrative Agent, the Collateral Agent or the Collateral Trustee, as the case may be, without the consent of any other Lender in order to add the holders of (and the agents with respect to) any Refinancing Indebtedness issued to refinance Indebtedness secured on the Restatement Effective Date by the Shared Collateral or Qualifying Senior Secured Indebtedness as secured parties thereunder.

                  Except as otherwise provided herein or in the Security Documents, the Administrative Agent shall not consent to terminate any Guarantee, release any collateral or terminate any Lien under any Security Document unless such release or termination shall be consented to in writing by the Required Lenders; provided that: (i) the consent of all Lenders shall be required to release all or substantially all of the Collateral or release all or substantially all guarantors under the Guarantee Agreements from the Guarantees, except upon the termination of all Liens and all Guarantees created by the Security Documents in accordance with the terms thereof; (ii) no such consent shall be required to release any Lien covering property subject to an Asset Sale permitted hereunder and, in the case of an Asset Sale involving the sale of a Subsidiary Loan Party permitted hereunder, the Guarantee of such Subsidiary Loan Party, and, upon such a permitted Asset Sale, such property and/or such Subsidiary Loan Party shall be transferred free and clear of the Lien of the Security Documents and/or Guarantee, if applicable, without any action on the part of any party (and each of the Administrative Agent, the Collateral Agent and the Collateral Trustee, as applicable, is hereby authorized to execute such releases and other documents, and to take such other action, as the Borrower may reasonably request to give effect thereto); and (iii) no such consent shall be required to release any Guarantee of any Restricted Subsidiary in connection with such Restricted Subsidiary's conversion into an Unrestricted Subsidiary pursuant to, and in accordance with, Section 6.16 (and each of the Administrative Agent, the Collateral Agent and the Collateral Trustee, as applicable, is hereby authorized to execute such releases and other documents, and to take such other action, as the Borrower may reasonably request in order to give effect to such release).

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and the other Initial Lenders, including but not limited to the reasonable expenses incurred in connection with due diligence and the reasonable fees, charges and disbursements of a single New York counsel for the Administrative Agent and of a single local counsel for the Administrative Agent in each applicable jurisdiction, in connection

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                                                                             137

with the syndication of the credit facilities provided for herein, the preparation and administration (to the extent such administration requires the services of an outside counsel or consultant) of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of a single transactional counsel and a single special counsel for the Administrative Agent, the Issuing Banks and the Lenders (collectively), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, any Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel entitled to reimbursement pursuant to Section 9.03(a) for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property or Former Property (as defined in Section 3.16 hereof), or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank, the Collateral Agent (with respect to its activities for the benefit of the Lenders) or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Lender agrees to pay to such Issuing Bank, the Collateral Agent or any Swingline Lender, as the case may be, such

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                                                                             138

Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or any Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, Tranche A LC Exposures, outstanding Term Loans and unused Commitments and unfunded Tranche A Credit-Linked Deposits at the time.

                  (d) To the extent permitted by applicable law, neither Allied Waste nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than ten days after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) Except as expressly set forth in Section 9.14(a), the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that, (i) other than in connection with a merger or consolidation permitted by Section 6.06, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or Tranche A Credit-Linked Deposits at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment of Term Loans or Tranche A Credit-Linked Deposits to a Lender, an Affiliate of a Lender or an

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Approved Fund or (2) if an Event of Default under clause (i), (ii), (viii) or
(ix) of Section 7.01 has occurred and is continuing;

                  (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of Term Loans or Tranche A Credit-Linked Deposits to a Lender, an Affiliate of a Lender or an Approved Fund; and

                  (C) with respect to any assignment of Revolving Commitments or Revolving Loans, each Principal Issuing Bank.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or, if smaller, the entire remaining amount of the assigning Lender's Commitment and outstanding Loans or Tranche A Credit-Linked Deposits unless each of the Borrower and the Administrative Agent shall otherwise consent; provided (1) that no such consent of the Borrower shall be required if an Event of Default under clause (i), (ii), (viii) or (ix) of Section 7.01 has occurred and is continuing and (2) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments, Loans or Tranche A Credit-Linked Deposits;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

                  (E) in the case of an assignment by a Lender to a CLO managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall

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retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. Without the consent of the Borrower (which consent shall not be unreasonably withheld) and the Administrative Agent, the Tranche A Credit-Linked Deposit of any Tranche A Lender shall not be released in connection with any assignment by such Tranche A Lender, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Section 2.05 to satisfy such assignee's obligations in respect of Tranche A LC Disbursements.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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                                                                             141

                  (vi) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans and Tranche A Credit-Linked Deposits and participations in Tranche A Letters of Credit, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Acceptance and copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Tranche A Credit-Linked Deposits and participations in Tranche A Letters of Credit owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Allied Waste, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any

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amendment, modification or waiver of any provision of any Loan Document;
provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (and, to the extent the Participant receives such payment, the applicable Lender shall not be entitled to such amount), unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) and 2.17(f) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (e) In the event that Standard & Poor's Ratings Group or Moody's Investors Service, Inc. shall downgrade the long-term certificate of deposit ratings or long-term senior unsecured debt ratings of any Lender (or the parent company thereof), and the resulting ratings shall be BBB+ or Baa1 or lower, then each of the Issuing Banks shall have the right, but not the obligation, at its own expense, upon notice to such Lender, the Borrower and the Administrative Agent, to replace (or to request Allied Waste and the Borrower, at the sole expense of such Issuing Bank, to use their reasonable efforts to replace) such Lender with respect to such Lender's Revolving Commitment with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority and (ii) such assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and LC Disbursements of such

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Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, in the event that (i) the Borrower has requested an amendment, waiver or consent of the type set forth in clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) of the first proviso of the first sentence of Section 9.02(b), (ii) such amendment, waiver or consent has been approved by the Required Lenders and (iii) no Event of Default shall have occurred and be continuing under clause (i),
(ii), (viii) or (ix) of Section 7.01, the Borrower may, at any time and from time to time after the Restatement Effective Date, at its sole expense, require any Lender that does not approve such proposed amendment, waiver or consent (a "Non-Consenting Lender") to assign and delegate, at par and without recourse, all of such Non-Consenting Lender's outstanding Loans, unused Commitments, unreimbursed Tranche A Credit-Linked Deposits and all other interests, rights and obligations under this Agreement (or, at the option of the Borrower if the Non-Consenting Lender's consent is required with respect to only one Class of Loans (or Commitments) or Tranche A Credit-Linked Deposits, to replace only the Class of Loans or Commitments of such Non-Consenting Lender that gave rise to the need of such Non-Consenting Lender's consent) to another Lender (other than a CLO managed by such Non-Consenting Lender or an Affiliate of such Non-Consenting Lender) or a financial institution selected by the Borrower and approved by the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank and Swingline Lender), which approval shall not be unreasonably withheld; provided, however, that, prior to or concurrently with any such assignment becoming effective hereunder, (i) the Borrower shall have provided written notice to the Non-Consenting Lender and the Administrative Agent of its intention to effect an assignment pursuant to this Section 9.04(f),
(ii) such assignee shall have agreed to consent to such proposed amendment, waiver or consent upon becoming a Lender hereunder, (iii) the Administrative Agent shall acknowledge that such proposed amendment, waiver or consent shall become effective upon such assignment and approval of such proposed amendment, waiver or consent by the assignee, (iv) such assignee, if it shall not be a Lender, shall deliver to the Administrative Agent a duly executed Administrative Questionnaire, (v) such assignee and the Non-Consenting Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (it being understood and agreed that the Borrower may execute and deliver any such Assignment and Acceptance on behalf of the Non-Consenting Lender) and (vi) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts. In the event that the Non-Consenting Lender is a Revolving Lender, the Borrower may not compel the assignment of such Lender's outstanding Revolving Loans and unused Revolving Commitments to any Term Lender or Tranche A Lender, unless such Term Lender or Tranche A Lender is also a Revolving Lender. The terms and provisions of clauses (iii), (iv) and (v) of Section 9.04(b) shall apply to any assignment effected pursuant to this Section 9.04(f). A Non-Consenting Lender shall not be required to make any such assignment and delegation pursuant to this Section 9.04(f) if,

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prior thereto, as a result of a waiver by such Non-Consenting Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the return of the Tranche A Credit-Linked Deposits, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the commitment letters and fee letters heretofore entered into with the Initial Lenders relating to the facilities contemplated by this Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; provided that the Borrower's obligations under such commitment letters shall terminate and be superseded by the provisions of the Loan Documents on the Restatement Effective Date to the extent specifically set forth in such commitment letters. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without

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affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of Allied Waste and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Allied Waste, the Borrower or their respective properties in the courts of any jurisdiction.

                  (c) Each of Allied Waste and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to any direct or indirect contractual counterparty to an Interest Rate Protection Agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.12), (h) to the National Association of Insurance Commissioners or any similar organization,
(i) with the consent of the Borrower or (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or
(B) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Allied Waste or the Borrower or an Affiliate thereof. For the purposes of this Section, "Information" means all information received from Allied Waste or the Borrower relating to Allied Waste or the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Allied Waste or the Borrower; provided that, in the case of information received from Allied Waste or the Borrower after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain

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                                                                             147

the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties to this Agreement agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents and
(ii) each party (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, provided that tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement or any other Loan Document and provided further that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under
Section 7525 of the Code, is not intended to be affected by the foregoing.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. Securitization Vehicles. (a) Each Lender, the Administrative Agent, the Collateral Agent and the Collateral Trustee agrees that, prior to the date that is one year and one day after the payment in full of all the obligations in respect of any Third Party Securities, (i) the Collateral Agent and other Secured Parties shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute against, or join any other Person in instituting against, any Securitization Vehicle any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof, (B) transfer and register the capital stock of any Securitization

Vehicle or any other instrument evidencing any Seller's Retained Interest in the name of a Secured Party or any designee or nominee of a Secured Party, (C) foreclose such security interest regardless of the bankruptcy or insolvency of any Loan Party, (D) exercise any voting rights granted or appurtenant to such capital stock of any Securitization Vehicle or any other instrument evidencing any Seller's Retained Interest or (E) enforce any right that the holder of any such capital stock of any Securitization Vehicle or any other instrument evidencing any Seller's Retained Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Securitization Vehicle and (ii) the Collateral Agent and other Secured Parties hereby waive and release any right to require (A) that any Securitization Vehicle be in any manner merged, combined, collapsed or consolidated with or into any Loan Party, including by way of substantive consolidation in a bankruptcy case or (B) that the status of any Securitization Vehicle as a separate entity be in any respect disregarded; provided, however, that the provisions of this Section 9.14 shall cease to be of any force or effect when the Obligations have been paid in full and the Revolving Commitments have been terminated or expired; and provided further, that the provisions hereof will not apply to a Lender, the Administrative Agent, the Collateral Agent or the Collateral Trustee in its capacity as a holder of Third Party Securities; and provided, further, however, that the provisions of this Section 9.14 shall not limit any of the rights of any Lender or other Secured Party, or the ability of such Person to exercise any such rights, under any agreement evidencing any Securitization or under any Third Party Security. Each Lender, the Administrative Agent and the Collateral Agent agree and acknowledge that the agent acting on behalf of the holders of Third Party Securities is an express third party beneficiary with respect to this Section 9.14(a) (and only this Section 9.14(a)) and such agent shall have the right to enforce compliance by the Secured Parties with this Section.

                  (b) Upon the transfer or purported transfer by the Borrower or any Restricted Subsidiary of Securitization Assets to a Securitization Vehicle in a Securitization permitted by Sections 6.05 and 6.06, the Liens with respect to such Securitization Assets under the Security Documents shall automatically be released (and each of the Administrative Agent and the Collateral Agent, as applicable, is hereby authorized to execute and enter into any such releases and other documents as the Borrower may reasonably request in order to give effect thereto).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           ALLIED WASTE INDUSTRIES, INC.,

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                           ALLIED WASTE NORTH AMERICA, INC.,

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                           JPMORGAN CHASE BANK, individually
                                           and as administrative agent,
                                           collateral agent and collateral
                                           trustee,

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                           CITICORP NORTH AMERICA, INC.,
                                           individually and as syndication
                                           agent,

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                           UBS AG, CAYMAN ISLANDS BRANCH,
                                           individually and as
                                           co-documentation agent,

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                           CREDIT SUISSE FIRST BOSTON, ACTING
                                           THROUGH ITS CAYMAN ISLANDS BRANCH,
                                           individually and as
                                           co-documentation agent,

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                           DEUTSCHE BANK AG CAYMAN ISLANDS
                                           BRANCH,

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                               by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                              SIGNATURE PAGE TO THE ALLIED WASTE
                                                    CREDIT AGREEMENT DATED AS OF
                                                       JULY 21, 1999 AND AMENDED
                                              AND RESTATED AS OF AUGUST 20, 2003

                  Name of Institution: _________________________________________
                                               by
                                                   _____________________________
                                                   Name:
                                                   Title: